Exhibit 1.1

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No. 617987 THE COMPANIES ACT 1948 and THE COMPANIES ACTS 1985 AND 1989 PUBLIC COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION and ARTICLES OF ASSOCIATION of HSBC Holdings plc Updated May 2005

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No. 617987

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CERTIFICATE OF INCORPORATION

I Hereby Certify, That

VERNAT TRADING CO. LIMITED

is this day Incorporated under the Companies Act, 1948, and that the Company is Limited.

Given under my hand at London this First day of January One Thousand Nine Hundred and Fifty nine.

(Sd.) [Illegible]
Registrar of Companies

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No. 617987

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CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Whereas

VERNAT TRADING CO. LIMITED

was incorporated as a limited company under the Companies Act, 1948, on the first day of January, 1959.

And whereas by special resolution of the Company and with the approval of the Board of Trade it has changed its name.

Now therefore I hereby certify that the Company is a limited Company incorporated under the name of

VERNAT EASTERN AGENCIES LIMITED

Given under my hand at London, this tenth day of February One thousand nine hundred and fifty nine.

(Sd.) [Illegible]
Assistant Registrar of Companies

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No. 617987

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I hereby certify that

VERNAT EASTERN AGENCIES LIMITED

having by special resolution and with the approval of the Secretary of State changed its name, is now incorporated under the name of

SILOM LIMITED

Given under my hand at Cardiff the 13TH AUGUST 1981

(Sd.) E.A. WILSON
Assistant Registrar of Companies

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No. 617987

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I hereby certify that

SILOM LIMITED

having by special resolution changed its name, is now incorporated under the name of

HSBC HOLDINGS LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 12 DECEMBER 1990

(Sd.) A.M. EVANS
an authorised officer

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No. 617987

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CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION OF PRIVATE COMPANY

AS A PUBLIC COMPANY

I hereby certify that

HSBC HOLDINGS LIMITED

formerly registered as a private company has this day been re-registered under the Companies Act 1985 as a public company under the name of

HSBC HOLDINGS plc

and that the company is limited.

Given under my hand at Cardiff the 24TH DECEMBER 1990

(Sd.) H A JELLIMAN
An Authorised Officer

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No. F – 4746

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CERTIFICATE OF REGISTRATION

OF CHANGE OF NAME OF OVERSEA COMPANY

I hereby certify that

HSBC HOLDINGS LIMITED

which was incorporated in United Kingdom and has been registered in Hong Kong under part XI of the Companies Ordinance, has changed its corporate name and is now registered under the name of

HSBC Holdings plc.

Given under my hand this Seventeenth day of January One Thousand Nine Hundred and Ninety-one.

(Sd.) W.H. Kwok
for Registrar General
(Registrar of Companies)
Hong Kong

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No. 617987

THE COMPANIES ACT, 1948

SPECIAL RESOLUTIONS

OF

VERNAT EASTERN AGENCIES LIMITED

Passed 19th March, 1959

At an Extraordinary General Meeting of the above-named Company duly convened and held at Garrard House, Gresham Street, London, E.C.2, on the 19th day of March, 1959, the following Resolutions were duly passed as Special Resolutions:

RESOLUTIONS

1.	That each of the shares of £1 in the capital of the Company be sub-divided into 8 shares of 2s. 6d. each.

2.	That for the purpose of acquiring the undertaking of The Eastern Agencies (1946) Ltd., the nominal share capital of the Company be increased from £100 to £150,000 by the creation of 1,199,200 shares of 2s. 6d. each ranking pari passu in all respects with the existing shares in the capital of the Company as subdivided by the last-preceding Resolution.

3.	That the provisions of the Memorandum of Association with respect to the objects of the Company be altered by deleting sub-clauses (a) to (s) inclusive of Clause 3 and the whole of the declaration immediately following the end of sub-clause (s) aforesaid and by substituting therefor the several sub-clauses to Clause 3 which are lettered (A) to (R) inclusive and the declaration immediately following the end of sub-clause (R) aforesaid all of which are set forth in a reprint of the Company's Memorandum of Association as proposed to be altered by this Resolution, a copy of which reprint has been produced to this Meeting and signed by the Chairman thereof for the purposes of identification.

4.	That the regulations contained in the printed document submitted to this Meeting and signed by the Chairman thereof for the purposes of identification be and the same are hereby approved and adopted as the Articles of Association of the Company in substitution for and to the exclusion of all the existing Articles of Association thereof.

(Sd.) J.G. Jekyll
Secretary

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No. 617987

THE COMPANIES ACT, 1948

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTION

of

VERNAT EASTERN AGENCIES LIMITED

Passed 18th August, 1964

At an Extraordinary General Meeting of the Members of the above-named Company duly convened and held on Tuesday the 18th day of August, 1964, the following Resolutions were duly passed as Ordinary Resolutions, namely:–

RESOLUTIONS

1.	THAT the nominal share capital of the Company be increased to £300,000 by the creation of an additional 1,200,000 shares of 2/6d each.

2.	THAT 1,200,000 Shares of 2/6d each credited as fully paid be distributed as capital among the holders of the existing shares registered at the close of business on the 17th July, 1964, in the proportion of one new share for every share then held, such new shares to rank pari passu in all respects with the existing shares of the Company and to rank for the full amount of all dividends declared after the date of the passing of this Resolution AND THAT sufficient of the Capital and Revenue Reserves of the Company be capitalised, appropriated and applied in making payment in full, at par, of the new shares hereby directed to be distributed.

(Sd.) J.E. HART
Secretary

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No. 617987

VERNAT EASTERN AGENCIES LIMITED

At an EXTRAORDINARY GENERAL MEETING of the above-named Company held on 20 July 1981 the following Resolution No. 1 was passed as an ORDINARY RESOLUTION and Resolutions Nos. 2, 3, and 4 as SPECIAL RESOLUTIONS:–

RESOLUTIONS

1.	THAT:–

(a)	the capital of the Company be increased from £300,000 to £301,500 by the creation of 150,000 new Ordinary Shares of 1p each;

(b)	it is desirable that the sum of £1,500 (being part of the Company's Reserves) be capitalised and accordingly that the Directors be and they are hereby authorised and directed to appropriate and apply that sum as capital in paying up in full at par the 150,000 unissued Ordinary Shares of 1p each of the Company and to allot and distribute such shares credited as fully paid to and amongst those persons who shall be registered in the books of the Company as the holders of the existing 2,400,000 issued and fully paid shares of 12½p each in the capital of the Company immediately prior to the passing of this Resolution, in proportion to the number of such issued shares so held by them respectively;

(c)	forthwith upon the allotment of Ordinary Shares pursuant to paragraph (b) of this Resolution each of the said existing 2,400,000 issued and fully paid shares be converted into and become and be designated 1 Deferred Share of 12½p having attached thereto the rights and privileges and being subject to the restrictions set out in the Articles of Association of the Company as altered by Resolution No. 3 below.

2.	THAT the name of the Company be changed to "SILOM LIMITED".

3.	THAT the provisions of the Memorandum of Association with respect to the objects of the Company be altered by deleting sub-clause (A) of Clause 3 and substituting therefor the following sub-clause:–

"(A)	To purchase, exchange, improve, mortgage, charge, rent, let on lease, hire, surrender, license, accept surrenders of, and otherwise acquire any freehold, leasehold or other property, chattels and effects, whether situate in England or elsewhere, erect, pull-down, repair, alter, develop or otherwise deal with any building or buildings and adapt the same for the purposes of investment or re-investment."

4.	THAT subject to the passing of Resolution No. 1 above the Regulations contained in the document now submitted to this Meeting and signed for the purpose of identification by the Chairman thereof be and the same are hereby adopted as the Articles of Association of the Company to the exclusion of and in substitution for the existing Articles of Association.

(Sd.) J.P.R. BROWN
Chairman

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No. 617987

THE COMPANIES ACT 1948

AND

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

RESOLUTION

of

SILOM LIMITED

Passed : 3 December 1990

At an Extraordinary General Meeting of the above-named Company, duly convened and held on 3 December 1990, the following Resolution was duly passed as a Special Resolution:

SPECIAL RESOLUTION

THAT the name of the Company be changed to "HSBC Holdings Limited".

(Sd.) S. G. BURROWS

Chairman of the Meeting

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No. 617987

THE COMPANIES ACT 1948

and

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

RESOLUTION

of

HSBC HOLDINGS LIMITED

Passed on 18 December 1990

At an Extraordinary General Meeting of the above-named Company, duly convened and held on 18 December 1990, the following Resolution was duly passed as a Special Resolution:

SPECIAL RESOLUTION

"THAT the Company be re-registered forthwith as a public company and that:

(a)	the name of the Company be changed to "HSBC Holdings plc";

(b)	the Memorandum of Association of the Company be altered by:

(i)	the insertion of the following new Clause 2:

"2.	The Company is a public company."

and by renumbering the existing Clauses 2 to 5 of the Memorandum accordingly; and

(ii)	amending Clause 4 (as re-numbered by sub-paragraph (b)(i) above with respect to the objects of the Company by inserting the following new sub-paragraph in Clause 4(A):

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"4(A)(1)	To act as the holding and co-ordinating company of a group of companies of which the Company is for the time being the holding company."

and by re-numbering the existing Clause 4(A) (as re-numbered by sub-paragraph (b)(i) above) as sub-paragraph (2) of Clause 4(A).

(c)	the regulations contained in the document now submitted to this Meeting and signed for the purposes of identification by the Chairman thereof be and they are hereby adopted as the Articles of Association of the Company in place of the existing Articles of Association.

(Sd.) J.E. Strickland
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 25 March, 1991

At an Extraordinary General Meeting of the above-named Company, duly convened and held on 25 March, 1991, the following Resolutions were duly passed of which Resolutions Nos. 1 and 3 were passed as Special Resolutions and Resolution No. 2 was passed as an Ordinary Resolution:

SPECIAL RESOLUTION

1.	THAT conditional on and with effect from the date on which the Scheme of Arrangement dated 1 February, 1991 under section 166 of the Companies Ordinance (Cap. 32) of Hong Kong between The Hongkong and Shanghai Banking Corporation Limited and the holders of its shares of HK$2.50 each becomes effective:

(A)	(a)	every 100 of the Ordinary Shares of 1p each of the Company shall be consolidated into one Ordinary Share of £1;

(b)	every 8 of the Deferred Shares of 12½p each of the Company shall be consolidated into one Deferred Share of £1;

(B)	each resulting Ordinary Share of £1 and each resulting Deferred Share of £1 shall be converted into and redesignated as a Non-voting Deferred Share of £1 having the rights and privileges and being subject to the restrictions set out in the new Articles of Association of the Company to be adopted pursuant to paragraph (C) of this Resolution;

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(C)	the authorised share capital of the Company shall be increased to HK$20,000,000,000 denominated in Hong Kong dollars and £301,500 denominated in pounds sterling by the creation of 2,000,000,000 Ordinary Shares of HK$10 each having the rights and privileges and being subject to the restrictions set out in the new Articles of Association of the Company to be adopted pursuant to paragraph (C) of this Resolution;

(D)	the Regulations contained in the document now submitted to this Meeting and signed for the purpose of identification by the Chairman thereof be and the same are hereby adopted as the new Articles of Association of the Company to the exclusion of and in substitution for the existing Articles of Association; and

(E)	the provisions of the Memorandum of Association with respect to the objects of the Company be altered by deleting Clause 4 thereof and substituting therefor a new Clause 4 in the form contained in the document now submitted to this Meeting and signed for the purpose of identification by the Chairman thereof.

ORDINARY RESOLUTION

2.	THAT conditional on and with effect from the date on which the Scheme of Arrangement dated 1 February, 1991 under section 166 of the Companies Ordinance (Cap. 32) of Hong Kong between The Hongkong and Shanghai Banking Corporation Limited and the holders of its shares of HK$2.50 each ("the Scheme") becomes effective the Directors be and they are hereby generally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 ("the Act") to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of HK$20,000,000,000 provided that this authority shall be limited so that, otherwise than pursuant to (i) issues of Ordinary Shares of HK$10 each of the Company pursuant to the Scheme or (ii) a rights issue where relevant securities are offered to shareholders on a fixed record date in proportion to their then holdings of shares (subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of or the requirements of any recognised regulatory body or stock exchange in any territory outside Hong Kong or otherwise howsoever) or (iii) any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company, the aggregate nominal amount of the relevant securities to be allotted by the Directors pursuant to this authority shall not in aggregate exceed five per cent. of the nominal amount of the issued Ordinary share capital of the Company immediately following the issue of Ordinary Shares of HK$10 each of the Company pursuant to the Scheme and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1991 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

3.	THAT, subject to the passing of Resolution No. 2 set out in the Notice dated 25 March, 1991 convening this Meeting and to such Resolution becoming effective, the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 ("the Act") to allot equity

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securities (as defined in section 94 of the Act) pursuant to the authority conferred by the aforesaid Resolution No. 2 as if section 89(1) of the Act did not apply to any such allotment provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1991 save that this power shall enable the Company prior to the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after the expiry of this power and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

W. Purves
Chairman

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HSBC Holdings plc

CONSENT TO VARIATION OF CLASS RIGHTS

We, the undersigned, being the registered holders of all the issued Deferred Shares of 12½p each of HSBC Holdings plc hereby consent to and sanction any variation or abrogation of the rights attaching to such shares to be effected by the passing of Special Resolution No. 1 set out in the Notice of Extraordinary General Meeting of HSBC Holdings plc to be held on 25 March, 1991.

Dated 25 March, 1991

J.M. Gray	W.L. Chan
......................................	......................................
Duly authorised	Duly authorised
for and on behalf of	for and on behalf of
HSBC Holdings BV	Hongkong & Shanghai
Banking Corporation
(Nominees) Limited

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HSBC Holdings plc

CONSENT TO VARIATION OF CLASS RIGHTS

We, the undersigned, being the registered holder of all the issued Ordinary Shares of 1p each of HSBC Holdings plc hereby consent to and sanction any variation or abrogation of the rights attaching to such shares to be effected by the passing of Special Resolution No. 1 set out in the Notice of Extraordinary General Meeting of HSBC Holdings plc to be held on 25 March 1991.

Dated 25 March, 1991

J.M. Gray
......................................
Duly authorised
for and on behalf of
HSBC Holdings BV

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HSBC Holdings plc

CONSENT TO VARIATION OF CLASS RIGHTS

We, the undersigned, being the registered holder of all the issued Non-voting Deferred Shares of £1 each of HSBC Holdings plc hereby consent to and sanction any variation, modification or abrogation of the rights attaching to such shares to be effected by the passing of the Special Resolution set out in the Notice of Extraordinary General Meeting of HSBC Holdings plc dated 11 May 1992.

Dated 11 May 1992

R.P. Hennessy
......................................
Duly authorised
for and on behalf of
WTL Limited

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTION
of
HSBC Holdings plc

Passed 9 June 1992

At the Extraordinary General Meeting of HSBC Holdings plc held on Level 18, 1 Queen's Road Central, Hong Kong on Tuesday, 9 June 1992, the following SPECIAL RESOLUTION was passed:

SPECIAL RESOLUTION

THAT:

(A)	the proposed acquisition by the Company and/or any of its subsidiaries and/or subsidiary undertakings of any of the shares in the capital of Midland Bank plc ("Midland") on such terms and conditions as may be approved by the Directors of the Company (or any duly constituted committee thereof) (the "Directors") and the offer by the Company to the shareholders of Midland upon the terms and subject to the conditions set out or referred to in the offer document and listing particulars dated 8 May 1992 and in the circular to shareholders of the Company dated 11 May 1992 each issued by or on behalf of the Company (copies of which documents are produced to the Meeting and for identification purposes signed by the Chairman of the Meeting) or upon and subject to the terms and conditions of any amended, varied, revised, extended, additional and/or other offer or offers or election(s) thereunder approved by the Directors (together the "Offer" which expression shall include any such amended, varied, revised extended, additional and/or other offer(s) or election(s)) be and they are hereby approved and that any acquisitions by the Company of shares in and of options over shares in Midland from any of the Directors or persons connected with any of the Directors be and are hereby approved for the purposes of section 320 of the Companies Act 1985, and that the Directors be and are hereby authorised to waive, amend, vary, revise or extend any of the terms and conditions of the Offer, to make any additional and/or other offer(s) to acquire shares in the capital of Midland and to do all such acts or things as they may consider necessary or desirable in connection with the Offer including, without prejudice to the generality of the foregoing, any such acts and things as are referred to in the said documents relating to regulatory issues, taxation or otherwise;

(B)	the Directors be and they are hereby authorised to make and implement such offers or other proposals to, or arrangements with, the holders of options over shares in Midland including options under any employees' share scheme operated by Midland for the benefit of its employees, in each case on such terms and subject to such conditions as the Directors may consider appropriate;

(C)	the Directors be and they are hereby authorised to procure the Company and/or any of its subsidiaries and/or subsidiary undertakings to enter into, amend and/or perform any agreement, indemnity or arrangement with any third party or parties and/or waive any limitation of liability contained therein, whether in the ordinary course of business or otherwise, which they may

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consider in their absolute discretion necessary or desirable in connection with the Offer and/or the purchase of any shares in the capital of Midland and under which the Company and/or any of its subsidiaries and/or subsidiary undertakings agrees to grant or receive any option in respect of such shares and/or indemnity, and/or accept liability for costs, expenses, commissions and/or losses, whether in whole or in part and whether or not on a contingent basis, incurred by such third party or parties directly or indirectly in connection with the purchase, holding and/or disposal of any such shares; and

(D)	subject to and conditional upon the Offer becoming or being declared unconditional in all respects (other than as regards the coming into effect or passing of this Resolution):

(i)	the authorised share capital of the Company denominated in pounds sterling be increased from £301,500 to £1,125,301,500 by the creation of 1,500,000,000 Ordinary Shares of 75p each such shares having attached thereto the rights and privileges and being subject to the limitations and restrictions set forth in the Articles of Association of the Company as altered by this Resolution;

(ii)	the Articles of Association of the Company be altered:

(a)	by deleting the expressions and meanings of "Ordinary Share" and "£" in Article 2.1 and substituting the following expressions and meanings respectively:

"Ordinary Share	an Ordinary Share of the Company having a nominal amount of HK$10 or 75p;

£ and p or pence	pounds sterling and pence";

(b)	by deleting Article 4.1 and substituting therefor the following:

"4.1	The authorised share capital of the Company is HK$20,000,000,000 denominated in Hong Kong dollars divided into 2,000,000,000 Ordinary Shares of HK$10 each and £1,125,301,500 denominated in pounds sterling divided into 1,500,000,000 Ordinary Shares of 75p each and 301,500 Non-voting Deferred Shares of £1 each.

4.2	The Ordinary Shares rank pari passu in all respects.

4.3	Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise notwithstanding that they are denominated in different currencies and shall be treated as if they are one single class of shares.";

(c)	by substituting the following words in Article 5.1(2) for the words "after all other holders of shares in the Company have been repaid their capital in full and such holders have received an additional amount of £10,000,000 per share":

"after there shall have been distributed (in cash or specie) to the holders of the Ordinary Shares the amount of £10,000,000 in respect of each

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Ordinary Share held by them respectively. For this purpose distributions in currency other than sterling shall be treated as converted into sterling, and the value of any distribution in specie shall be ascertained in sterling, in each case in such manner as the Board or the Company in general meeting may approve.";

(d)	by inserting the following new Article as Article 6.2 immediately after Article 6.1:

"6.2	(1)	This Article 6.2 applies to any rights issue of any New Securities (as hereinafter defined) or any invitation to subscribe for any such securities which the Company may make in favour of holders of Ordinary Shares.

(2)	Whenever this Article 6.2 applies, the Company shall subject to the following provisions of this Article 6.2 extend the same invitation to all holders of Ordinary Shares at the same price and on the same terms.

(3)	Notwithstanding anything herein contained, whenever this Article 6.2 applies:

(a)	the Board may make such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever;

(b)	the Board may offer to holders of Ordinary Shares denominated in one currency Ordinary Shares denominated in the same or some other currency (or the right to subscribe for or to convert into or to exchange any securities for any such Ordinary Shares) and may give to any holders of Ordinary Shares a choice as to the currency in which the Ordinary Shares which they acquire (whether in pursuance of the rights issue or any such right as aforesaid) are denominated;

(c)	the Board may determine that the price per New Security may be converted into such currency or currencies at such rate or rates of exchange as the Board may in its absolute discretion determine and so that the invitation may be made to holders of Ordinary Shares in different currencies and so that such holders may be given the option of subscribing in one or more different currencies;

(d)	if the Board determines to exercise the powers conferred by paragraphs (b) or (c) above, it need not

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exercise such powers in the same manner or to the same extent in relation to all holders of Ordinary Shares but may exercise such powers in relation to such holders of Ordinary Shares and in such manner and to such extent as it shall in its absolute discretion think fit.

(4)	In this Article 6.2, "New Securities" means Ordinary Shares or any securities conferring the right to subscribe for or convert into or to exchange such security for Ordinary Shares.";

(e)	by deleting in Article 35.1 the words "Without prejudice to the provisions of Articles 35.2 and 40, the" and substituting therefor the word "The", by adding at the end of Article 35.1(c) the words "and in respect of shares denominated in the same currency" and by deleting Article 35.2;

(f)	by deleting Article 40;

(g)	by inserting the following paragraph at the end of Article 45.1:

"Any resolution for consolidation and division of Ordinary Shares into shares of a larger nominal amount pursuant to paragraph (b) of this Article and any resolution for sub-division of Ordinary Shares into shares of a smaller amount pursuant to paragraph (d) of this Article shall constitute a variation of the rights attached to the Ordinary Shares unless such resolution shall affect all the Ordinary Shares in issue in like manner and to like extent.";

(h)	by inserting the following new Article as Article 47.2 immediately after Article 47.1:

"47.2	Without prejudice to the generality of Article 47.1, the passing and/or implementation of any special resolution for the reduction of the capital paid up on any Ordinary Shares and for the cancellation of such Shares accordingly for the purpose only of, and followed by, the application (as nearly as may be) of the reserve then arising in or towards the payment up in full of the same number of new Ordinary Shares denominated in a different currency (which need not be any currency in which any issued Ordinary Share is then denominated) but having the same rights as and ranking pari passu in all respects with Ordinary Shares for the purposes of these Articles and the distribution of such new Ordinary Shares credited as fully paid to the holders of the Ordinary Shares so cancelled in proportion to the number of such Shares then held by them respectively shall not involve any variation or abrogation of the rights attached to any Ordinary Shares cancelled as aforesaid (or of the rights attached to any other Ordinary Share) and all Ordinary Shares whenever issued are subject to the restriction that the passing and/or implementation of any such resolution shall not require the consent or sanction of the holders of any Ordinary Shares to be given in accordance with Article 49.1 or otherwise.";

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(i)	by inserting the following new Article as Article 49.2 immediately after Article 49.1:

"49.2	Ordinary Shares whenever issued are subject to the restriction that the rights attached to them may be varied or abrogated by a special resolution of the Company without the separate consent or sanction (given in accordance with Article 49.1 or otherwise) of the holders of any of the Ordinary Shares provided that the rights attached to all the Ordinary Shares are thereby varied or abrogated in like manner and to like extent and accordingly neither the passing nor the implementation of any such resolution constitutes a variation or abrogation of any of the rights attached to any of the Ordinary Shares.";

(j)	by deleting in Article 51.1 the words "on which any shares may be issued" and substituting therefor the words "of issue of or rights attached to any shares"; by deleting in Article 51.1 the words "or by the allotment of further shares ranking in priority thereto in any respect" and by inserting in Article 51.1 before the words "pari passu" the words "in priority to or";

(k)	by deleting in each of Articles 52.1 and 53.1 the words "and in Hong Kong or such other place" and substituting therefor the words "and in such place";

(l)	by deleting the third sentence of Article 54.1;

(m)	by inserting the following Article as Article 55.5 immediately after the existing Article 55.4:

"55.5	The holders of Ordinary Shares denominated in a currency other than sterling shall (if they would not do so apart from this paragraph) have the same rights as are enjoyed by holders of Ordinary Shares denominated in sterling under section 376(2)(b) of the Act and accordingly any amount paid up on any Ordinary Share in any currency other than sterling shall for the purposes of such provision be treated as if it had been converted into sterling at such rate of exchange prevailing at or about the date of the requisition as the Board shall determine".;

(n)	by deleting the words "or a Disclosure Notice (as defined in Article 40)" in Article 81.1; by deleting the words "or a Disclosure Notice" in Articles 81.3, 81.5 and 81.6; by deleting the words "and of Article 40.6," in Article 81.4(a); by deleting the words "or from a Disclosure Notice" in Article 81.4(a), and by deleting the words in Article 81.4(b) and substituting therefor the words ""interested" shall be construed in accordance with section 212 of the Act";

(o)	by deleting Article 84.2;

(p)	by deleting Article 91.1 and substituting the following:

"At each annual general meeting of the Company one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office.";

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(q)	by deleting in Article 95.1 the words "but with the age of 65 being substituted for all references therein to the age of 70";

(r)	by deleting the words "within Hong Kong" in Article 100.1 and substituting therefor the words "within the United Kingdom or Hong Kong";

(s)	by deleting the words "in Hong Kong" in Article 113.1 and substituting therefor "in the United Kingdom or Hong Kong";

(t)	by deleting with effect from 1 January 1993 in Article 120.1 the words "No meetings of the Board shall be held in the United Kingdom";

(u)	by deleting "Hong Kong" wherever that name appears in Article 121.1 and substituting therefor the words "the United Kingdom or Hong Kong";

(v)	by deleting with effect from 1 January 1993 in Article 125.1 the words commencing with "Provided always ......" and ending with the words "...... in the United Kingdom";

(w)	by deleting "Hong Kong" wherever that name appears in Article 126.1 and substituting therefor the words "the United Kingdom or Hong Kong" and by deleting wherever those words appear in Article 126.1 the words "(other than the United Kingdom)";

(x)	by deleting with effect from 1 January 1993 in Article 127.1 the words "and in particular no meetings of a committee of the Board shall be held in the United Kingdom";

(y)	by adding the following sentence at the end of Article 142.1:

"If and whenever the shares on which any such dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may be any currency).";

(z)	by adding the following sentence as a second sentence in Article 143.1:

"The Board shall declare such dividend on all shares ranking pari passu in a single currency (which may be any currency) even if such shares are denominated in different currencies.";

(aa)	by deleting Article 144.1 and substituting the following:

"144.1	Except as otherwise provided by the terms of issue of or rights attached to any shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. For this purpose the same amount shall be deemed to have been paid up on all fully paid Ordinary Shares notwithstanding that they may be denominated in different currencies. Subject as aforesaid, all dividends shall be apportioned and paid

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proportionately to the percentage of the nominal amount (which shall in the case of Ordinary Shares be treated as the same amount as is hereby treated as paid up on all fully paid Ordinary Shares) paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.";

(bb)	by deleting the words "other than Hong Kong dollars" in Article 148.2;

(cc)	by deleting in Article 149.1 the words "are left uncashed on two consecutive occasions or on one occasion if such cheque, warrant or order is returned to the Company undelivered" and substituting therefor the words "are returned to the Company or left uncashed on two consecutive occasions";

(dd)	by deleting Article 151 and substituting the following:

"151.1	The Board may, with the prior authority of an ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of Ordinary Shares the right to elect to receive in accordance with the provisions of this Article Ordinary Shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods;

(b)	the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend in the currency in which such dividend was declared or as converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on The Stock Exchange, as derived from the Daily Official List, for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable and the cash amount of the relevant dividend in a particular currency shall be converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

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(c)	no fractions of a share shall be allotted;

(d)	the Board shall, after determining the basis of allotment, notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective;

(e)	the Board may exclude from any offer any holders of Ordinary Shares or any Ordinary Shares held by a Depositary where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(f)	the Board may determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder thereof;

(g)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been duly made ("the elected Ordinary Shares") and instead additional Ordinary Shares shall be allotted, credited as fully paid, to the holders of the elected Ordinary Shares on the basis of their entitlement pursuant to paragraph (b) of this Article 151.1. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount or amounts of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis. A Board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with Article 153 and in relation to any such capitalisation the Board may exercise all the powers conferred on them by Article 153 without need of such ordinary resolution;

(h)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they

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will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(i)	the Board may terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time.";

(ee)	by deleting in Article 153.1(b) the words commencing with "to the holders of Ordinary Shares in proportion to the nominal amounts of the shares" and ending with the words "and were distributed by way of dividend" and substituting therefor the words "to the holders of Ordinary Shares (whether or not fully paid) in proportion to the number of such shares held by them respectively";

(ff)	by adding the following further proviso at the end of Article 153.1(b):

"and provided further that the sum appropriated as hereinbefore mentioned need not be in the same currency as the securities which it is to be used to pay up but in that event and for the purpose of determining the extent to which such securities are paid up by such sum the Board shall select such rate of exchange as it shall consider appropriate.";

(gg)	by inserting the following new Article as Article 153.2:

"153.2	Whenever the Ordinary Shares are denominated in different currencies and the Board is given authority under Article 153.1 to make an allotment of new Ordinary Shares credited as fully paid the holders of Ordinary Shares shall unless in respect of all or any of such Shares the Board otherwise resolves receive by virtue of such allotment Ordinary Shares (credited as fully paid) denominated in the same currency as the Ordinary Shares in right of which they are allotted. If the Board resolves otherwise in respect of any Ordinary Shares it may determine either that the holders of such Shares should receive, or that the holders of such Shares should have the right to elect to receive, Ordinary Shares denominated in some currency other than that in which their Shares are denominated and so that the Board may if it thinks fit exercise its powers under this Article differently in relation to different Ordinary Shares. The rights attached to an Ordinary Share shall not be deemed to be varied or abrogated by reason only that any Ordinary Share offered or allotted to the holder thereof in pursuance of this Article is denominated in a different currency from or the same currency as any other Ordinary Share allotted to any other holder of Ordinary Shares on the same occasion or is denominated in the same or a different currency from the Ordinary Share in right of which it is allotted.";

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(hh)	by adding the following sentence at the end of Article 154.1:

"Different dates may be fixed as record dates in respect of shares registered on different Registers."; and

(ii)	by inserting the following as a new Article 166.1 and renumbering the existing Article 166.1 as Article 166.2:

"166.1	If the Company is wound up, the assets available for distribution among the holders of Ordinary Shares shall be distributed among such holders in proportion to the number of Ordinary Shares held by them respectively notwithstanding that such Ordinary Shares may be denominated in different currencies. The distribution of any amount under this Article to the holder of any Ordinary Share which at the date of such distribution is not fully paid up shall be adjusted so as to ensure that the holder gives credit against such distribution for the amount remaining unpaid on his share.";

(iii)	in substitution for any other authority conferred upon the Directors to allot relevant securities of the Company (but without prejudice to any exercise of such other authority prior to the date on which this Resolution becomes effective), the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 ("the Act") to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of HK$3,698,512,180 and £1,125,000,000 provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	the Offer, proposals and arrangements referred to in paragraphs (A) and (B) of this Resolution or any acquisition of shares of Midland pursuant to sections 428 to 430F of the Act or otherwise; or

(b)	a rights issue in favour of (a) ordinary shareholders where the relevant securities respectively attributable to the interests of all ordinary shareholders are proportionate (or as nearly as may be) to the respective numbers of Ordinary Shares held by them and (b) holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(c)	the terms of any share scheme for employees of the Company or any of its subsidiaries; or

(d)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company,

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the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority shall not in aggregate exceed HK$815,074,391 and £26,400,000 (equal to approximately 5 per cent of the nominal amount of each class of the Ordinary Shares of the Company expected to be in issue assuming full acceptance of the Offer) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1993 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired;

(iv)	the Directors be and they are hereby empowered, pursuant to section 95 of the Act, to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by this Resolution as if section 89(1) of the Act did not apply to any such allotment provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1993 save that this power shall enable the Company prior to the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after the expiry of this power and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired, and all authorities previously conferred under section 95 of the Act shall be revoked on the date on which this Resolution becomes effective but without prejudice to any exercise of such other authorities prior to the date on which this Resolution becomes effective; and

(v)	the Directors be and are hereby empowered:

(a)	to exercise the power conferred on them by Article 151 of the Articles of Association of the Company as altered by this Resolution in respect of all or part of any dividend payable in respect of any financial period of the Company ending on or before 31 December 1996;

(b)	to capitalise from time to time the appropriate nominal amount or amounts of new shares of the Company falling to be allotted pursuant to elections made under the Company's scrip dividend scheme out of the amount or amounts standing to the credit of any reserve account or fund of the Company, to apply that sum in paying up in full the relevant number of such new shares and to allot such new shares pursuant to such elections; and

(c)	generally to implement the Company's scrip dividend scheme on such terms and conditions as the Directors may from time to time determine and to take such other actions as the Directors may deem necessary or desirable from time to time in respect of the Company's scrip dividend scheme.

W Purves
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTION
of
HSBC Holdings plc

Passed 9 June 1992

At the Separate General Meeting of the holders of the Ordinary Shares of HK$10 each in the capital of HSBC Holdings plc held on Level 18, 1 Queen's Road Central, Hong Kong on Tuesday, 9 June 1992, the following EXTRAORDINARY RESOLUTION was passed:

EXTRAORDINARY RESOLUTION

THAT this Separate General meeting of the holders of the Ordinary Shares of HK$10 each in the capital of the Company ("the Ordinary Shares") hereby approves and sanctions on behalf of the holders of all the Ordinary Shares the passing as a Special Resolution of the Company of the Resolution set out in the Notice dated 11 May 1992 convening an Extraordinary General Meeting of the Company for Tuesday, 9 June 1992 and approves and sanctions on behalf as aforesaid each and every variation, modification or abrogation of the rights attached to the Ordinary Shares as is or may be involved in or effected by or pursuant to the passing or coming into effect of the said Resolution as aforesaid or as results or may result from any issue of shares or other securities contemplated by the said Resolution.

W Purves
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 28 May 1993

At the Annual General Meeting of the above-named Company duly convened and held on 28 May 1993, the following Resolutions were duly passed:

ORDINARY RESOLUTION

4	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 ("the Act") to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of HK$3,089,694,650 and £204,018,865 provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue, or other issue in favour of (i) ordinary shareholders where the relevant securities respectively attributable to the interests of all ordinary shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them and (ii) holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue, or other issue, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions or obligations under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share scheme for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company,

the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority shall not in aggregate exceed HK$845,515,260 and £30,602,829 (equal to approximately 5 per

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cent. of the nominal amount of each class of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1994 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTIONS

5	THAT, subject to the passing of Resolution No. 4 set out in the Notice convening this Meeting, the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 ("the Act") to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution No 4 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1994 save that this power shall enable the Company prior to the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after the expiry of this power and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

9	THAT:

(A)	the authorised share capital of the Company denominated in pounds sterling be increased from £1,125,301,500 to £1,625,301,500 by the creation of 500,000,000 non-cumulative preference shares of £1 each, such shares having attached thereto the rights and privileges and being subject to the limitations and restrictions set forth in the Articles of Association of the Company as altered by this resolution;

(B)	in addition to and without prejudice to any other authority conferred upon the Directors to allot relevant securities of the Company including the authority conferred by Resolution No. 4 set out in the Notice convening this Meeting, the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot all the 500,000,000 non-cumulative preference shares of £1 each created by paragraph (A) of this resolution, and this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1994 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require the allotment of all or any of such shares after such expiry and the Directors may allot such shares in pursuance of such offers or agreements as if the authority conferred hereby had not expired;

(C) the Articles of Association of the Company be altered:

(i)	by adding the following expression and meaning in Article 2.1:

"Sterling Preference Share	a non-cumulative preference share of £1";

(ii)	by deleting Article 4.1 and substituting therefor the following:

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"4.1	The authorised share capital of the Company is HK$20,000,000,000 denominated in Hong Kong dollars divided into 2,000,000,000 Ordinary Shares of HK$10 each and £1,625,301,500 denominated in pounds sterling divided into 1,500,000,000 Ordinary Shares of 75p each, 500,000,000 Sterling Preference Shares of £1 each and 301,500 Non-voting Deferred Shares of £1 each.";

(iii)	by renumbering the existing Articles 5 and 5.1 as Articles 5A and 5A.1 respectively and by inserting the following as a new Article 5:

5	Rights of the Sterling Preference Shares

5.1	The following rights and restrictions shall be attached to the Sterling Preference Shares:

(1)	The Sterling Preference Shares shall rank pari passu inter se. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Sterling Preference Shares, the rights so determined need not be the same as those attached to the Sterling Preference Shares which have then been allotted or issued. The Sterling Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Sterling Preference Share shall confer the following rights as to dividend, capital, the receipt of notices of meetings, attendance at meetings and voting:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and in priority to or pari passu with any payment of any dividend to the holders of any other class of shares in issue (other than shares which by their terms rank in priority to the Sterling Preference Shares as regards income) to a non-cumulative preferential dividend in sterling payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and in priority to or pari passu with the holders of any other class of shares of the Company in issue (other than shares which by their terms rank in priority to the Sterling Preference Shares as regards repayment of capital):

(i)	a sum in sterling equal to

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(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a cash dividend in accordance with or pursuant to this Article; and

(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances);

Receipt of notices

(c)	the right to have sent to the holder of such share (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Attendance and voting at meetings

(d)	the right to attend and vote at general meetings of the Company:-

(i)	if the dividend which is (or, but for any applicable provision of paragraph (4) of this Article, would be) most recently payable on such share shall not have been paid in full;

(ii)	if a resolution is to be proposed at the meeting varying or abrogating any of the rights attached to the class of shares of which such share forms part (and then only to speak and vote upon the relevant resolution); or

(iii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such share;

but not otherwise, together with the right, if so determined by the Board prior to allotment of such share, to join in a requisition of a general meeting of the Company in such circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such share.

Whenever holders of Sterling Preference Shares are entitled to vote on a resolution, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have one vote for every £1 in nominal amount of Sterling Preference share capital held by him.

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Limitations

(3)	No Sterling Preference Share shall:-

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves save as set out in sub-paragraph (4)(d) of this Article.

Further provision as to income

(4)	All or any of the following provisions shall apply in relation to any Sterling Preference Shares of any series (“relevant Sterling Preference Shares”) if so determined by the Board prior to allotment thereof:-

(a)	(i)	if, on any date ("the relevant date") on which a dividend ("the relevant dividend") would otherwise fall to be paid on any relevant Sterling Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then:-

(A)	none of the relevant dividend shall be payable; or

(B)	the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Sterling Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression "participating shares" shall mean the relevant Sterling Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Sterling Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date, but so that, if the Board determines prior to allotment of any relevant Sterling Preference Shares that the provisions of this sub-paragraph (a)(i) shall apply in relation thereto, they shall apply one (but not both) of (A) and (B) above;

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(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(b)	if in the opinion of the Board the payment of any dividend on any relevant Sterling Preference Shares would breach or cause a breach of the Bank of England's capital adequacy requirements from time to time applicable to the Company and/or any of its subsidiaries then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Sterling Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment save as provided in sub-paragraph (d) below (if applicable);

(d)	(i)	the provisions of this sub-paragraph (d) shall apply where any dividend otherwise payable on a particular date on any relevant Sterling Preference Shares (a "relevant instalment") is, for the reasons specified in sub-paragraphs (a)(i)(A) or (b) above, not payable and the amounts (if any) standing to the credit of any of the Company's reserves, including capital redemption reserve (if any) and share premium account (if any), or profit and loss account and available for the purpose are in aggregate sufficient to be applied and capable of being applied in paying up in full at par additional Sterling Preference Shares on the basis hereinafter provided in this sub-paragraph (d);

(ii)	on the date for payment of the relevant instalment had such instalment been paid, the Board shall, subject to the Act, allot and issue credited as fully paid to each holder of relevant Sterling Preference Shares such additional nominal amount of Sterling Preference Shares (disregarding any fractional entitlement) as is equal to an amount determined by multiplying the cash amount of the relevant instalment which would have been payable to him had such instalment been payable (exclusive of any associated tax credit) by a factor to be determined by the Board prior to allotment of the relevant Sterling Preference Shares;

(iii)	for the purposes of paying up additional Sterling Preference Shares to be allotted pursuant to this sub-paragraph (d), the Board shall appropriate, out of such of the accounts or reserves of the Company available for the purpose as they shall determine, a sum equal to the aggregate nominal amount of the additional Sterling Preference Shares then to be allotted and shall make all appropriations and applications of such sum and all allotments and issues of fully paid Sterling Preference Shares and generally do all acts and things required to give effect thereto as they shall determine to be necessary or expedient;

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(iv)	as from the date of allotment thereof the additional Sterling Preference Shares allotted pursuant to this sub-paragraph (d) shall confer the same rights and be subject to the same limitations as, and shall rank pari passu in all respects with, the relevant Sterling Preference Shares save only as regards participation in the relevant instalment;

(v)	if any additional Sterling Preference Shares falling to be allotted pursuant to this sub-paragraph (d) cannot be allotted by reason of any insufficiency in the Company's authorised share capital or in the amount of relevant securities which the Board is authorised to allot in accordance with section 80 of the Companies Act 1985, the Board shall convene a general meeting, to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised share capital and granting the Board appropriate authority to allot relevant securities;

(vi)	the Board may undertake and do such acts and things as it may consider necessary or expedient for the purposes of giving effect to the provisions of this sub-paragraph (d).

(e)	if any dividend on any relevant Sterling Preference Shares is not paid in full (or a sum is not set aside to provide for its payment in full), the Company may not (without the written consent of three quarters in nominal value of, or the sanction of an extraordinary resolution passed at a separate general meeting of, the holders of relevant Sterling Preference Shares) thereafter redeem, reduce, purchase or otherwise acquire for any consideration any other share capital of the Company ranking pari passu with or after the relevant Sterling Preference Shares (and may not set aside or establish any sinking fund for any such redemption, reduction, purchase or other acquisition) until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment of the relevant Sterling Preference Shares shall have been paid in full (or a sum shall have been set aside to provide for such payment in full);

(f)	if any dividend on any relevant Sterling Preference Shares is not paid in full (or a sum is not set aside to provide for its payment in full), no dividend may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Sterling Preference Shares (and no sum may be set aside for the payment of any such dividend on any other such share capital) until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment of the relevant Sterling Preference Shares shall have been paid in full (or a sum shall have been set aside to provide for such payment in full);

(g)	dividends payable on Sterling Preference Shares shall accrue from and to the dates determined by the Board prior to allotment thereof, and the amount of (or in respect of) any dividend payable in respect of any period shorter than a full dividend period will be calculated on the basis of a 365 day year (or, in a leap year, a 366 day year), and the actual number of days elapsed in such period.

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Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Sterling Preference Shares of any series prior to allotment thereof, the Sterling Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company;

(b)	In the case of any series of Sterling Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act, redeem on any Redemption Date (as hereinafter defined) all or some only of the Sterling Preference Shares of such series by giving to the holders of the Sterling Preference Shares to be redeemed not less than 14 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to a Sterling Preference Share of a particular series, any date which falls no earlier than five years and one day after the first date of allotment of Sterling Preference Shares of that series (or such later date as the Board determines prior to allotment);

(ii)	there shall be paid on each Sterling Preference Share so redeemed, in sterling, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with the sum which would have been payable pursuant to sub-paragraph (2)(b)(i) of this Article if the Redemption Date had been the date of commencement of a winding up of the Company;

(iii)	in the case of redemption of some only of the Sterling Preference Shares in any series, the Company shall for the purpose of determining the particular Sterling Preference Shares to be redeemed cause a drawing to be made at the Office or such other place as the Board may approve in the presence of the Auditors;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Sterling Preference Shares to be redeemed and the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein and stating that dividends on the Sterling Preference Shares to be redeemed will cease to accrue on redemption), and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption monies is to be effected. Upon such Redemption Date, the Company shall redeem the particular Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings

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(v)	payments in respect of the amount due on redemption of a Sterling Preference Share shall be made by sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a sterling account maintained by the payee with a bank in London or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board and if any certificate or other evidence aforesaid so surrendered includes any Sterling Preference Shares not to be redeemed on the relevant Redemption Date the Company shall within 14 days thereafter issue to the holder, free of charge a fresh certificate or other evidence aforesaid in respect of such Sterling Preference Shares.

All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Sterling Preference Shares due for redemption shall cease to accrue except on any such Sterling Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption monies due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption monies. Such Sterling Preference Shares shall not be treated as having been redeemed until the redemption monies in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption monies on any Sterling Preference Share is not a day on which banks in London are open for business (a "Sterling Business Day") then payment of such monies will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay; and

(viii)	the receipt of the holder for the time being of any Sterling Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the monies payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Sterling Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Sterling Preference Shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in sterling as the Sterling Preference Shares or into unclassified shares of the same nominal amount in sterling as the Sterling Preference Shares;

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(d)	Any Sterling Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Sterling Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Sterling Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Sterling Preference Shares into shares of a larger or smaller amount.

Restrictions on the Company

(8)	All or part of the provisions of this paragraph shall apply in relation to Sterling Preference Shares of any series ("relevant Sterling Preference Shares") if so determined by the Board prior to the allotment thereof and the Board may determine to attach other restrictions to relevant Sterling Preference Shares by their terms of issue. Save with the written consent of the holders of three quarters in nominal value of, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of, the relevant Sterling Preference Shares, the Board shall not capitalise any part of the profits available for distribution or purchase or redeem any shares of the Company if after such capitalisation, purchase or redemption the amount of the profits available for distribution would be less than a multiple, determined by the Board prior to allotment of relevant Sterling Preference Shares, of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Sterling Preference Shares then in issue and any other preference shares then in issue ranking as regards dividend pari passu with or in priority to them or any of them.

Further preference shares

(9)	The special rights attached to any Sterling Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency ("new shares") ranking as regards participation in the profits and assets of the Company pari passu with or in priority to such Sterling Preference Shares and so that any new shares ranking pari passu with such Sterling Preference Shares may either carry rights and restrictions identical in all respects with such Sterling Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

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(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Sterling Preference Shares; and

(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preference, privileges, limitations or restrictions for the time being attached to the Sterling Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Sterling Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Sterling Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Sterling Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Sterling Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

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(b)	Unless otherwise provided by its terms of issue, the rights attached to any Sterling Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Sterling Preference Share.

W Purves
Chairman

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No. 617987

THE COMPANIES ACT 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

OF

HSBC HOLDINGS PLC

Passed 22 March 1996

At a Board Meeting of HSBC Holdings plc duly convened and held on 22 March 1996, the following resolutions were duly passed pursuant to Section 380 (as amended by Regulation 40(3)):

RESOLUTIONS

1.	Pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 ("the Regulations"), IT WAS RESOLVED that:

(a)	title to the Ordinary Shares of 75p each in the capital of the Company (the "75p Shares"), in issue or to be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(b)	such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

(c)	the 75p Shares shall not include any shares referred to in Regulation 17; and

(d)	this resolution shall become effective immediately.

2.	Pursuant to Regulation 16(2) of the Uncertificated Securities Regulations 1995 ("the Regulations"), IT WAS RESOLVED that:

(a)	title to the Ordinary Shares of HK$10 each in the capital of the Company (the "HK$10 Shares"), in issue or to be issued, may be transferred by means of a relevant system (as defined in the Regulations);

(b)	such relevant system shall include the relevant system of which CRESTCo Limited is to be the Operator (as defined in the Regulations);

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(c)	the HK$10 Shares shall not include any shares referred to in Regulation 17; and

(d)	this resolution shall become effective immediately.

W Purves
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 30 May 1997

At the Annual General Meeting of HSBC Holdings plc held at Barbican Hall, Barbican Centre, London EC2Y 8DS on Friday, 30 May 1997, the following Resolutions were passed:

ORDINARY RESOLUTIONS

4	THAT pursuant to Article 104.1 of the Articles of Association of the Company with effect from 1 January 1997 the Directors (other than alternate directors) shall be entitled to receive £25,000 per annum by way of fees for their services as Directors.

5	THAT the Directors be and are hereby empowered:

(a)	to exercise the power conferred upon them by Article 151 of the Articles of Association of the Company in respect of all or part of any dividend payable in respect of any financial period of the Company ending on or before 31 December 2001;

(b)	to capitalise from time to time the appropriate nominal amount or amounts of new shares of the Company falling to be allotted pursuant to elections made under the Company's scrip dividend scheme out of the amount or amounts standing to the credit of any reserve account or fund of the Company, to apply that sum in paying up in full the relevant number of such new shares and to allot such new shares pursuant to such elections; and

(c)	generally to implement the Company's scrip dividend scheme on such terms and conditions as the Directors may from time to time determine and to take such other actions as the Directors may deem necessary or desirable from time to time in respect of the Company's scrip dividend scheme.

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6	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of HK$1,790,628,600 and £565,333,400 (of which up to £500,000,000 shall be in the form of non-cumulative Sterling Preference Shares of £1 each) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to (i) Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them and (ii) holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions or obligations under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share scheme for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(d)	the allotment of up to 500,000,000 non-cumulative Sterling Preference Shares of £1 each in the capital of the Company,

the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority shall not in aggregate exceed HK$895,314,300 and £32,666,700 (equal to approximately 5 per cent of the nominal amount of each class of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1998 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

7	THAT, subject to the passing of Resolution No. 6 set out in the Notice convening this Meeting, the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 ("the Act") to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution No. 6 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1998 save that this power shall enable the Company prior to the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

W Purves
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 29 May 1998

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 29 May 1998, the following Resolutions were passed:

ORDINARY RESOLUTION

4	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of HK$1,801,612,500 and £565,605,000 (of which up to £500,000,000 shall be in the form of non-cumulative Sterling Preference Shares of £1 each) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to (i) Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them and (ii) holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue, but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions or obligations under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share scheme for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

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(d)	the allotment of up to 500,000,000 non-cumulative Sterling Preference Shares of £1 each in the capital of the Company,

the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority shall not in aggregate exceed HK$900,806,250 and £32,802,500 (equal to approximately 5 per cent of the nominal amount of each class of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1999 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

5	THAT, subject to the passing of Resolution No. 4 set out in the Notice convening this Meeting, the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 ("the Act") to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution No. 4 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 1999 save that this power shall enable the Company prior to the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

W Purves
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 28 May 1999

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 28 May 1999, the following Resolutions were passed:

SPECIAL RESOLUTIONS

4	THAT, subject to the passing as Special Resolutions of Resolutions 5 and 6 in the Notice convening this Meeting:

(a)	the ordinary share capital of the Company be reduced by cancelling and extinguishing all of the issued and unissued Ordinary Shares of HK$10 each and Ordinary Shares of 75p each (“Existing Ordinary Shares”); and

(b)	forthwith and contingently upon such reduction of capital taking effect:

(i)	the authorised share capital of the Company be increased by such amount in United States dollars (“the US$ Amount”) divided into new Ordinary Shares with a nominal value of US$1.50 each (“US$ Shares”) as represents the aggregate amount resulting from the creation of such number of US$ Shares as is equal to the aggregate number of issued Existing Ordinary Shares as is cancelled by such reduction of capital (“the Required Number”), such US$ Shares to have the same rights and privileges attached thereto (save as to the amount paid up on each share) as are attached by the Articles of Association of the Company to the Existing Ordinary Shares;

(ii)	the reserve arising in the books of the Company as a result of the cancellation and extinguishing of the issued Ordinary Shares of HK$10 each be converted into United States dollars at the spot rate of exchange for the purchase of United States dollars with Hong Kong dollars (“the HK$/US$ Rate”) as quoted by Midland Bank plc in the London Foreign Exchange Market at or about 4.00 pm (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) before the date (“the Effective Date”) on which the Court order confirming the reduction of capital is registered by the Registrar of Companies in England and Wales, and the reserve arising in the books of the

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Company as a result of the cancellation and extinguishing of the issued Ordinary Shares of 75p each be converted into United States dollars at the spot rate of exchange for the purchase of United States dollars with pounds sterling (“the £/US$ Rate”) as quoted by Midland Bank plc in the London Foreign Exchange Market at or about 4.00 pm (London time) on the business day before the Effective Date, in each case such rate to be the rate as conclusively certified by an officer of Midland Bank plc;

(iii)	the sum standing in the books of the Company as a result of the conversion referred to in sub-paragraph (ii) above (“the US$ Reserve”) be applied in paying up new US$ Shares in full at par in accordance with sub-paragraph (v) below, provided that if there would otherwise be any amount remaining in the US$ Reserve once as many as possible US$ Shares have been paid up in full at par, one of such US$ Shares be paid up at a premium equal to such amount;

(iv)	if the US$ Reserve is less than the US$ Amount, on the recommendation of the Directors and notwithstanding anything to the contrary in the Articles of Association, such part of the Company’s reserves (“the Additional Reserve”) (the reserve or reserves to be used for this purpose to be determined by the Directors and so that any reserves as are denominated in pounds sterling shall first be converted into United States dollars at the £/US$ Rate) be applied in paying up in full at par in accordance with sub-paragraph (v) below such number of additional new US$ Shares as is equal to the number by which the number of new US$ Shares paid up pursuant to sub-paragraph (iii) above is less than the Required Number;

(v)	each of the US$ Reserve and (where necessary) the Additional Reserve be separately applied so as to pay up in aggregate the Required Number of new US$ Shares, such shares to be allotted and issued credited as fully paid to those persons who appear on the register of members of the Company on the Effective Date ten minutes before the time at which the Court order confirming the reduction of capital is registered by the Registrar of Companies in England and Wales as the holders of cancelled Existing Ordinary Shares in the proportion of one new US$ Share for each Existing Ordinary Share held by them; and

(vi)	in addition to and without prejudice to any other authority conferred upon the Directors to allot relevant securities of the Company, the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot all the new US$ Shares created by this Resolution (aggregating a maximum nominal amount in United States dollars of relevant securities as is equal to the Required Number multiplied by US$1.50) and this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2000.

5	THAT subject to the passing as Special Resolutions of Resolutions 4 and 6 in the Notice convening this Meeting and forthwith and contingently upon the reduction of capital referred to in Resolution 4 taking effect and subject to the allotment and issue of the new US$ Shares (as defined in Resolution 4) therein referred to having been effected pursuant to sub-paragraph (b)(v) of Resolution 4, each such US$ Share be subdivided into three Ordinary

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Shares of US$0.50 each, such Ordinary Shares of US$0.50 each to have the same rights and privileges attached thereto as are set out in the Articles of Association of the Company, as altered pursuant to the provisions of Resolution 6.

6	THAT:

(a)	subject to the passing as Special Resolutions of Resolutions 4 and 5 in the Notice convening this Meeting and forthwith and contingently upon the reduction of capital referred to in Resolution 4 taking effect and subject to the allotment and issue of the new US$ Shares and the subdivision referred to in Resolutions 4 and 5 having been effected:

(i)	the authorised share capital of the Company be increased to US$5,250,000,000 and £500,301,500 by the creation of such number of new Ordinary Shares of US$0.50 each as is equal to 10,500,000,000 shares less the number of Ordinary Shares of US$0.50 each in issue following the subdivision referred to in Resolution 5 having become effective;

(ii)	certificates representing Existing Ordinary Shares shall cease to be valid; and

(iii)	the Articles of Association of the Company be and are hereby altered as follows:

(A)	by deleting in the meaning of the expression “Ordinary Shares” in Article 2.1 the words “having a nominal amount of HK$10 or 75p”;

(B)	by inserting after the expression “HK$” in Article 2.1 the following new expression:

“US$ United States dollars”;

(C)	by deleting Article 4.1 and substituting therefor the following:

“4.1	The authorised share capital of the Company is US$5,250,000,000 divided into 10,500,000,000 Ordinary Shares of US$0.50 each and £500,301,500 divided into 500,000,000 Sterling Preference Shares of £1 each and 301,500 Non-voting Deferred Shares of £1 each”;

(D)	by adding the following at the end of Article 34.1:

“In the case of an instrument of transfer expressed to be a transfer of Ordinary Shares of HK$10 each or Ordinary Shares of 75p each and bearing a date which is on or before the date on which the Court order confirming the reduction of capital approved by Special Resolution passed at the Annual General Meeting held on 28 May 1999 (or at any adjourned meeting) is registered by the Registrar of Companies in England and Wales, such transfer shall until 30 September 1999 be deemed to be, and treated as, a transfer of a number of Ordinary Shares of US$0.50 each equal to three times the number of Ordinary Shares of HK$10 each or Ordinary Shares of 75p each specified in such transfer.”;

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(E)	by deleting Article 55.5 and substituting therefor the following:

“55.5	For the purposes of section 376(2)(b) of the Act any amount paid up on any Ordinary Share in any currency other than sterling shall be treated as if it had been converted into sterling at such rate of exchange prevailing at or about the date of the requisition as the Board shall determine.”; and

(F)	with effect from 30 September 1999, by deleting the expression “HK$” in Article 2.1 and the meaning thereof and by deleting the additions made by sub-paragraph (D) above; and

(b)	definitions used in Resolution 4 have the same meaning in this Resolution.

7	THAT the Articles of Association of the Company be and are hereby altered as follows:

(a)	by inserting, at the end of the meaning of the expression “Act” in Article 2.1 the words “(including, without limitation, the Regulations)”;

(b)	by deleting the meaning of the expression “The Stock Exchange” in Article 2.1 and substituting therefor “London Stock Exchange Limited or other principal stock exchange in the United Kingdom for the time being”;

(c)	by inserting after the expression “Register” in Article 2.1 the following new expression:

“Regulations	The Uncertificated Securities Regulations 1995 (SI 1995 No. 3272) including any modifications thereof and rules made thereunder or any regulations in substitution therefor made under section 207 of the Companies Act 1989 for the time being in force”;

(d)	by deleting in Article 12.1 the words “under the Seal”;

(e)	by deleting Article 12.2;

(f)	by adding in Article 13.3:

(i)	the words “, including those” after the word “expenses” in line 4;

(ii)	a comma after the word “security” in line 5;

(iii)	the words “, damaged” after the word “defaced” in line 6; and

(iv)	the words “but without further charge” at the end;

(g)	by adding the following proviso at the end of Article 35.1 after the word “so”:

“provided that the Board shall not refuse to register any transfer of partly paid shares which are listed on The Stock Exchange on the grounds that they are partly paid

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shares in circumstances where such refusal would prevent dealing in such shares from taking place on an open and proper basis. References herein to a transfer shall be deemed to include renunciation of a renounceable letter of allotment”;

(h)	by adding the following new Article 35.2:

“35.2	A transfer of shares will not be registered in the circumstances envisaged by Article 81.”;

(i)	by adding the following words at the end of Article 48.1 after the word “shares”:

“or the trust deed or other instrument constituting, or the terms of issue of, the convertible shares provide for the Company purchasing its own equity shares”;

(j)	by deleting in Article 57.1(b) the words “accounts and balance sheet” and “balance sheet” and substituting therefor in each case the words “annual accounts”;

(k)	by the deletion in Article 57.1(c) of the words “and the fixing of their fees pursuant to Article 104”;

(l)	by adding the following new Article 65.2:

“65.2	The Board may direct that any person wishing to attend any meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.”;

(m)	by adding in Article 81.1 the words “, which expression includes shares issued after the date of such notice in right of those shares” after the words ““the default shares””;

(n)	by renumbering Article 81.1(b) and (c) as Article 81.1(b)(i) and (ii) respectively, and by adding the following new Article 81.1(b):

“(b) where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:”;

(o)	by adding in Article 81.2 (a) after the word “transfer” the words “but only in respect of the shares transferred”;

(p)	by deleting in Article 81.4(d) the number “42” and substituting therefor “14”;

(q)	by deleting in Article 81.4(e)(i) the words “section 14 of the Company Securities (Insider Dealing) Act 1985” and substituting therefor the words “section 428 of the Act”;

(r)	by deleting in Article 81.4(e)(ii) the words “person or any” and substituting therefor the words “investment exchange (as defined in section 207 of the Financial Services Act 1986) or any other”;

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(s)	by deleting in Article 82.1(b) the words “two national daily newspapers” and substituting therefor the words “one national newspaper” and adding after the words “United Kingdom” the words “and one newspaper circulating in the area of the address on the Register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 160.3 (unless any such address shall be in Hong Kong),”;

(t)	by deleting in Article 88.1(b) the reference to “35” and substituting therefor “42”;

(u)	by making the following changes to Article 132.1:

(i)	adding after the word “he” in line 4 the words “has an interest which (together with any interest of any person connected with him within the meaning of section 346 of the Act)”;

(ii)	deleting the words “materially interested” in line 5 and substituting therefor the words “a material interest otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company”;

(iii)	deleting the words “subsidiaries” in paragraphs (a) and (b) and substituting therefor the words “subsidiary undertakings”;

(iv)	by deleting paragraphs (c) to (g) inclusive and substituting therefor the following paragraphs:

“(c)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	any proposal concerning any other body corporate in which he (together with persons connected with him within the meaning of section 346 of the Act) does not to his knowledge have an interest (as the term is used in Part VI of the Act) in one per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

(e)	any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons who include Directors.”;

(v)	by deleting Article 136;

(w)	by adding in Article 148.1 after the words “Every cheque, warrant or order is sent at the risk of the person entitled to the money represented by it” the words “, shall be crossed in accordance with the Cheques Act 1992 or in such other manner as the Board may from time to time approve” and deleting in the same sentence the words “the order of”;

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(x)	by adding at the end of Article 151.1(c) after the word “allotted” the following:

“The Board may make such provisions as it thinks fit for the application of any residual dividend entitlement remaining following the calculation of the entitlement of a holder of Ordinary Shares to new Ordinary Shares pursuant to Article 151.1(b) including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which such entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to members in respect of such entitlements”;

(y)	by deleting the existing Article 154.1 and substituting the following new Article 154.1:

“154.1	Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by Resolution specify any date (the “record date”) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time before or after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. Different dates may be fixed as record dates in respect of shares registered on different Registers”;

(z)	by deleting in Article 162.2 the word “sufficient” and substituting therefor the word “conclusive”;

(aa)	by deleting in Article 168.1 the word “Auditor”; and

(bb)	by adding the following new Article 170:

“170	Uncertificated shares

170.1	Notwithstanding anything in these Articles to the contrary, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with the Regulations and practices instituted by the operator of the relevant system. Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:

(a)	the holding of shares in uncertificated form;

(b)	the transfer of title to shares by means of a relevant system; or

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(c) any provision of the Regulations.

170.2	Without prejudice to the generality and effectiveness of the foregoing:

(a)	Articles 12, 13 and 34 and the second and third sentence of Article 36 shall not apply to uncertificated shares and the remainder of Article 36 shall apply in relation to such shares as if the reference therein to the date on which the transfer was lodged with the Company were a reference to the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system;

(b)	without prejudice to Article 35 in relation to uncertificated shares, the Board may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system;

(c)	references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Board may make from time to time pursuant to Article 170.2(k) below;

(d)	for the purposes referred to in Article 42, a person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:

(i)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

(ii)	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person;

(e)	the Company shall enter on the Principal Register the number of shares which are held by each member in uncertificated form and in certificated form and shall maintain the Principal Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form may be treated by the Company as separate holdings for such purpose or purposes as the Board may in its absolute discretion determine;

(f)	a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares;

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(g)	references in Article 44 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares;

(h)	for the purposes referred to in Article 46, the Board may in respect of uncertificated shares authorise some person to transfer and/or require the holder to transfer the relevant shares in accordance with the facilities and requirements of the relevant system;

(i)	for the purposes of Article 148.1, any payment in the case of uncertificated shares may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and without prejudice to the generality of the foregoing such payment may be made by the sending by the Company or any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct and for the purposes of Article 148.1 the making of a payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company;

(j)	subject to the Act, the Board may issue shares as certificated shares or as uncertificated shares in its absolute discretion and Articles 6, 151 and 153 shall be construed accordingly;

(k)	the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 170 and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 170;

(l)	the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Act or these Articles or otherwise in effecting any actions; and

(m)	the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.

170.3	Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Act or the rules made and practices instituted by the operator of any relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the operator of the relevant system) shall include the right to:

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(a)	request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or

(b)	require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

(c)	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or

(d)	transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Principal Register in respect of that share as a transferred share; and/or

(e)	otherwise rectify or change the Principal Register in respect of that share in such manner as may be appropriate; and

(f)	take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

170.4	For the purposes of this Article 170:

(a)	words and expressions shall have the same respective meanings as in the Regulations;

(b)	references herein to an uncertificated share or to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security, and references to a certificated share or to a share being in certificated form are references to that share being a unit of a security which is not an uncertificated unit; and

(c)	“cash memorandum account” means an account so designated by the operator of the relevant system.”

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ORDINARY RESOLUTION

8	THAT, in addition to and without prejudice to the other authorities conferred by the Resolutions in the Notice convening this Meeting:

(a)	the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of HK$1,838,916,100 and £767,014,378 (of which £500,000,000 is in the form of non-cumulative preference shares of £1 each); and

(b)	subject to and with effect from the reduction of capital, consolidation, subdivision and associated matters referred to in Resolutions 4 and 5 in the Notice convening this Meeting (“the Capital Reorganisation”) becoming effective, in substitution for the authority granted by sub-paragraph (a) of this Resolution but without prejudice to any prior exercise of such authority, the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of US$809,866,171 and £500,000,000 (in the form of non-cumulative preference shares of £1 each) provided that, if the authority granted by sub-paragraph (a) of this Resolution shall have been exercised before the Capital Reorganisation becomes effective, the said nominal amount of US$809,866,171 shall be reduced by US$1.50 for every HK$10 or 75p in nominal amount (as the case may be) in respect of which such authority has been so exercised in respect of the allotment of Ordinary Shares of HK$10 each or Ordinary Shares of 75p each (as the case may be) (“Existing Ordinary Shares”) and the said nominal amount of £500,000,000 shall be reduced by £1 for every £1 in nominal amount in respect of which such authority has been so exercised in respect of the allotment of non-cumulative preference shares of £1 each;

provided that these authorities shall be limited so that, otherwise than pursuant to:

(i)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(A)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(B)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(ii)	the terms of any share scheme for employees of the Company or any of its subsidiary undertakings; or

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(iii)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(iv)	the allotment of up to 500,000,000 non-cumulative preference shares of £1 each in the capital of the Company,

the nominal amount of relevant securities to be allotted by the Directors pursuant to the authority granted by sub-paragraph (a) of this Resolution wholly for cash shall not in aggregate exceed HK$908,054,190 and £33,129,206 (being equal to approximately 5 per cent. of the nominal amount of each class of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and, with effect from the Capital Reorganisation becoming effective, the nominal amount of relevant securities to be allotted by the Directors pursuant to the authority granted by sub-paragraph (b) of this Resolution wholly for cash shall not in aggregate exceed US$202,466,541 (being equal to approximately 5 per cent. of the nominal amount of the Ordinary Shares of the Company expected to be in issue following the Capital Reorganisation having become effective based on the number of Ordinary Shares in issue at the date of the Notice of this Meeting) provided that the said nominal amount of US$202,466,541 shall be reduced by US$1.50 for every HK$10 or 75p in nominal amount (as the case may be) of Existing Ordinary Shares in respect of which an allotment wholly for cash shall be made by the Directors pursuant to the authority granted by sub-paragraph (a) of this Resolution prior to the Capital Reorganisation becoming effective, and such authorities shall expire (in so far as they have not previously expired) at the conclusion of the Annual General Meeting of the Company to be held in 2000 save that these authorities shall allow the Company before the expiry of these authorities to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authorities conferred hereby had not expired.

SPECIAL RESOLUTION

9	THAT subject to the passing as an Ordinary Resolution of Resolution 8 in the Notice convening this Meeting, the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 (“the Act”) to allot equity securities (as defined by section 94 of the Act) pursuant to the authorities conferred by Resolution 8 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2000 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

ORDINARY RESOLUTION

10	THAT the Company be and is generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of 75p each and Ordinary Shares of HK$10 each in the capital of the Company (“Sterling Ordinary Shares” and “HK dollar Ordinary Shares” respectively and together “Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 88,344,551 Sterling Ordinary Shares and 181,610,839 HK dollar Ordinary Shares;

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(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is 75p or HK$10 (as the case may be) (or, where relevant, the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of pounds sterling or Hong Kong dollars (as the case may be) with such other currency as quoted by Midland Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of Midland Bank plc);

(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent. of the average of the middle market quotations for the relevant class of Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange Limited) for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased or (ii) 105 per cent. of the average of the closing prices for the relevant class of Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by Midland Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of Midland Bank plc;

(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2000; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract, provided that, in the event that the Capital Reorganisation (as defined in Resolution 8 in the Notice convening this Meeting) becomes effective, without prejudice to any prior exercise of the authority granted by this Resolution, the references (i) in this Resolution to “Ordinary Shares of 75p each and Ordinary Shares of HK$10 each in the capital of the Company (“Sterling Ordinary Shares” and “HK dollar Ordinary Shares” respectively and together “Ordinary Shares”)”; (ii) in paragraph (a) of this Resolution to “88,344,551 Sterling Ordinary Shares and 181,610,839 HK dollar Ordinary Shares”; (iii) in paragraph (b) of this Resolution to “75p or HK$10 (as the case may be)”; and (iv) in paragraph (b) of this Resolution to “pounds sterling or Hong Kong dollars (as the case may be)” shall be deemed instead to be to (i) “Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”)”; (ii) “809,866,170 Ordinary Shares” (or if this authority to make market purchases of Sterling Ordinary Shares or HK dollar Ordinary Shares is exercised prior to the Capital Reorganisation, 809,866,170 Ordinary Shares less the number of Sterling Ordinary Shares and/or HK dollar Ordinary Shares the subject of the exercise of such authority multiplied by three); (iii) “US$0.50”; and (iv) “United States dollars”, and the words “relevant class of” shall be deemed to be deleted in paragraph (c) of this Resolution before the words “Ordinary Shares” in each case where such words appear.

J R H Bond
Chairman

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CERTIFICATE OF REGISTRATION
OF ORDER OF COURT AND MINUTE
ON
REDUCTION OF CAPITAL

No. 617987

Whereas HSBC HOLDINGS PLC

having by Special Resolution reduced its capital as confirmed by an Order of the High Court of Justice, Chancery Division

dated the 30th June 1999

Now therefore I hereby certify that the said Order and a Minute approved by the Court were registered pursuant to section 138 of the Companies Act, 1985, on the 2nd July 1999

Given under my hand at Companies House, Cardiff the 2nd July 1999

J.J. Lewis
An Authorised Officer

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 26 May 2000

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 26 May 2000, the following Resolutions were passed:

SPECIAL RESOLUTION

4	THAT

(a)	the authorised share capital of the Company be diminished by the cancellation of the 500,000,000 authorised but unissued Sterling Preference Shares of £1 each;

(b)	the authorised share capital of the Company be increased by the creation of:

(i)	10,000,000 non-cumulative preference shares of £0.01 each;
(ii)	10,000,000 non-cumulative preference shares of US$0.01 each; and
(iii)	10,000,000 non-cumulative preference shares of €0.01 each,

in each case having attached thereto the respective rights and being subject to the respective limitations set out in the Articles of Association of the Company as altered by this Resolution;

(c)	the Articles of Association of the Company be and are hereby altered as follows:

(i)	in Article 2.1:

(A)	by the insertion, after the expression “dividend”, of the following:

“Dollar Preference Share	a non-cumulative preference share of US$0.01

Euro Preference Share	a non-cumulative preference share of €0.01”;

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(B)	in the expression “Sterling Preference Share”, by the deletion of “£1” and the substitution therefor of “£0.01”;

(C)	by the insertion, after “£” in the expression “£ and p or pence”, of “(or sterling)”;

(D)	by the insertion, after “US$” in that expression, of “or US dollars”;

(E)	by the insertion at the end, of the following:

“€ or euro	the single currency adopted by those states participating in European Monetary Union from time to time”;

(ii)	by the deletion of Article 4.1 and the substitution therefor of the following:

“4.1	The authorised share capital of the Company is US$5,250,100,000 divided into 10,500,000,000 Ordinary Shares of US$0.50 each and 10,000,000 Dollar Preference Shares of US$0.01 each, £401,500 divided into 10,000,000 Sterling Preference Shares of £0.01 each and 301,500 Non-voting Deferred Shares of £1 each, and €100,000 divided into 10,000,000 Euro Preference Shares of €0.01 each”;

(iii)	by the deletion of Article 5.1 and the substitution therefor of the following:

“5.	Rights of the Sterling Preference Shares

5.1	The following rights and restrictions shall be attached to the Sterling Preference Shares:

(1)	The Sterling Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Sterling Preference Shares, the rights so determined need not be the same as those attached to the Sterling Preference Shares which have then been allotted or issued. The Sterling Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

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(2)	Each Sterling Preference Share shall confer the following rights as to dividend and capital:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards income) to a non-cumulative preferential dividend in sterling payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in sterling out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period,

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but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article; and

(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Sterling Preference Share shall:

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Sterling Preference Shares of any series (“relevant Sterling Preference Shares”) if so determined by the Board prior to allotment thereof:

(a)	(i)	if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Sterling Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Sterling Preference Shares) apply such profits, if any, in paying dividends to the holders of participating

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shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Sterling Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Sterling Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date;

(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(b)	if the payment of any dividend on any relevant Sterling Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Sterling Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)	if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Sterling Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)	if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after

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the relevant Sterling Preference Shares until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Sterling Preference Shares of any series prior to allotment thereof, the Sterling Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company.

(b)	In the case of any series of Sterling Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act and sub-paragraph (ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Sterling Preference Shares of such series by giving to the holders of the Sterling Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date. “Redemption Date” means, in relation to Sterling Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Sterling Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

(D)	in relation to any Sterling Preference Shares designated as “Series 1”, 30 June 2015;

(E)	in relation to any other Sterling Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

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(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date;

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Sterling Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(F)	the first date of allotment of Sterling Preference Shares of that series; or

(G)	the first Dividend Payment Date for Sterling Preference Shares of that series;

(ii)	if either of the restrictions in sub-paragraphs (4)(a)(i) and (4)(a)(ii) of this Article applies to any dividend otherwise payable on any Redemption Date on the Sterling Preference Shares of that series, the Company may not redeem such Sterling Preference Shares on that Redemption Date;

(iii)	there shall be paid on each Sterling Preference Share so redeemed, in sterling, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Sterling Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)	payments in respect of the amount due on redemption of a Sterling Preference Share shall be made by sterling cheque drawn on a bank in London or upon

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the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a sterling account maintained by the payee with a bank in London or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board.

All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Sterling Preference Shares due for redemption shall cease to accrue except on any such Sterling Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Sterling Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption moneys on any Sterling Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in sterling and are open for general business in London (a “Sterling Business Day”), then payment of such moneys will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay; and

(viii)	the receipt of the holder for the time being of any Sterling Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Sterling Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Sterling Preference Shares existing as a result of such

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redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in sterling as the Sterling Preference Shares or into unclassified shares of the same nominal amount in sterling as the Sterling Preference Shares.

(d)	Any Sterling Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Sterling Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Sterling Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Sterling Preference Shares into shares of a larger or smaller amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Sterling Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)	If so determined by the Board prior to allotment thereof, holders of Sterling Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)	if any dividend on any Sterling Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full);

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Sterling Preference Shares.

(c)	Whenever holders of Sterling Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present in person shall have

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one vote and on a poll every such holder who is present in person or by proxy shall have one vote per Sterling Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)	Holders of Sterling Preference Shares having a registered address or address for correspondence within the United Kingdom shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)	The special rights attached to any Sterling Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Sterling Preference Shares and so that any new shares ranking pari passu with such Sterling Preference Shares may either carry rights and restrictions identical in all respects with such Sterling Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Sterling Preference Shares; and

(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

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Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Sterling Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Sterling Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Sterling Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Sterling Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Sterling Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(b)	Unless otherwise provided by its terms of issue, the rights attached to any Sterling Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Sterling Preference Share.

5A	Rights of the Dollar Preference Shares

5A.1	The following rights and restrictions shall be attached to the Dollar Preference Shares:

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(1)	The Dollar Preference Shares shall rank pari passu inter se and with the Sterling Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Dollar Preference Shares, the rights so determined need not be the same as those attached to the Dollar Preference Shares which have then been allotted or issued. The Dollar Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Dollar Preference Share shall confer the following rights as to dividend and capital:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards income) to a non-cumulative preferential dividend in US dollars payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in US dollars out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards repayment of capital):

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(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article; and

	(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Dollar Preference Share shall;

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Dollar Preference Shares of any series (“relevant Dollar Preference Shares”) if so determined by the Board prior to allotment thereof:

(a)	(i)	if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Dollar Preference Shares, the profits of the Company available for distribution are, in the opinion of the

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Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Dollar Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Dollar Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Dollar Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date;

(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(b)	if the payment of any dividend on any relevant Dollar Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Dollar Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)	if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Dollar Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

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(e)	if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Dollar Preference Shares until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Dollar Preference Shares of any series prior to allotment thereof, the Dollar Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company.

(b)	In the case of any series of Dollar Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act, and sub-paragraph (ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Dollar Preference Shares of such series by giving to the holders of the Dollar Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date. “Redemption Date” means, in relation to Dollar Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Dollar Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

(D)	in relation to any relevant Dollar Preference Shares designated as:

(1) “Series 1”, 30 June 2010;

(2) “Series 2”, 30 June 2030;

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(E)	in relation to any other Dollar Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date;

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Dollar Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(F)	the first date of allotment of Dollar Preference Shares of that series; or

(G)	the first Dividend Payment Date for Dollar Preference Shares of that series;

(ii)	if either of the restrictions in sub-paragraphs (4)(a)(i) and (4)(a)(ii) of this Article applies to any dividend otherwise payable on any Redemption Date on the Dollar Preference Shares of that series, the Company may not redeem such Dollar Preference Shares on that Redemption Date;

(iii)	there shall be paid on each Dollar Preference Share so redeemed, in US dollars, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Dollar Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall

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redeem the particular Dollar Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)	payments in respect of the amount due on redemption of a Dollar Preference Share shall be made by US Dollar cheque drawn on a bank in New York City or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a US dollar account maintained by the payee with a bank in New York City or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board.

All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Dollar Preference Shares due for redemption shall cease to accrue except on any such Dollar Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Dollar Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption moneys on any Dollar Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in US dollars and are open for general business in London and New York City (a “Dollar Business Day”), then payment of such moneys will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay; and

(viii)	the receipt of the holder for the time being of any Dollar Preference Shares (or, in the case of joint

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registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Dollar Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Dollar Preference Shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in US dollars as the Dollar Preference Shares or into unclassified shares of the same nominal amount in US dollars as the Dollar Preference Shares.

(d)	Any Dollar Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Dollar Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Dollar Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Dollar Preference Shares into shares of a larger or smaller amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Dollar Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)	If so determined by the Board prior to allotment thereof, holders of Dollar Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)	if any dividend on any Dollar Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full);

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(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Dollar Preference Shares.

(c)	Whenever holders of Dollar Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have one vote per Dollar Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)	Holders of Dollar Preference Shares having a registered address or address for correspondence within the United Kingdom shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)	The special rights attached to any Dollar Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Dollar Preference Shares and so that any new shares ranking pari passu with such Dollar Preference Shares may either carry rights and restrictions identical in all respects with such Dollar Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Dollar Preference Shares; and

(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in

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the profits and assets of the Company pari passu with or after such Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Dollar Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Dollar Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Dollar Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Dollar Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Dollar Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(b)	Unless otherwise provided by its terms of issue, the rights attached to any Dollar Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Dollar Preference Share.

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5B	Rights of the Euro Preference Shares

5B.1	The following rights and restrictions shall be attached to the Euro Preference Shares:

(1)	The Euro Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Sterling Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Euro Preference Shares, the rights so determined need not be the same as those attached to the Euro Preference Shares which have then been allotted or issued. The Euro Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Euro Preference Share shall confer the following rights as to dividend and capital:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards income) to a non-cumulative preferential dividend in euro payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in euro out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards

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repayment of capital and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article; and

(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Euro Preference Share shall;

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Euro Preference Shares of any series (“relevant Euro Preference Shares”) if so determined by the Board prior to allotment thereof;

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(a)	(i)	if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Euro Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Euro Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Euro Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Euro Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date;

(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(b)	if the payment of any dividend on any relevant Euro Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Euro Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)	if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Euro Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until

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such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)	if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Euro Preference Shares until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Euro Preference Shares of any series prior to allotment thereof, the Euro Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company.

(b)	In the case of any series of Euro Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act and sub-paragraph (ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Euro Preference Shares of such series by giving to the holders of the Euro Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date. “Redemption Date” means, in relation to Euro Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Euro Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

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(D)	in relation to any Euro Preference Shares designated as “Series 1”, 30 June 2012;

(E)	in relation to any other Euro Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date;

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Euro Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(F)	the first date of allotment of Euro Preference Shares of that series; or

(G)	the first Dividend Payment Date for Euro Preference Shares of that series;

(ii)	if either of the restrictions in sub-paragraphs (4)(a)(i) and (4)(a)(ii) of this Article applies to any dividend otherwise payable on any Redemption Date on the Euro Preference Shares of that series, the Company may not redeem such Euro Preference Shares on that Redemption Date;

(iii)	there shall be paid on each Euro Preference Share so redeemed, in euro, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Euro Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Euro Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall

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redeem the particular Euro Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)	payments in respect of the amount due on redemption of a Euro Preference Share shall be made by euro cheque drawn on a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a euro account maintained by the payee with a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board.

All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Euro Preference Shares due for redemption shall cease to accrue except on any such Euro Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Euro Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption moneys on any Euro Preference Share is not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (or any successor system) is open (a “Euro Business Day”), then payment of such moneys will be made on the next succeeding day which is a Euro Business Day and without any interest or other payment in respect of such delay; and

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(viii)	the receipt of the holder for the time being of any Euro Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Euro Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Euro Preference Shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in euro as the Euro Preference Shares or into unclassified shares of the same nominal amount in euro as the Euro Preference Shares.

(d)	Any Euro Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Euro Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Euro Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Euro Preference Shares into shares of a larger or smaller amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Euro Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)	If so determined by the Board prior to allotment thereof, holders of Euro Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)	if any dividend on any Euro Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full);

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(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Euro Preference Shares.

(c)	Whenever holders of Euro Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have one vote per Euro Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)	Holders of Euro Preference Shares having a registered address or address for correspondence within the United Kingdom shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)	The special rights attached to any Euro Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Euro Preference Shares and so that any new shares ranking pari passu with such Euro Preference Shares may either carry rights and restrictions identical in all respects with such Euro Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Euro Preference Shares; and

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(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Euro Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Euro Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Euro Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Euro Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Euro Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Euro Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(b)	Unless otherwise provided by its terms of issue, the rights attached to any Euro Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Euro Preference Share.”; and

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(iv)	by the re-numbering of the existing Article 5A (Rights of the Non-voting Deferred Shares) as Article 5C.

ORDINARY RESOLUTION

5	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of US$848,847,000 and either £500,000,000 (in the form of non-cumulative Sterling Preference Shares of £1 each) or, conditional upon the passing of Resolution 4 set out in the Notice of this Meeting of which this Resolution forms part (“the Condition”), £100,000, US$100,000 and €100,000 (in each such case in the form of 10,000,000 non-cumulative preference shares) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(i)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(ii)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share scheme for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(d)	the allotment of up to 500,000,000 non-cumulative Sterling Preference Shares of £1 each in the capital of the Company or, if the Condition is satisfied, the allotment of up to 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each in the capital of the Company, the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority wholly for cash shall not in aggregate exceed US$212,211,750 (being equal to approximately 5 per cent of the nominal amount of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2001 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or

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might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

6	THAT, subject to the passing of Resolution 5 set out in the Notice convening this Meeting, the Directors be and they are hereby empowered, pursuant to section 95 of the Companies Act 1985 (“the Act”) to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution 5 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2001 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

ORDINARY RESOLUTIONS

7	THAT the Company be and is generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 848,847,000 Ordinary Shares;

(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is US$0.50 (or the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of United States dollars with such other currency as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc);

(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent of the average of the middle market quotations for the Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange Limited) for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased or (ii) 105 per cent of the average of the closing prices of Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc;

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(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2001; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract.

8	THAT the amended rules of the HSBC Holdings Savings-Related Share Option Plan (“SAYE Plan”) (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 19 April 2000 and a copy of which has been signed for the purposes of identification by the Chairman of the Meeting) including the deferral of the final date on which options may be granted under the SAYE Plan to 26 May 2010 are hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the amended SAYE Plan into effect including making such changes as may be necessary to secure the approval of the Inland Revenue under Schedule 9 to the Income and Corporation Taxes Act 1988.

9	THAT the amended rules of the HSBC Holdings Savings-Related Share Option Plan: Overseas Section (“Overseas SAYE Plan”) (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 19 April 2000 and a copy of which has been signed for the purposes of identification by the Chairman of the Meeting) including the deferral of the final date on which options may be granted under the Overseas SAYE Plan to 26 May 2010 are hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the amended Overseas SAYE Plan into effect.

10	THAT the HSBC Holdings UK All-Employee Share Ownership Plan (“the UK AESOP”) (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 19 April 2000 and the draft rules of which have been signed for the purposes of identification by the Chairman of the Meeting) is hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the UK AESOP into effect including making such amendments to the draft rules as they consider necessary to take account of the relevant provisions of the Finance Act 2000 when enacted and to obtain Inland Revenue approval of the UK AESOP.

11	THAT the Directors be and are hereby authorised to establish for the benefit of non-United Kingdom resident employees of the Company or of any of its direct or indirect subsidiaries such further all-employee share ownership plans as the Directors shall from time to time consider appropriate, provided that:

(a)	any such further plans are based on or similar to the HSBC Holdings UK All-Employee Share Ownership Plan or any part or parts thereof but with such variations as the Directors may consider necessary or desirable taking into account local tax, exchange control and securities laws in relevant overseas countries or territories; and

(b)	where Ordinary Shares made available under such further plans are newly issued such Shares shall be counted against the overall limits applicable to the Company’s employee share plans,

and in any event this authority shall extend to establishing, for the benefit of French-resident employees of the Company or of any of its direct or indirect subsidiaries, one or more plans d’épargne d’entreprise or similar plans on such terms as the Directors shall consider appropriate in accordance with French law and practice and shall also extend to making Ordinary Shares available under such plan or plans, and so that for this purpose establishing a plan also includes

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participating in a plan established or operated by any direct or indirect subsidiary, or establishing or participating in a sub-plan or adopting such other method or approach as the Directors consider appropriate to achieve the relevant objectives.

12	THAT the HSBC Holdings Group Share Option Plan (“the New Option Plan”) (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 19 April 2000 and the draft rules of which have been signed for the purposes of identification by the Chairman of the Meeting) is hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the New Option Plan into effect including making such changes to Part A of the New Option Plan as may be necessary to secure the approval of the Inland Revenue under schedule 9 to the Income and Corporation Taxes Act 1988, and creating such schedules to or sub-plans (which are, or may be deemed for relevant purposes to be, independent plans) of the New Option Plan as they consider necessary or desirable for the benefit of non-United Kingdom resident employees of the Company or its subsidiaries, taking account of local tax, exchange control and securities laws in the relevant country or territory.

13	THAT the HSBC Holdings Restricted Share Plan 2000 (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 19 April 2000 and the draft rules of which have been signed for the purposes of identification by the Chairman of the Meeting) is hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the HSBC Holdings Restricted Share Plan 2000 into effect and to create such schedules to or sub-plans (which are, or may be deemed for relevant purposes to be, independent plans) of the HSBC Holdings Restricted Share Plan 2000 as they consider necessary or desirable for the benefit of non-United Kingdom resident employees of the Company or its subsidiaries, taking account of local tax, exchange control and securities laws in the relevant country or territory.

14	THAT pursuant to Article 104.1 of the Articles of Association of the Company with effect from 1 January 2000 the Directors (other than alternate Directors) shall be entitled to receive £35,000 per annum by way of fees for their services as Directors.

J R H Bond
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 25 May 2001

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 25 May 2001, the following Resolutions were passed:

SPECIAL RESOLUTION

4	THAT

(a)	the authorised share capital of the Company denominated in United States dollars be increased to US$7,500,100,000 by the creation of an additional 4,500,000,000 Ordinary Shares of US$0.50 each; and

(b)	the Articles of Association of the Company be and are hereby altered by the deletion of Article 4.1 and the substitution therefor of the following:

“4.1	The authorised share capital of the Company is US$7,500,100,000 divided into 15,000,000,000 Ordinary Shares of US$0.50 each and 10,000,000 Dollar Preference Shares of US$0.01 each, £401,500 divided into 10,000,000 Sterling Preference Shares of £0.01 each and 301,500 Non-voting Deferred Shares of £1 each, and €100,000 divided into 10,000,000 Euro Preference Shares of €0.01 each.”

ORDINARY RESOLUTION

5	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of £100,000, US$100,000 and €100,000 (in each such case in the form of 10,000,000 non-cumulative preference shares) and either US$615,075,000 or, conditional upon the passing of Resolution 4 set out in the Notice of this Meeting, US$926,985,000 (in either such case in the form of Ordinary Shares of US$0.50 each) provided that this authority shall be limited so that, otherwise than pursuant to:

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(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(i)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(ii)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share plan for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(d)	the allotment of up to 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each in the capital of the Company, the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority wholly for cash shall not in aggregate exceed US$231,746,250 (being equal to approximately 5 per cent of the nominal amount of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2002 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

6	THAT, subject to the passing of Resolution 5 set out in the Notice of this Meeting, the Directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 (“the Act”) to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution 5 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2002 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

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ORDINARY RESOLUTION

7	THAT the Company be and is generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 926,985,000 Ordinary Shares;

(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is US$0.50 (or the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of United States dollars with such other currency as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc);

(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent of the average of the middle market quotations for the Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange plc) for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased or (ii) 105 per cent of the average of the closing prices of Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc;

(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2002; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract.

SPECIAL RESOLUTION

8	THAT the Articles of Association of the Company be and are hereby altered as follows:

(a)	by inserting after the expression “Act” in Article 2.1 the following new expression:

“address	in relation to any electronic communication includes any number or address used for the purposes of such communication”;

(b)	by inserting after the expression “clear days” in Article 2.1 the following new expression:

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“communication	has the meaning given to it in the Electronic Communications Act 2000”;

(c)	by inserting after the expression “Dollar Preference Share” in Article 2.1 the following new expression:

“electronic communication	has the meaning given to it in the Electronic Communications Act 2000 and “electronic communications” shall be construed accordingly”;

(d)	by deleting from the meaning of the expression “The Stock Exchange” in Article 2.1 the word “Limited” and substituting therefor the word “plc”;

(e)	by adding at the end of the meaning of the expression “writing or written” in Article 2.1 the following words “and, if the Board shall in its absolute discretion determine for any purpose or purposes under these Articles, subject to such terms and conditions as the Board may determine, electronic communications”;

(f)	by deleting in Article 56.1 the word “instrument” and substituting therefor the word “appointment”;

(g)	by deleting the final sentence of Article 71.3 and substituting therefor the following:

“Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or deposited or received at such other place or address as is specified in accordance with these Articles for the deposit or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.”;

(h)	by deleting in Article 74.1 the words “Deposit of an instrument of” in the second line and substituting therefor the words “The appointment of a”;

(i)	in Article 75.1:

(i)	by deleting the words “instrument appointing” in the first line and substituting therefor the words “appointment of”;

(ii)	by deleting Article 75.1(a) and substituting therefor the following:

“be in writing and, if the Board in its absolute discretion determines, may be contained in an electronic communication, in any such case in any common form or in such other form as the Board may approve and: (i) if in writing but not contained in an electronic communication, under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand of some officer or attorney duly authorised in that behalf; or (ii) in the case of an appointment contained in an electronic communication, submitted by or on behalf of the appointor, subject to such terms and conditions and authenticated in such manner as the Board may in its absolute discretion determine;”;

(j)	by altering the title of Article 76 to “Deposit or receipt of proxy” and making the following alterations to Article 76.1:

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(i)	deleting the words “instrument appointing” in the first line and substituting therefor the words “appointment of”;

(ii)	in Article 76.1(a):

(A)	adding the following words at the beginning of that Article:

“in the case of an instrument in writing (including, whether or not the appointment of proxy is contained in an electronic communication, any such power of attorney or other authority),”;

(B)	deleting the word “instrument” in the fifth line and substituting therefor the word “appointment”;

(iii)	inserting after Article 76.1(a) the following new Article 76.1(aa):

“(aa)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving communications:

(A) in the notice convening the meeting; or

(B)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(C)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or”;

(iv)	adding in Article 76.1(b) the words “or received” after the word “deposited”;

(v)	deleting the existing text after Article 76.1(c) and substituting therefor the following:

“and an appointment of proxy not deposited, delivered or received in a manner so permitted shall be invalid. No appointment of proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution or the date of its submission, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.”;

(k)	by deleting Article 77.1 and substituting therefor the following:

“A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution or submission) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.”;

(l)	in Article 78.1, by deleting the first sentence and substituting therefor the following:

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“The Board may at the expense of the Company send or make available, by post, electronic communication or otherwise, appointments of proxy (reply-paid or otherwise) to members for use at any general meeting(s) or at any separate meeting(s) of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other persons.”;

(m)	by deleting Article 79.1 and substituting therefor the following:

“A vote given or poll demanded in accordance with the terms of an appointment of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the appointment of proxy, or of the authority under which the appointment of proxy was executed or submitted, or the transfer of the share in respect of which the appointment of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place or places or address as has or have been appointed for the deposit or receipt of appointments of proxy, at least 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the appointment of proxy is used.”;

(n)	by adding the following new Article 91.2:

“91.2	In addition to the Directors required to retire by rotation under Article 91.1, there shall also be required to retire by rotation any Director who at an annual general meeting of the Company shall have been a Director at each of the preceding two annual general meetings of the Company and who was not elected or re-elected at either such annual general meeting and who has not otherwise ceased to be a Director (either by resignation, retirement, removal or otherwise) and been re-elected by general meeting of the Company at or since either such annual general meeting.”;

(o)	by altering the title of Article 159 to “Form of Notices” and making the following alterations to Article 159:

(i)	deleting the first sentence of Article 159.1 and substituting therefor the following:

“Notwithstanding anything to the contrary in these Articles, any notice or document to be given, sent, issued, deposited, served or delivered (or the equivalent) to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing and, if the Board in its absolute discretion considers appropriate for any purpose or purposes under these Articles, any such notice or document shall be deemed given, sent, issued, deposited, served or delivered (or the equivalent) where it is sent using electronic communications to an address for the time being notified for that purpose to the person giving the notice, but subject always to the provisions of Article 162. In the case of notices or other documents sent by means of electronic communication the Board may make this subject to such terms and conditions as it shall in its absolute discretion consider appropriate.”;

(ii)	adding the following new Article 159.2:

“159.2	For the purposes of Article 159.1, notices or documents shall be treated as being sent using electronic communications by the

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Company to a person where (i) the Company and that person have agreed to his having access to the notice or document on a web site (instead of such notice or document being sent to him) (ii) the notice or document (as the case may be) is a notice or document to which that agreement applies and (iii) a notice is sent to the person, in a manner for the time being agreed for that purpose between him and the Company, of (a) the publication of that notice or document on the web site (b) the address of the web site and (c) the place on that web site where the notice or document may be accessed, and how it may be accessed, and in any such case the notification referred to above shall be treated as the relevant notice for the purposes of these Articles.”;

(p)	by adding in Article 160.1 after the words “that address” in the third line the words “or, in the circumstances referred to in Article 159, by sending it using electronic communications to an address for the time being notified to the Company by the member”;

(q)	by deleting Article 160.3 and substituting therefor the following:

“Where a member (or, in the case of joint holders, the person first named in the Register) has a registered address outside Hong Kong or the United Kingdom but has notified the Company of an address within Hong Kong or the United Kingdom at which notices or other documents may be given to him or, if the Board in its absolute discretion permits, an address to which notices or documents may be sent using electronic communications, he shall be entitled to have notices or documents given or sent to him at that address but otherwise no such member shall be entitled to receive any notice or document from the Company. If on at least two consecutive occasions the Company has attempted to send notices or documents using electronic communications to an address for the time being notified to the Company by a member for that purpose but the Company is aware that there has been a failure of delivery of such notice or document in the manner described in Article 162.3, then the Company shall thereafter send notices or documents through the post to such member at his registered address or his address for the service of notices by post, in which case the provisions of the remainder of this Article shall apply. If on three consecutive occasions notices or documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices or documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within Hong Kong or the United Kingdom for the service of notices or, if the Board in its absolute discretion permits, an address to which notices or documents may be sent using electronic communications.”;

(r)	by adding in Article 161.1 after the words “United Kingdom” in the sixth line the words “or to which notices may be sent using electronic communications”; and

(s)	by adding the following new Article 162.3:

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“162.3	Any notice or other document addressed to a member shall, if sent using electronic communications, be deemed to have been served or delivered at the expiration of 24 hours after the time it was first sent. In proving such service or delivery it shall be conclusive to prove that the address used for the electronic communication was the address supplied for that purpose and the electronic communication was properly dispatched, unless the Company is aware that there has been a failure of delivery of such notice or document following at least 2 attempts in which case such notice or document shall be sent to the member at his registered address or address for service in Hong Kong or the United Kingdom provided that the date of deemed service or delivery shall be 24 hours from the dispatch of the original electronic communication in accordance with this Article.”.

Sir John Bond
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 31 May 2002

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 31 May 2002, the following Resolutions were passed:

ORDINARY RESOLUTION

4	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of £100,000, US$100,000 and €100,000 (in each such case in the form of 10,000,000 non-cumulative preference shares) and US$935,560,000 (in the form of Ordinary Shares of US$0.50 each) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(i)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(ii)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

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(b)	the terms of any share plan for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(d)	the allotment of up to 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each in the capital of the Company, the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority wholly for cash shall not in aggregate exceed US$233,890,000 (being equal to approximately 5 per cent of the nominal amount of Ordinary Shares of the Company in issue at the date of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2003 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

5	THAT, subject to the passing of Resolution 4 set out in the Notice of this Meeting, the Directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 (“the Act”) to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution 4 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2003 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

ORDINARY RESOLUTIONS

6	THAT the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 935,560,000 Ordinary Shares;

(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is US$0.50 (or the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of United States dollars with such other currency as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc);

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(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent of the average of the middle market quotations for the Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange plc) for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased or (ii) 105 per cent of the average of the closing prices of Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc;

(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2003; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract.

7	THAT the Directors be and are hereby empowered:

	(a)	to exercise the power conferred upon them by Article 151 of the Articles of Association of the Company in respect of all or part of any dividend payable in respect of any financial period of the Company ending on or before 31 December 2006;

(b)	to capitalise from time to time the appropriate nominal amount or amounts of new shares of the Company falling to be allotted pursuant to elections made under the Company’s scrip dividend scheme out of the amount or amounts standing to the credit of any reserve account or fund of the Company, to apply that sum in paying up in full the relevant number of such new shares and to allot such new shares pursuant to such elections; and

(c)	generally to implement the Company’s scrip dividend scheme on such terms and conditions as the Directors may from time to time determine and to take such other actions as the Directors may deem necessary or desirable from time to time in respect of the Company’s scrip dividend scheme.

8	THAT the Company be and is hereby generally and unconditionally authorised for the purposes of Part XA of the Companies Act 1985 (as amended) (“the Act”) to make donations to EU political organisations and to incur EU political expenditure (as such terms are defined in section 347A of the Act) up to a maximum aggregate amount of £250,000 provided that such authority shall expire at the conclusion of the next Annual General Meeting of the Company to be held after the passing of this resolution.

9	THAT HSBC Bank plc be and is hereby generally and unconditionally authorised for the purposes of Part XA of the Companies Act 1985 (as amended) (“the Act”) to make donations to EU political organisations and to incur EU political expenditure (as such terms are defined

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in section 347A of the Act) up to a maximum aggregate amount of £50,000 provided that such authority shall expire at the conclusion of the next Annual General Meeting of the Company to be held after the passing of this resolution.

Sir John Bond
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTION

of

HSBC Holdings plc

Passed 28 March 2003

At the Extraordinary General Meeting of HSBC Holdings plc held at Cabot Hall, Cabot Place West, Canary Wharf, London E14 on Friday, 28 March 2003, the following Resolution was passed:

ORDINARY RESOLUTION

THAT:

(a)	the acquisition by way of merger (the “Acquisition”) of Household International, Inc. (“Household”) on the terms and subject to the conditions of the agreement dated 14 November 2002 between (1) the Company, (2) Household and (3) H2 Acquisition Corporation (a copy of which, signed by the chairman of the Meeting for the purposes of identification, was produced to the Meeting) (the “Merger Agreement”) (including the arrangements to be put in place regarding: (i) the outstanding options to acquire common stock of Household granted by Household to any current or former employee or director of Household or any of its subsidiaries; (ii) any right of any kind, contingent or accrued, to receive common stock of Household; and (iii) any award of any kind consisting of common stock of Household granted under any Household benefit plan (including restricted stock, restricted stock units, deferred stock units and dividend equivalents) (together “Assumed Options”)), as described in the circular to shareholders of the Company of which this notice forms part, be and is hereby approved and the Directors (or a duly authorised committee thereof) be and are hereby authorised to take all such steps to implement the same and to execute all documents and deeds as may be necessary or appropriate in relation thereto, subject to such non-material modifications, amendments, waivers, variations or extensions of such terms and conditions as they think fit; and

(b)	conditional upon and with effect from the Acquisition becoming effective pursuant to the Merger Agreement, the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that

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section) up to an aggregate nominal amount of US$702,863,189 (in the form of ordinary shares of US$0.50 each) in satisfaction of the Company’s obligations arising in relation to the Acquisition to issue ordinary shares, including shares to be issued as a result of the exercise of the Assumed Options and shares to be issued pursuant to the terms of the purchase contracts underlying the Household 8.875 per cent Adjustable Conversion-Rate Equity Security Units and shares to be issued pursuant to the Household zero-coupon convertible debt securities, such authority to be in addition to, and without prejudice to, that granted to the Directors at the annual general meeting of the Company held on 31 May 2002 (which shall remain in full force and effect until its expiry as stated therein), provided that this authority shall expire at the conclusion of the Company’s annual general meeting to be held in 2004, unless such authority is renewed, varied, or revoked by the Company in general meeting, save that the Company may at any time before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority hereby conferred had not expired.

Sir John Bond
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 30 May 2003

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 30 May 2003, the following Resolutions were passed:

ORDINARY RESOLUTIONS

4	THAT the Directors’ Remuneration Report for the year ended 31 December 2002 be and is hereby approved.

5	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of £100,000, US$100,000 and €100,000 (in each such case in the form of 10,000,000 non-cumulative preference shares) and US$948,200,000 (in the form of Ordinary Shares of US$0.50 each) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(i)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(ii)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by

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depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share plan for employees of the Company or any of its subsidiary undertakings and, conditional on completion of the proposed acquisition of Household International, Inc. (“Household”), any share plan of Household or any of its subsidiary undertakings; or

(c)	conditional on completion of the proposed acquisition of Household, the terms of Household’s outstanding Zero-Coupon Convertible Debt Securities or 8.875 per cent Adjustable Conversion-Rate Equity Security Units; or

(d)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(e)	the allotment of up to 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each in the capital of the Company, the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority wholly for cash shall not in aggregate exceed US$237,050,000 (being equal to approximately 5 per cent of the nominal amount of Ordinary Shares of the Company in issue at the latest practicable date prior to the printing of the Notice of this Meeting), this authority shall be in addition to, and without prejudice to, any authority granted to the Directors at the Extraordinary General Meeting of the Company to approve the acquisition of Household (which shall remain in full force and effect until its expiry as stated therein) and this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2004 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

6	THAT, subject to the passing of Resolution 5 set out in the Notice of this Meeting, the Directors be and they are hereby empowered pursuant to section 95 of the Companies Act 1985 (“the Act”) to allot equity securities (as defined by section 94 of the Act) pursuant to the authority conferred by Resolution 5 as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2004 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

ORDINARY RESOLUTIONS

7	THAT the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

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(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 948,200,000 Ordinary Shares;

(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is US$0.50 (or the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of United States dollars with such other currency as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc);

(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent of the average of the middle market quotations for the Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange plc) for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased or (ii) 105 per cent of the average of the closing prices of Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc;

(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2004; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract.

8	THAT the Company be and is hereby generally and unconditionally authorised for the purposes of Part XA of the Companies Act 1985 (as amended) (“the Act”) to make donations to EU political organisations and to incur EU political expenditure (as such terms are defined in section 347A of the Act) up to a maximum aggregate amount of £250,000 provided that such authority shall expire either at the conclusion of the Annual General Meeting of the Company to be held in 2007 or on 29 May 2007, whichever is the earlier, unless previously renewed, varied or revoked by the Company in general meeting.

9	THAT HSBC Bank plc be and is hereby generally and unconditionally authorised for the purposes of Part XA of the Companies Act 1985 (as amended) (“the Act”) to make donations to EU political organisations and to incur EU political expenditure (as such terms are defined in section 347A of the Act) up to a maximum aggregate amount of £50,000 provided that such

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authority shall expire either at the conclusion of the Annual General Meeting of the Company to be held in 2007 or on 29 May 2007, whichever is the earlier, unless previously renewed, varied or revoked by the Company in general meeting.

Sir John Bond
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 28 May 2004

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 28 May 2004, the following Resolutions were passed:

ORDINARY RESOLUTIONS

4	THAT the Directors’ Remuneration Report for the year ended 31 December 2003 be and is hereby approved.

5	THAT the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 1,099,900,000 Ordinary Shares;

(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is US$0.50 (or the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of United States dollars with such other currency as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc);

(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent of the average of the middle market quotations for the Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange plc) for the five dealing days immediately preceding the day on which the Ordinary

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Share is contracted to be purchased or (ii) 105 per cent of the average of the closing prices of Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc;

(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2005; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract.

Subject to the receipt of such regulatory approvals and consents in Hong Kong as the Directors may deem necessary, any shares acquired by the Company pursuant to this, or any subsequent, authority to make market purchases which are held in treasury may be sold or transferred in satisfaction of the exercise of options under, or otherwise pursuant to, any of the Company’s existing employee share schemes.

6	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 (“the Act”) to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of £100,000, US$100,000 and €100,000 (in each such case in the form of 10,000,000 non-cumulative preference shares) and US$1,099,900,000 (in the form of Ordinary Shares of US$0.50 each) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(i)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(ii)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

(b)	the terms of any share plan for employees of the Company or any of its subsidiary undertakings; or

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(c)	the terms of the Household International, Inc. outstanding Zero-Coupon Convertible Debt Securities or 8.875 per cent Adjustable Conversion-Rate Equity Security Units; or

(d)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(e)	the allotment of up to 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each in the capital of the Company, the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority wholly for cash shall not in aggregate, together with any allotment of other equity securities authorised by sub-paragraph (b) of Resolution 7, exceed US$274,975,000 (being equal to approximately 5 per cent of the nominal amount of Ordinary Shares of the Company in issue at the latest practicable date prior to the printing of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2005 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

7	THAT the Directors be and are hereby empowered pursuant to section 95 of the Companies Act 1985 (“the Act”):

(a)	subject to the passing of Resolution 6 set out in the Notice to this Meeting, to allot equity securities (as defined by section 94 of the Act) the subject of the authority granted by Resolution 6; and

(b)	to allot any other equity securities (as defined by section 94 of the Act) which are held by the Company in treasury as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2005 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

ORDINARY RESOLUTION

8	THAT pursuant to Article 104.1 of the Articles of Association of the Company with effect from 1 January 2004 each of the Directors (other than alternate Directors) shall be entitled to receive £55,000 per annum by way of fees for their services as Directors.

Sir John Bond
Chairman

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

RESOLUTIONS

of

HSBC Holdings plc

Passed 27 May 2005

At the Annual General Meeting of HSBC Holdings plc held at the Barbican Hall, Barbican Centre, London EC2 on Friday, 27 May 2005, the following Resolutions were passed:

ORDINARY RESOLUTIONS

4	THAT the Directors’ Remuneration Report for the year ended 31 December 2004 be and is hereby approved.

5	THAT the Directors be and they are hereby generally and unconditionally authorised pursuant to and for the purposes of section 80 of the Companies Act 1985 (“the Act”) to exercise all the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount of £100,000, US$100,000 and €100,000 (in each such case in the form of 10,000,000 non-cumulative preference shares) and US$1,119,000,000 (in the form of Ordinary Shares of US$0.50 each (“Ordinary Shares”)) provided that this authority shall be limited so that, otherwise than pursuant to:

(a)	a rights issue or other issue the subject of an offer or invitation, open for acceptance for a period fixed by the Directors, to:

(i)	Ordinary Shareholders where the relevant securities respectively attributable to the interests of all Ordinary Shareholders are proportionate (or as nearly as may be) to the respective number of Ordinary Shares held by them; and

(ii)	holders of securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such a rights issue or other issue,

but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; or

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(b)	the terms of any share plan for employees of the Company or any of its subsidiary undertakings; or

(c)	any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association of the Company; or

(d)	the terms of the HSBC Finance Corporation 8.875 per cent Adjustable Conversion-Rate Equity Security Units; or

(e)	the allotment of up to 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each in the capital of the Company, the nominal amount of relevant securities to be allotted by the Directors pursuant to this authority wholly for cash shall not in aggregate, together with any allotment of other equity securities authorised by sub-paragraph (b) of Resolution 6 set out in the Notice convening this Meeting, exceed US$279,750,000 (being equal to approximately 5 per cent of the nominal amount of Ordinary Shares of the Company in issue at the latest practicable date prior to the printing of the Notice of this Meeting) and such authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2006 save that this authority shall allow the Company before the expiry of this authority to make offers or agreements which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offers or agreements as if the authority conferred hereby had not expired.

SPECIAL RESOLUTION

6	THAT the Directors be and are hereby empowered pursuant to section 95 of the Companies Act 1985 (“the Act”):

(a)	subject to the passing of Resolution 5 set out in the Notice convening this Meeting, to allot equity securities (as defined by section 94 of the Act) the subject of the authority granted by Resolution 5; and

(b)	to allot any other equity securities (as defined by section 94 of the Act) which are held by the Company in treasury,

in each case as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2006 save that this power shall enable the Company before the expiry of this power to make offers or agreements which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offers or agreements as if the power conferred hereby had not expired.

ORDINARY RESOLUTIONS

7	THAT the Company be and is hereby generally and unconditionally authorised to make market purchases (within the meaning of section 163 of the Companies Act 1985) of Ordinary Shares of US$0.50 each in the capital of the Company (“Ordinary Shares”) and the Directors are authorised to exercise such authority provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 1,119,000,000 Ordinary Shares;

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(b)	the minimum price (exclusive of expenses) which may be paid for each Ordinary Share is US$0.50 (or the equivalent in the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of United States dollars with such other currency as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day (being a day on which banks are ordinarily open for the transaction of normal banking business in London) prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc);

(c)	the maximum price (exclusive of expenses) which may be paid for each Ordinary Share is the lower of (i) 105 per cent of the average of the middle market quotations for the Ordinary Shares (as derived from the Daily Official List of the London Stock Exchange plc) for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased or (ii) 105 per cent of the average of the closing prices of the Ordinary Shares on The Stock Exchange of Hong Kong Limited for the five dealing days immediately preceding the day on which the Ordinary Share is contracted to be purchased, in each case converted (where relevant) into the relevant currency in which the purchase is effected calculated by reference to the spot rate of exchange for the purchase of such currency with the currency in which the quotation and/or price is given as quoted by HSBC Bank plc in the London Foreign Exchange Market at or about 11.00 am (London time) on the business day prior to the date on which the Ordinary Share is contracted to be purchased, in each case such rate to be the rate as conclusively certified by an officer of HSBC Bank plc;

(d)	unless previously revoked or varied this authority shall expire at the conclusion of the Annual General Meeting of the Company to be held in 2006; and

(e)	the Company may prior to the expiry of this authority make a contract to purchase Ordinary Shares under this authority which will or may be executed wholly or partly after such expiry and may make a purchase of Ordinary Shares pursuant to any such contract.

Subject to the receipt of such regulatory approvals and consents in Hong Kong as the Directors may deem necessary, any Ordinary Shares acquired by the Company pursuant to this, or any subsequent, authority to make market purchases which are held in treasury may be sold or transferred in satisfaction of the exercise of options under, or otherwise pursuant to, any of the Company’s existing employee share schemes.

8	THAT the amended rules of the HSBC Holdings Savings-Related Share Option Plan (“Sharesave UK”) (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 31 March 2005 and a copy of which has been signed for the purposes of identification by the Chairman of the Meeting) including the deferral of the final date on which options may be granted under Sharesave UK to 27 May 2015 are hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the amended Sharesave UK into effect including making such changes as may be necessary to secure the continuing approval of the Inland Revenue under Schedule 3 to the Income Tax (Earnings and Pensions) Act 2003.

9	THAT the amended rules of the HSBC Holdings Savings-Related Share Option Plan: International (“Sharesave International”) (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 31 March 2005 and a copy of

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which has been signed for the purposes of identification by the Chairman of the Meeting) including the deferral of the final date on which options may be granted under Sharesave International to 27 May 2015 are hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the amended Sharesave International into effect.

10	THAT, subject to the passing of Resolution 9 set out in the Notice convening this Meeting, the HSBC US Employee Stock Plan (“the US Sub-Plan”) (constituted by the amended rules of the HSBC Holdings Savings-Related Share Option Plan: International as modified by Schedule 2 thereof and the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 31 March 2005 and a copy of which has been signed for the purposes of identification by the Chairman of the Meeting) is hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry the US Sub-Plan into effect including making such changes to the US Sub-Plan as may be necessary to ensure compliance with such statutory, fiscal or securities laws as may apply to the US Sub-Plan or any participant.

11	THAT The HSBC Share Plan (the main features of which are summarised in Appendix II to the Chairman’s letter to Shareholders dated 31 March 2005 and the draft rules of which have been signed for the purposes of identification by the Chairman of the Meeting) is hereby approved and that the Directors are hereby authorised to do whatever may be necessary or expedient to carry The HSBC Share Plan into effect including making such changes to Schedule 1 of The HSBC Share Plan as may be necessary to secure the approval of the Inland Revenue under Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003, and creating such schedules to or sub-plans (which are, or may be deemed for relevant purposes to be, independent plans) of The HSBC Share Plan as they consider necessary or desirable for the benefit of non-United Kingdom resident employees of the Company or its subsidiaries, taking account of local tax, exchange control and securities laws in the relevant country or territory including to obtain and preserve favourable French treatment for share awards pursuant to the French Commercial Code (article L225-197-1 to L225-197-5 and any related articles) such awards being in respect of either newly issued or existing shares, with a vesting period of not less than two years and a prohibition on sale within two years of the vesting date.

SPECIAL RESOLUTION

12	THAT the Articles of Association of the Company be and are hereby altered as follows:

(a)	by deleting the words:

“Regulations The Uncertificated Securities Regulations 1995 (SI 1995 No. 3272)”

from Article 2.1 and substituting therefor the words:

“Regulations The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755)”;

(b)	by inserting the following new Article as Article 5A.1(5)(b)(i)(D)(3):

“(3) “Series 3”, 27 June 2013.”;

(c)	by deleting the existing Article 5B.1(5)(b)(i)(D) and substituting therefor the following new Article 5B.1(5)(b)(i)(D):

“(D)	In relation to any Euro Preference Shares designated as:

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(1)	“Series 1”, 30 June 2012;

(2)	“Series 2”, 24 March 2014;

(3)	“Series 3”, 29 March 2016.”;

(d)	by deleting the words “, on a poll,” from Article 55.3(e) so that Article 55.3(e) reads as follows:

“(e)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member.”;

(e)	by inserting the following new Article as Article 56A:

“56A Postponement of General Meetings

If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place. The Board shall take reasonable steps to ensure that notice of the date, time and place of the postponed meeting is provided to any member trying to attend the meeting at the original time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given in such manner as the Board may in its absolute discretion determine. Notice of the business to be transacted at such postponed meeting shall not be required. If a meeting is postponed in accordance with this Article, the appointment of a proxy will be valid if it is delivered and received as required by these Articles not less than 48 hours before the time appointed for holding the postponed meeting. The Board may (for the avoidance of doubt) also postpone any meeting which has been rearranged under this Article 56A.”;

(f)	by deleting the existing Article 57 and substituting therefor the following new Article 57:

	“57	Special Business

57.1	All business that is transacted at a general meeting shall be deemed special, except the following transactions at an annual general meeting:

(a)	the declaration of dividends;

(b)	the receipt and consideration of the annual accounts, the Directors’ Report, the Directors’ Remuneration Report, the Auditors’ report and any other documents required to be annexed to the annual accounts;

(c)	the election or re-election of Directors;

(d)	the re-appointment of the Auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the determination of the remuneration of the Auditors or of the manner in which such remuneration is to be determined.”;

(g)	by deleting the existing Article 61 and substituting therefor the following new Article 61:

	“61	Entitlement to attend and speak

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61.1	A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company.”;

(h)	by inserting the words “or by proxy” after the words “every member who is present in person” where they first appear in Article 71.1 so that Article 71.1 reads as follows:

	“71.1	Subject to the provisions of the Act and to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every member who is present in person or by proxy shall on a show of hands have one vote and every member present in person or by proxy shall on a poll have one vote for every Ordinary Share of which he is the holder.”;

(i)	by inserting the following new Article as Article 73A:

“73A	Votes not counted where abstention required

73A.1	Where any member is, under the rules governing the listing of securities on any stock exchange on which all or any shares of the Company are for the time being listed or traded, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall, notwithstanding the provision of any other Article, not be counted.”;

(j)	by deleting “, but shall not confer any further right to speak at the meeting, except with the permission of the Chairman of the meeting or as otherwise determined by the Board where the relevant shares are held by a Depositary” at the end of Article 75.1(b) and substituting therefor the words “and to speak at the meeting” so that Article 75.1(b) reads as follows:

“(b)	be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit and to speak at the meeting; and”;

(k)	by inserting the following new Article as Article 79A:

	“79A	Directors’ powers to establish verification procedures in connection with proxies

79A.1	From time to time the Directors may (consistently with the Act and these Articles) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general or specific to a particular meeting. Without limitation, any regulations may include provisions that the Directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating:

(a)	to the appointment or revocation, or purported appointment or revocation, of a proxy; and/or

(b)	to any instruction contained or allegedly contained in any such appointment, and any such regulations may also include rebuttable or conclusive presumptions of any fact concerning those matters. The Directors may from time to time modify or revoke any such regulations as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any voting instruction shall thereby be rendered invalid.”;

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(l)	by deleting “(or, if such corporation is a Depositary acting in its capacity as such, persons)” from Article 80.1 and substituting therefor the words “or persons” so that the first sentence of Article 80.1 reads as follows:

“A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares.”;

(m)	by deleting the words “not less than seven nor more than 42 clear days before the date appointed for the meeting” from Article 88.1(b) and substituting therefor the words “during the period commencing on the day after the despatch of the notice of the meeting and ending no later than seven clear days prior to the date of such meeting” so that Article 88.1 reads as follows:

“88.1	No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he is recommended by the Board; or

(b)	during the period commencing on the day after despatch of the notice of the meeting and ending no later than seven clear days prior to the date of such meeting, notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or re-appointment, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company’s register of Directors, together with notice executed by that person of his willingness to be appointed or re-appointed, is lodged at the Office.”;

(n)	by deleting the existing Article 91.2 and substituting therefor the following new Article 91.2:

“91.2	In addition to the Directors required to retire by rotation under Article 91.1, there shall also be required to retire by rotation:

(a)	any Director who at an annual general meeting of the Company shall have been a Director at each of the preceding two annual general meetings of the Company and who was not elected or re-elected at either such annual general meeting and who has not otherwise ceased to be a Director (either by resignation, retirement, removal or otherwise) and been re-elected by general meeting of the Company at or since either such annual general meeting; and

(b)	any Director who has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the annual general meeting.”;

(o)	by deleting the existing Article 112.1 and substituting therefor the following new Article 112.1:

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“112.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons, provided that:

(a)	where any committee constituted by the Board pursuant to this Article 112.1 consists of more than one member, not less than two members of such committee shall be Directors or alternate Directors; and

(b)	no resolution of a committee shall be effective unless one of those present when it is passed is a Director (or his alternate).”;

(p)	by deleting the existing Article 132 and substituting therefor the following new Article 132:

“132	Interested Director not to vote or count for quorum

132.1	Save as provided in this Article, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal whatsoever to which the Company is or is to be a party and in which he or any of his associates has a material interest otherwise than by virtue of his interest or the interests of his associate(s) in shares or debentures or other securities of or otherwise in or through the Company unless the resolution concerns any of the following matters:

(a)	the giving to him or his associate(s) of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any of them at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)	the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he or his associate(s) has himself/themselves assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(c)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he or his associate(s) is/are or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	any proposal concerning any other body corporate in which he (together with his associates) does not to his knowledge have an interest (as the term is used in Part VI of the Act) in five per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

(e)	any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

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(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of the Directors or for the benefit of persons who include Directors.”;

(q)	by inserting the words “or the interests of his associate(s)” after the words “Director’s interest” in Article 134.1 so that Article 134.1 reads as follows:

“134.1	If any question arises at any meeting as to the materiality of a Director’s interest or the interests of his associate(s) (other than the Chairman’s interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the Chairman of the meeting. The Chairman’s ruling in relation to the Director concerned shall be final and conclusive.”;

(r)	by inserting the words “or the interests of his associate(s)” after the words “Chairman’s interest” in Article 135.1 so that Article 135.1 reads as follows:

“135.1	If any question arises at any meeting as to the materiality of the Chairman’s interest or the interests of his associate(s) or as to the entitlement of the Chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive.”;

(s)	by deleting the word “and” at the end of Article 137.1(a);

(t)	by deleting “.” at the end of Article 137.1(b) and substituting therefor “; and”;

(u)	by inserting the following new Article as Article 137.1(c):

“(c)	an “associate” of a Director shall mean any person who is for the purposes of the Act connected (which word shall have the meaning given thereto by section 346 of the Act) with a Director and any person who is an associate of a Director within the meaning of rule 1.01 of the rules governing the listing of securities on The Hong Kong Stock Exchange.”; and

(v)	by deleting the existing Article 168 and substituting therefor the following new Article 168:

“168	Right to indemnity

168.1	Subject to the provisions of the Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office, provided that this Article 168.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 168.1, or any element of it, to be treated as void under the Act.”.

Sir John Bond
Chairman

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No. 617987

THE COMPANIES ACT 1948

and

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
(As altered by Special Resolutions passed on 20 July 1981, 18 December 1990, 25 March 1991, and 28 May 1999, which came into effect on 2 July 1999)

OF

HSBC Holdings plc

1[1]	The name of the Company is "HSBC Holdings plc".

2[2]	The Company is to be a public company.

3	The Registered Office of the Company will be situate in England.

4	The objects for which the Company is established are:–

4.1[3]	To act as the holding and co-ordinating company of the group of companies of which the Company is for the time being the holding company and in particular (but without prejudice to the generality of the foregoing) to co-ordinate the administration, policies, management, supervision, control, research, planning, business operations and any and all other activities of any company or companies or group of companies any securities of which are held, directly or indirectly, by or on behalf of the Company or which is or are associated in any other manner with the Company, to enter into any arrangements with, or in relation to, any such company or group for sharing profits or losses, union of interests, joint venture, reciprocal concessions or co-operation, the provision of finance and subsidies or otherwise as may be thought expedient, to act as managers, controllers, administrators, advisers and consultants of or to any such company or group or all or any part of its business operations, and generally to perform any services or undertake any duties to or on behalf of or in any other manner assist any such company or group as aforesaid in any such case with or without remuneration in any part of the world.

4.2	To carry on in any part of the world the business of banking of all kinds and to transact and do all matters and things incidental thereto, or which may at any time hereafter, at any place where the Company shall carry on business, be usually carried on as part of or in connection with, or which may conduce to or be calculated to facilitate or render profitable the transaction of, the business of banking or dealing in money or securities of any kind; and, in particular, and without prejudice to such generality:–

1

The original name was "Vernat Trading Co. Limited" which name was changed on 10 February 1959 to "Vernat Eastern Agencies Limited", on 13 August 1981 to "Silom Limited" and on 12 December 1990 to "HSBC Holdings Limited". The Company was converted into a public company limited by shares on 24 December 1990.

2	As altered by Special Resolution passed on 18 December 1990.
3	As altered by Special Resolution passed on 25 March 1991.

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(i)	To receive money on loan, deposit, current account or otherwise, with or without security, to obtain the use and control of money and securities, and to employ and use the same.

(ii)	To advance or lend money with or without security.

(iii)	To draw, make, accept, endorse, grant, discount, acquire, buy, sell, issue, negotiate, transfer, hold, invest, or deal in and honour, retire, pay or secure obligations, instruments (whether negotiable or not) and securities of every kind.

(iv)	To grant, issue, negotiate, honour, retire and pay letters of credit, circular notes, drafts and other instruments and securities of every kind.

(v)	To buy, sell and deal in foreign exchange, precious metals, bullion and specie.

(vi)	To contract for public and private loans and to negotiate and issue the same.

(vii)	To receive money, securities, documents and valuables on deposit or for safe custody or otherwise.

(viii)	To collect and transmit money and securities and to act as agent for the receipt of money or of documents and for the delivery of documents.

(ix)	To guarantee or otherwise accept responsibility for the genuineness and validity of obligations, instruments, deeds and documents of all kinds.

(x)	To guarantee or otherwise become responsible for the performance of obligations or contracts of every kind by any company or person.

(xi)	To promote, effect, insure, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of, participate in, manage or carry out any issue, public or private, of state, municipal or other loans, or of shares, stocks, debentures, or debenture stock of any company and to lend money for the purposes of any such issue.

(xii)	To receive security for the implementation of any obligations.

(xiii)	To grant indemnities against loss and risks of all kinds.

(c)	To carry on financial business and financial operations of all kind, and in particular and without prejudice to the generality of the foregoing to finance or assist in the financing of the sale of goods, articles or commodities of all and every kind whether by way of personal loan, hire purchase, instalment finance, deferred payment or otherwise, to acquire by assignment or otherwise, debts due and owing to any person or company and to collect such debts and to constitute and to act as managers of unit trusts and investment trusts and to issue and transact business in respect of all types of bankers' payment systems and to carry on all kinds of insurance business and generally to act as insurance brokers or in any other capacity, and to import, export, buy, sell, barter, exchange, let on hire, pledge, make advances upon or otherwise deal in any property whether tangible or intangible.

(d)	To undertake the office of trustee, custodian trustee, administrator, receiver, treasurer, registrar or secretary and to undertake and execute trusts of all kinds and in particular to act as trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations.

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4.3	To purchase, take on lease or in exchange, hire or otherwise acquire and hold, for any estate or interest, and manage any lands, buildings, servitude, easements, rights, privileges, concessions, machinery, plant, stock-in-trade and any heritable or moveable real or personal property of any kind.

4.4	To purchase or otherwise acquire any patents, brevets d'invention, licences, concessions, copyrights, trade marks, designs and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention, process or development which may seem to the Company capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, to use, exercise, develop, grant licences in respect of or otherwise turn to account any of the same and with a view to the working and development of the same to carry on any business whatsoever, whether manufacturing or otherwise, which the Company may think calculated directly or indirectly to achieve these objects.

4.5	To form, promote, subsidise and assist companies, syndicates or other bodies of all kinds and to issue on commission or otherwise underwrite, subscribe for and take or guarantee the payment of any dividend or interest on any shares, stocks, debentures or other capital or securities or obligations of any such companies, syndicates or other bodies, and to pay or provide for brokerage commission and underwriting in respect of any such issue.

4.6	To enter into partnerships or into any arrangement for sharing profits, union of interests, co-operation, reciprocal concessions or otherwise with any person or company for the purpose of carrying on business within any of the objects of the Company.

4.7	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

4.8	To purchase or otherwise acquire and undertake all or any part of the business, property, liabilities and transactions of any person or company carrying on any business which this Company is authorised to carry on, or possessed of property suitable for any of the purposes of the Company.

4.9	To develop, work, improve, manage, lease, mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property of the Company; to surrender or accept surrender of any lease or tenancy or rights; and to sell the property, business or undertaking of the Company, or any part thereof, for such consideration as the Company may think fit, and in particular for cash or shares, debentures or securities of any other company.

4.10	To construct, erect, maintain, alter, replace or remove any buildings, works, offices, erections, plant, machinery, tools, or equipment as may seem desirable for any of the businesses or in the interests of the Company; and to manufacture, buy, sell and generally deal in any plant, tools, machinery, goods or things of any description which may be conveniently dealt with in connection with any of the Company's objects.

4.11	To manage and conduct the affairs of any companies, firms and persons carrying on business of any kind whatsoever, and in any part of the world.

4.12	To enter into, carry on and participate in financial transactions and operations of all kinds; and to take any steps which may be considered expedient for carrying into effect such transactions and operations including, without prejudice to the generality of the foregoing, borrowing and lending money and entering into contracts and arrangements of all kinds.

4.13	To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise),

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mortgages or charges, perpetual or otherwise, and, if the Company thinks fit, charged upon all or any of the Company's property (both present and future) and undertaking including its uncalled capital and further, if so thought fit, convertible into any stock or shares of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance.

4.14	To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights present and future and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by section 736 of the Companies Act 1985) of the Company or of the Company's holding company or is controlled by the same person or persons as control the Company or is otherwise associated with the Company in its business.

4.15	To grant indemnities of every description and to undertake obligations of every description.

4.16	To make, draw, accept, endorse and negotiate bills of exchange or other negotiable instruments and to receive money on deposit or loan.

4.17	To pay all or any expenses incurred in connection with the formation and promotion and incorporation of the Company and to pay commission to and remunerate any person or company for services rendered in underwriting or placing, or assisting to underwrite or place, any of the shares in the Company's capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

4.18	To pay for any property or rights acquired by the Company either in cash or fully or partly paid-up shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine.

4.19	To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

4.20	To make loans or donations to such persons and in such cases (and in the case of loans either of cash or of other assets) as the Company may think directly or indirectly conducive to any of its objects or otherwise expedient.

4.21	To distribute among the members in specie any property of the Company or any proceeds of sale, disposal or realisation of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

4.22	To subscribe for, purchase or otherwise acquire, take, hold, or sell any shares or stock, bonds, debentures or debenture stock, or other securities or obligations of any company and to invest or lend any of the moneys of the Company not immediately required for its operations in such manner, with or without security, as the Company may think fit.

4.23	To amalgamate with any other company whose objects are or include objects similar to those of the Company and on any terms whatsoever.

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4.24	To procure the Company to be registered or recognised in any country or place abroad.

4.25	To obtain any provisional or other order or Act of Parliament of this country or of the legislature of any other State for enabling the Company to carry any of its objects into effect, or for effecting any modifications of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceeding or application which may seem calculated, directly or indirectly, to prejudice the Company's interests.

4.26	To appoint any person or persons, firm or firms, company or companies to be the attorney or agent of the Company and to act as agents, managers, secretaries, contractors or in similar capacity.

4.27	To insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

4.28	To establish and maintain or procure the establishment and maintenance of contributory or non-contributory pension or superannuation funds for the benefit of the persons referred to below, to grant emoluments, pensions, allowances, donations, gratuities and bonuses to such persons and to make payments for or towards insurance on the life or lives of such persons; to establish, subsidise, subscribe to or otherwise support any institution, association, society, club, trust, other establishment, or fund, the support of which may, in the opinion of the Company, be calculated directly or indirectly to benefit the Company or any such persons, or may be connected with any place where the Company carries on business; to institute and maintain any institution, association, society, club, trust or other establishment or profit-sharing scheme calculated to advance the interests of the Company or such persons; to join, participate in and subsidise or assist any association of employers or employees or any trade association; and to subscribe or guarantee money for charitable or benevolent objects or for any public, general or useful object or for any exhibition; the said persons are any persons who are or were at any time in the employment or service of the Company or of any company being at the relevant time the holding company or a subsidiary (both as defined by section 736 Companies Act 1985) of the Company or of the Company's holding company or is otherwise associated with the Company in its business or who are or were at any time directors or officers of the Company or of such other company as aforesaid, and holding or who held any salaried employment or office in the Company or such other company, and the wives, widows, families or dependants of any such persons.

4.29	To purchase and maintain for any Director or other officer of the Company any insurance policy indemnifying such officer against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may be lawfully insured against.

4.30	To take, make, execute, enter into, commence, carry on, prosecute or defend all steps, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements and schemes, and to do all other acts, matters and things which shall at any time appear conducive or expedient for the advantage or protection of the Company.

4.31	To do all or any of the above things in Hong Kong and in any other part of the world and either as principals, agents, contractors, trustees, or otherwise, and either alone or in conjunction with others.

4.32	To carry on business as a general commercial company.

4.33	To do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them.

It is hereby declared that:

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(a)	the word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and wheresoever domiciled, and whether now existing or hereafter to be formed; and

(b)	the objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretation should be given thereto and they shall not, except where the context expressly so requires, be in any way limited or restricted by application of the ejusdem generis rule or by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company; none of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

5	The liability of the members is limited.

6[4]	The capital of HSBC Holdings plc was by virtue of a Special Resolution and with the sanction of an Order of the High Court of Justice dated 30 June 1999 reduced from HK$20,000,000,000 divided into 2,000,000,000 Ordinary Shares of HK$10 each and £1,625,301,500 divided into 1,500,000,000 Ordinary Shares of 75p each, 500,000,000 Non-cumulative Preference Shares of £1 each and 301,500 Non-voting Deferred Shares of £1 each to £500,301,500 divided into 500,000,000 Non-cumulative Preference Shares of £1 each and 301,500 Non-voting Deferred Shares of £1 each. It is further provided by the said Special Resolution that, contingent upon the said reduction of capital taking effect, the authorised share capital of the Company be increased by US$4,203,714,753 by the creation of 2,802,476,502 Ordinary Shares of US$1.50 each. The capital of the Company is accordingly on the registration of this Minute US$4,203,714,753 divided into 2,802,476,502 Ordinary Shares of US$1.50 each and £500,301,500 divided into 500,000,000 Non-cumulative Preference Shares of £1 each and 301,500 Non-voting Deferred Shares of £1 each, of which all the said Non-voting Deferred Shares have been issued and are deemed to be fully paid up and none of the Non-Cumulative Preference Shares or Ordinary Shares has been issued.
We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

4

By conditional Special Resolutions duly passed on 28 May 1999 (the conditions to which were satisfied on 2 July 1999), each existing Ordinary Share of US$1.50 each was sub-divided into three Ordinary Shares of US$0.50 each and the authorised share capital of the Company denominated in United States dollars was then increased from US$4,203,714,753 divided into 8,407,429,506 Ordinary Shares of US$0.50 each to US$5,250,000,000 divided into 10,500,000,000 Ordinary Shares of US$0.50 each.

By a Special Resolution passed on 26 May 2000 the 500,000,000 authorised but unissued non-cumulative preference shares of £1 each were cancelled, and the authorised share capital of the Company was increased by the creation of 10,000,000 non-cumulative preference shares of £0.01 each, 10,000,000 non-cumulative preference shares of US$0.01 each and 10,000,000 non-cumulative preference shares of €0.01 each.

By a Special Resolution passed on 25 May 2001 the authorised share capital of the Company denominated in United States dollars was increased to US$7,500,100,000 by the creation of an additional 4,500,000,000 Ordinary Shares of US$0.50 each.

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NAMES AND ADDRESSES AND DESCRIPTION OF SUBSCRIBERS	Number of Shares taken by each Subscriber

JEAN HERBERT 156 Strand London WC2 Company Director	One

THOMAS ARTHUR HERBERT 156 Strand London WC2 Barrister-at-Law	One

Dated the 18th day of January 1956

WITNESS to the above Signatures

CHRISTINE FREDA HERBERT
7 The Avenue
Muswell Hill
London N10
Company Director

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ARTICLES OF ASSOCIATION

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No. 617987

THE COMPANIES ACTS 1985 AND 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

HSBC Holdings plc

(As adopted by Special Resolution passed on 25 March 1991

and amended by Special Resolutions passed on 9 June 1992, which came into effect on

10 July 1992, on 28 May 1993, on 28 May 1999, which came into effect in part on

28 May 1999, in part on 2 July 1999 and in part on 30 September 1999, on 26 May 2000, on 25 May 2001, and on 27 May 2005)

PRELIMINARY

1	Table "A" not to apply

1.1	No regulations for management of a company set out in any schedule to any statute concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company, but the following shall be the Articles of Association of the Company.

2	Interpretation

2.1	In these Articles, unless the context otherwise requires, the following expressions have the following meanings:

Expression	Meaning

Act	subject to paragraph 2.3 of this Article, the Companies Act 1985 and, where the context requires, every other statute for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations)

address	in relation to any electronic communication includes any number or address used for the purposes of such communication

these Articles	these Articles of Association as altered or varied from time to time (and "Article" means one of these Articles)

Auditors	the auditors for the time being of the Company or, in the case of joint auditors, any one of them

Board	the board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present

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Chairman	the chairman (if any) of the Board or where the context requires, the chairman of a general meeting of the Company

clear days	(in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

communication	has the meaning given to it in the Electronic Communications Act 2000

Company	HSBC Holdings plc

Depositary	a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which have been approved by the Board

Director	a director for the time being of the Company

dividend	a distribution or a bonus

Dollar Preference Share	a non-cumulative preference share of US$0.01

electronic communication	has the meaning given to it in the Electronic Communications Act 2000 and “electronic communications” shall be construed accordingly

Euro Preference Share	a non-cumulative preference share of €0.01

execution	includes any mode of execution (and "executed" shall be construed accordingly)

Head Office	the office determined by the Board for the time being under Article 3.1

holder	(in relation to any share) the member whose name is entered in the Register as the holder or, where the context permits, the members whose names are entered in the Register as joint holders, of that share

Hong Kong Overseas Branch Register	the register referred to in Article 118

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The Hong Kong Stock Exchange	The Stock Exchange of Hong Kong Limited or other the principal stock exchange in Hong Kong for the time being

member	a member of the Company

Office	the registered office for the time being of the Company

Ordinary Share	an Ordinary Share of the Company

paid up	paid up or credited as paid up

recognised person	a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange who is designated as mentioned in section 185(4) of the Act

Principal Register	the register of members of the Company to be kept pursuant to section 352 of the Act

Register	the Principal Register or the Hong Kong Overseas Branch Register or any Overseas Branch Register as is referred to in Article 118, as the case may be

Regulations	The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) including any modifications thereof and rules made thereunder or any regulations in substitution therefor made under section 207 of the Companies Act 1989 for the time being in force

Seal	any common seal of the Company or any official seal kept by the Company by virtue of section 40 of the Act

Secretary	the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary of the Company including (subject to the provisions of the Act) a joint, temporary, assistant or deputy secretary

share	a share of the Company

Sterling Preference Share	a non-cumulative preference share of £0.01

The Stock Exchange	London Stock Exchange plc or other principal stock exchange in the United Kingdom for the time being

United Kingdom	Great Britain and Northern Ireland

writing or written	includes printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and non-transitory form and, if the Board shall in its absolute discretion determine for any purpose or purposes under these Articles, subject to such terms and conditions as the Board may determine, electronic communications

£ (or sterling) and p or pence	pounds sterling and pence

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US$ or US dollars	United States dollars

€ or euro	the single currency adopted by those states participating in European Monetary Union from time to time

2.2	Unless the context otherwise requires:

	(a)	words in the singular include the plural, and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	a reference to a person includes a body corporate and an unincorporated body of persons.

2.3	A reference to any statute or provision of a statute shall include any orders regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of any statute or provision of a statute for the time being in force.

2.4	Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act.

2.5	Where for any purpose an ordinary resolution of the Company is required, a special resolution or an extraordinary resolution shall also be effective, and where an extraordinary resolution is required a special resolution shall also be effective.

2.6	The headings are inserted for convenience only and shall not affect the construction of these Articles.

3	Registered Office and Head Office

3.1	The Office shall be at such place in England and Wales as the Board shall from time to time appoint. The Head Office shall be at such place and in such country or territory as the Board shall from time to time appoint.

SHARE CAPITAL

4	Share Capital

4.1	The authorised share capital of the Company is US$7,500,100,000 divided into 15,000,000,000 Ordinary Shares of US$0.50 each and 10,000,000 Dollar Preference Shares of US$0.01 each, £401,500 divided into 10,000,000 Sterling Preference Shares of £0.01 each and 301,500 Non-voting Deferred Shares of £1 each, and €100,000 divided into 10,000,000 Euro Preference Shares of €0.01 each.

4.2	The Ordinary Shares rank pari passu in all respects.

4.3	Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise notwithstanding that they are denominated in different currencies and shall be treated as if they are one single class of shares.

5	Rights of the Sterling Preference Shares

5.1	The following rights and restrictions shall be attached to the Sterling Preference Shares:

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(1)	The Sterling Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Sterling Preference Shares, the rights so determined need not be the same as those attached to the Sterling Preference Shares which have then been allotted or issued. The Sterling Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Sterling Preference Share shall confer the following rights as to dividend and capital:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards income) to a non-cumulative preferential dividend in sterling payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in sterling out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period,

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but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article; and

(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Sterling Preference Share shall:

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Sterling Preference Shares of any series (“relevant Sterling Preference Shares”) if so determined by the Board prior to allotment thereof:

(a)	(i)	if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Sterling Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Sterling Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Sterling Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Sterling Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date;

(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

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(b)	if the payment of any dividend on any relevant Sterling Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Sterling Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)	if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Sterling Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)	if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Sterling Preference Shares until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Sterling Preference Shares of any series prior to allotment thereof, the Sterling Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company.

(b)	In the case of any series of Sterling Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act and sub-paragraph (ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Sterling Preference Shares of such series by giving to the holders of the Sterling Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date. “Redemption Date” means, in relation to Sterling Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Sterling Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

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“First Redemption Date” means:

(D)	in relation to any Sterling Preference Shares designated as “Series 1”, 30 June 2015;

(E)	in relation to any other Sterling Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date;

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Sterling Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series:

(F)	the first date of allotment of Sterling Preference Shares of that series; or

(G)	the first Dividend Payment Date for Sterling Preference Shares of that series;

(ii)	if either of the restrictions in sub-paragraphs (4)(a)(i) and (4)(a)(ii) of this Article applies to any dividend otherwise payable on any Redemption Date on the Sterling Preference Shares of that series, the Company may not redeem such Sterling Preference Shares on that Redemption Date;

(iii)	there shall be paid on each Sterling Preference Share so redeemed, in sterling, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Sterling Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

(v)	payments in respect of the amount due on redemption of a Sterling Preference Share shall be made by sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a sterling account maintained by the payee with a bank in London or by such other method as the Board may determine. Such payment will be made

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against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board.

All payments in respect of redemption monies will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Sterling Preference Shares due for redemption shall cease to accrue except on any such Sterling Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Sterling Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption moneys on any Sterling Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in sterling and are open for general business in London (a “Sterling Business Day”), then payment of such moneys will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay; and

(viii)	the receipt of the holder for the time being of any Sterling Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Sterling Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Sterling Preference Shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in sterling as the Sterling Preference Shares or into unclassified shares of the same nominal amount in sterling as the Sterling Preference Shares.

(d)	Any Sterling Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Sterling Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Sterling Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Sterling Preference Shares into shares of a larger or smaller amount.

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Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Sterling Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)	If so determined by the Board prior to allotment thereof, holders of Sterling Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)	if any dividend on any Sterling Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full);

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Sterling Preference Shares.

(c)	Whenever holders of Sterling Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have one vote per Sterling Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)	Holders of Sterling Preference Shares having a registered address or address for correspondence within the United Kingdom shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)	The special rights attached to any Sterling Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Sterling Preference Shares and so that any new shares ranking pari passu with such Sterling Preference Shares may either carry rights and restrictions identical in all respects with such Sterling Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Sterling Preference Shares; and

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(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Sterling Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Sterling Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Sterling Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Sterling Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Sterling Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(b)	Unless otherwise provided by its terms of issue, the rights attached to any Sterling Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Sterling Preference Share.

5A	Rights of the Dollar Preference Shares

5A.1	The following rights and restrictions shall be attached to the Dollar Preference Shares:

(1)	The Dollar Preference Shares shall rank pari passu inter se and with the Sterling Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Dollar Preference Shares, the rights so determined need not be the same as those attached to the Dollar Preference Shares which have then been allotted or issued. The Dollar Preference Shares may be

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issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Dollar Preference Share shall confer the following rights as to dividend and capital:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards income) to a non-cumulative preferential dividend in US dollars payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

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Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in US dollars out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article; and

(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).

Limitations

(3)	No Dollar Preference Share shall;

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

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Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Dollar Preference Shares of any series (“relevant Dollar Preference Shares”) if so determined by the Board prior to allotment thereof:

(a)	(i)	if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Dollar Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Dollar Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Dollar Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Dollar Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date;

(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

(b)	if the payment of any dividend on any relevant Dollar Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Dollar Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)	if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Dollar Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

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(e)	if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Dollar Preference Shares until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Dollar Preference Shares of any series prior to allotment thereof, the Dollar Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company.

(b)	In the case of any series of Dollar Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act, and sub-paragraph (ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Dollar Preference Shares of such series by giving to the holders of the Dollar Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date. “Redemption Date” means, in relation to Dollar Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Dollar Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

“First Redemption Date” means:

(D)	in relation to any relevant Dollar Preference Shares designated as:

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(1) “Series 1”, 30 June 2010;

(2) “Series 2”, 30 June 2030;

(3) “Series 3”, 27 June 2013.

(E)	in relation to any other Dollar Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date;

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Dollar Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series:

(F)	the first date of allotment of Dollar Preference Shares of that series; or

(G)	the first Dividend Payment Date for Dollar Preference Shares of that series;

(ii)	if either of the restrictions in sub-paragraphs (4)(a)(i) and (4)(a)(ii) of this Article applies to any dividend otherwise payable on any Redemption Date on the Dollar Preference Shares of that series, the Company may not redeem such Dollar Preference Shares on that Redemption Date;

(iii)	there shall be paid on each Dollar Preference Share so redeemed, in US dollars, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Dollar Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Dollar Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

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(v)	payments in respect of the amount due on redemption of a Dollar Preference Share shall be made by US Dollar cheque drawn on a bank in New York City or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a US dollar account maintained by the payee with a bank in New York City or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board.

All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Dollar Preference Shares due for redemption shall cease to accrue except on any such Dollar Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Dollar Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption moneys on any Dollar Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in US dollars and are open for general business in London and New York City (a “Dollar Business Day”), then payment of such moneys will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay; and

(viii)	the receipt of the holder for the time being of any Dollar Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Dollar Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Dollar Preference Shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in US dollars as the Dollar Preference Shares or into unclassified shares of the same nominal amount in US dollars as the Dollar Preference Shares.

(d)	Any Dollar Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Dollar Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Dollar Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

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Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Dollar Preference Shares into shares of a larger or smaller amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Dollar Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)	If so determined by the Board prior to allotment thereof, holders of Dollar Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)	if any dividend on any Dollar Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full);

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Dollar Preference Shares.

(c)	Whenever holders of Dollar Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have one vote per Dollar Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)	Holders of Dollar Preference Shares having a registered address or address for correspondence within the United Kingdom shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)	The special rights attached to any Dollar Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Dollar Preference Shares and so that any new shares ranking pari passu with such Dollar Preference Shares may either carry rights and restrictions identical in all respects with such Dollar Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

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(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Dollar Preference Shares; and

(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Dollar Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Dollar Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Dollar Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Dollar Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Dollar Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(b)	Unless otherwise provided by its terms of issue, the rights attached to any Dollar Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of

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any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Dollar Preference Share.

5B	Rights of the Euro Preference Shares

5B.1	The following rights and restrictions shall be attached to the Euro Preference Shares:

(1)	The Euro Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Sterling Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article. They shall also confer such further rights (not being inconsistent with the rights set out in this Article) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article to determine any of the rights attached to any of the Euro Preference Shares, the rights so determined need not be the same as those attached to the Euro Preference Shares which have then been allotted or issued. The Euro Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles.

(2)	Each Euro Preference Share shall confer the following rights as to dividend and capital:

Income

(a)	the right (subject to the provisions of paragraph (4) of this Article, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards income) to a non-cumulative preferential dividend in euro payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a “Dividend Payment Date”) and on such other terms and conditions as may be determined by the Board prior to allotment thereof;

Capital

(b)	the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in euro out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards repayment of capital):

(i)	a sum equal to:

(A)	the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and

(B)	if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period

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but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article; and

(ii)	subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances).
Limitations

(3)	No Euro Preference Share shall;

(a)	confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article;

(b)	subject to the Act, confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company;

(c)	confer any right of conversion; or

(d)	confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves.

Further provisions as to income

(4)	All or any of the following provisions shall apply in relation to any Euro Preference Shares of any series (“relevant Euro Preference Shares”) if so determined by the Board prior to allotment thereof;

(a)	(i)	if, on any Dividend Payment Date (“the relevant date”) on which a dividend (“the relevant dividend”) would otherwise fall to be paid on any relevant Euro Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Euro Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this paragraph, the expression “participating shares” shall mean the relevant Euro Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Euro Preference Shares and on which either (1) a dividend is payable on the relevant date or (2) arrears of cumulative dividend are unpaid at the relevant date;

(ii)	if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph, have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any shareholder may suffer in consequence of such payment having been made;

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(b)	if the payment of any dividend on any relevant Euro Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable;

(c)	if a dividend or any part thereof on any relevant Euro Preference Shares is not paid for the reasons specified in sub-paragraphs (a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment;

(d)	if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Euro Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full);

(e)	if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Euro Preference Shares until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full).

Redemption

(5)	(a)	Unless otherwise determined by the Board in relation to Euro Preference Shares of any series prior to allotment thereof, the Euro Preference Shares shall, subject to the provisions of the Act, be redeemable at the option of the Company.

(b)	In the case of any series of Euro Preference Shares which are to be so redeemable:

(i)	the Company may, subject to the provisions of the Act and sub-paragraph (ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Euro Preference Shares of such series by giving to the holders of the Euro Preference Shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing (a “Notice of Redemption”) of the relevant Redemption Date. “Redemption Date” means, in relation to Euro Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(A)	any date which falls on or after the First Redemption Date (as hereinafter defined); or

(B)	the First Redemption Date or any subsequent Dividend Payment Date for Euro Preference Shares of that series; or

(C)	the First Redemption Date or any successive fifth anniversary thereof.

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“First Redemption Date” means:

(D)	in relation to any Euro Preference Shares designated as:

(1)	“Series 1”, 30 June 2012;

(2)	“Series 2”, 24 March 2014;

(3)	“Series 3”, 29 March 2016.

(E)	in relation to any other Euro Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(1)	five years after the Relevant Date (as hereinafter defined);

(2)	ten years after the Relevant Date;

(3)	fifteen years after the Relevant Date;

(4)	twenty years after the Relevant Date;

(5)	thirty years after the Relevant Date.

“Relevant Date” means, in relation to Euro Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series:

(F)	the first date of allotment of Euro Preference Shares of that series; or

(G)	the first Dividend Payment Date for Euro Preference Shares of that series;

(ii)	if either of the restrictions in sub-paragraphs (4)(a)(i) and (4)(a)(ii) of this Article applies to any dividend otherwise payable on any Redemption Date on the Euro Preference Shares of that series, the Company may not redeem such Euro Preference Shares on that Redemption Date;

(iii)	there shall be paid on each Euro Preference Share so redeemed, in euro, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date;

(iv)	any Notice of Redemption given under sub-paragraph (b)(i) above shall specify the applicable Redemption Date, the particular Euro Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Euro Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Euro Preference Shares to be redeemed on that date subject to the provisions of this paragraph and of the Act. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings;

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(v)	payments in respect of the amount due on redemption of a Euro Preference Share shall be made by euro cheque drawn on a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a euro account maintained by the payee with a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board.

All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws;

(vi)	as from the relevant Redemption Date the dividend on the Euro Preference Shares due for redemption shall cease to accrue except on any such Euro Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Euro Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid;

(vii)	if the due date for the payment of the redemption moneys on any Euro Preference Share is not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (or any successor system) is open (a “Euro Business Day”), then payment of such moneys will be made on the next succeeding day which is a Euro Business Day and without any interest or other payment in respect of such delay; and

(viii)	the receipt of the holder for the time being of any Euro Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof.

(c)	Upon the redemption or purchase of any Euro Preference Shares the Board shall have power without any further resolution or consent to convert the authorised but unissued Euro Preference Shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the Company is or may be divided of the same nominal amount in euro as the Euro Preference Shares or into unclassified shares of the same nominal amount in euro as the Euro Preference Shares.

(d)	Any Euro Preference Shares redeemed pursuant to this paragraph (5) shall be cancelled on redemption.

Purchase

(6)	Subject to the provisions of the Act, the Company may at any time purchase any Euro Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Euro Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine.

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Consolidation and division

(7)	Pursuant to the authority given by the passing of the resolution adopting this Article the Board may consolidate and divide and/or sub-divide any Euro Preference Shares into shares of a larger or smaller amount.

Attendance and voting at general meetings

(8)	(a)	Save as provided by its terms of issue, no Euro Preference Share shall carry any right to attend or vote at general meetings of the Company.

(b)	If so determined by the Board prior to allotment thereof, holders of Euro Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances:

(i)	if any dividend on any Euro Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full);

(ii)	in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Euro Preference Shares.

(c)	Whenever holders of Euro Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present in person shall have one vote and on a poll every such holder who is present in person or by proxy shall have one vote per Euro Preference Share held by him or such number of votes per share as the Board shall determine prior to allotment of such share.

(d)	Holders of Euro Preference Shares having a registered address or address for correspondence within the United Kingdom shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices of general meetings of the Company and a copy of every circular or other like document sent out by the Company to the holders of Ordinary Shares.

Further preference shares

(9)	The special rights attached to any Euro Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency (“new shares”) ranking as regards participation in the profits and assets of the Company pari passu with such Euro Preference Shares and so that any new shares ranking pari passu with such Euro Preference Shares may either carry rights and restrictions identical in all respects with such Euro Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that:

(a)	the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative;

(b)	the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ;

(c)	a premium may be payable on return of capital or there may be no such premium;

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(d)	the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Euro Preference Shares; and

(e)	the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Euro Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Variation of class rights

(10)	(a)	Subject to the provisions of the Act:

(i)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Euro Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of all series in issue or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Euro Preference Shares, voting as a single class without regard for series; and

(ii)	all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Euro Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Euro Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of such series or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of Euro Preference Shares of such series.

All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

(b)	Unless otherwise provided by its terms of issue, the rights attached to any Euro Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Euro Preference Share.

5C	Rights of the Non-voting Deferred Shares

5C.1	The following rights and restrictions shall be attached to the Non-voting Deferred Shares:

(1)	As regards income

The holders of the Non-voting Deferred Shares shall not be entitled to receive any dividend out of the profits of the Company available for distribution and resolved to be distributed in respect of any financial year.

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(2)	As regards capital

On a distribution of assets on a winding-up or other return of capital (otherwise than on conversion or redemption or purchase by the Company of any of its shares) the holders of the Non-voting Deferred Shares shall be entitled to receive the amount paid up on their shares after there shall have been distributed (in cash or specie) to the holders of the Ordinary Shares the amount of £10,000,000 in respect of each Ordinary Share held by them respectively. For this purpose distributions in currency other than sterling shall be treated as converted into sterling, and the value of any distribution in specie shall be ascertained in sterling, in each case in such manner as the Board or the Company in general meeting may approve. The Non-voting Deferred Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company.

(3)	As regards voting

The holders of Non-voting Deferred Shares shall not be entitled to receive notice of or to attend (either personally or by proxy) any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed thereat.

(4)	Variation

The rights attached to the Non-voting Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares.

6	Allotment

6.1	Subject to the provisions of the Act and to any relevant authority of the Company in general meeting required by the Act, unissued shares of the Company at the date of adoption of these Articles and any shares hereafter created shall be at the disposal of the Board, which may allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of them or grant rights to subscribe for or convert any security into shares of the Company to such persons (including the Directors themselves), at such times and generally on such terms and conditions as the Board may decide, provided that no share shall be issued at a discount.

6.2	(1)	This Article 6.2 applies to any rights issue of any New Securities (as hereinafter defined) or any invitation to subscribe for any such securities which the Company may make in favour of holders of Ordinary Shares.

(2)	Whenever this Article 6.2 applies, the Company shall subject to the following provisions of this Article 6.2 extend the same invitation to all holders of Ordinary Shares at the same price and on the same terms.

(3)	Notwithstanding anything herein contained, whenever this Article 6.2 applies:

(a)	the Board may make such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or having regard to any restrictions or obligations under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever;

(b)	the Board may offer to holders of Ordinary Shares denominated in one currency Ordinary Shares denominated in the same or some other currency (or the right

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to subscribe for or to convert into or to exchange any securities for any such Ordinary Shares) and may give to any holders of Ordinary Shares a choice as to the currency in which the Ordinary Shares which they acquire (whether in pursuance of the rights issue or any such right as aforesaid) are denominated;

(c)	the Board may determine that the price per New Security may be converted into such currency or currencies at such rate or rates of exchange as the Board may in its absolute discretion determine and so that the invitation may be made to holders of Ordinary Shares in different currencies and so that such holders may be given the option of subscribing in one or more different currencies;

(d)	if the Board determines to exercise the powers conferred by paragraphs (b) or (c) above, it need not exercise such powers in the same manner or to the same extent in relation to all holders of Ordinary Shares but may exercise such powers in relation to such holders of Ordinary Shares and in such manner and to such extent as it shall in its absolute discretion think fit.

(4)	In this Article 6.2, "New Securities" means Ordinary Shares or any securities conferring the right to subscribe for or convert into or to exchange such security for Ordinary Shares.

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7	Redeemable shares

7.1	Subject to the provisions of the Act and to any special rights for the time being attached to any existing shares, any share may be issued which is, or at the option of the Company or of the holder of such share is liable, to be redeemed on such terms and in such manner as these Articles may provide.

8	Power to attach rights

8.1	Subject to the provisions of the Act and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, transfer, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

9	Stock and share warrants to bearer

9.1	The Company may issue, under the Seal, share warrants to bearer in respect of any fully paid shares in the Company, stating that the bearer is entitled to the shares represented thereby, and the Company may provide by coupons or otherwise for the payment of any future dividends on the shares so represented. Such powers shall be vested in the Board which may determine and from time to time vary the conditions upon which warrants shall be issued. Without prejudice to the generality of the foregoing, the Board may determine the conditions upon which any warrant or coupon shall be replaced, but so that, in the case of the loss of a warrant or coupon, no replacement warrant or coupon shall be issued unless the Board is satisfied beyond reasonable doubt that the original has been destroyed, and the Board may also determine the conditions upon which the bearer of a warrant shall be entitled to receive notice of, and to attend and vote and demand a poll at, general meetings of the Company and to join in requisitioning or convening general meetings, and upon which a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares represented thereby. Subject to such conditions and to the provisions of these Articles and of the Act, the bearer of a warrant shall be deemed to be a member for all purposes. The bearer of a warrant shall hold the same subject to the conditions for the time being in force in regard to warrants for shares of the same class of shares to which the warrant relates and whether such conditions are determined by the Board before or after the issue of such warrant.

10	Commission and brokerage

10.1	The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods.

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11	Trusts not to be recognised

11.1	Except as otherwise expressly provided by these Articles, as required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share except an absolute right of the holder to the whole of the share.

SHARE CERTIFICATES

12	Right to certificates

12.1	On becoming the holder of any share every person (except a recognised person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without charge, to receive within two months after allotment or lodgment of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class registered in his name. Such certificate shall specify the number, class, and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up thereon.

12.2	[Deleted by Special Resolution passed on 28 May 1999]

12.3	If and so long as all the issued shares of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

12.4	The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named on the register shall be sufficient delivery to all joint holders.

12.5	Where a member (other than a recognised person) has transferred part only of the shares comprised in a certificate, he shall be entitled without charge to a certificate for the balance of such shares.

12.6	No certificate shall be issued representing shares of more than one class, or in respect of shares held by a recognised person.

13	Replacement certificates

13.1	Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

13.2	If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request.

13.3	If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such terms as to provision of evidence and indemnity (with or without security) and without prejudice to the provisions of paragraph 13.5 below to payment of any exceptional 'out of pocket' expenses, including those incurred by the Company in investigating such evidence and preparing such indemnity and security, as the Board may decide, and on surrender of the original certificate (where it is defaced, damaged or worn out) but without further charge.

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13.4	In the case of shares held jointly by several persons, any such request as is mentioned in this Article 13 may be made by any one of the joint holders.

13.5	If the Board so requires, a fee shall be paid in any jurisdiction in which all or any shares are for the time being listed or traded on a stock exchange in that jurisdiction before the issue of any new certificate, whether the same is issued as a result of a transfer or transmission of the shares to which it relates or the splitting up of an existing certificate provided always that such fee shall not exceed the maximum such fee prescribed or permitted from time to time by the relevant stock exchange or by a relevant regulatory body in that jurisdiction.

LIEN ON SHARES

14	Lien on shares not fully paid

14.1	The Company shall have a first and paramount lien on any of its shares which are not fully paid, to the extent and in the circumstances permitted by section 150 of the Act. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

15	Enforcement of lien by sale

15.1	The Board may sell all or any of the shares subject to any lien at such time or times and in such manner as it may determine. However, no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on the holder or the persons (if any) entitled by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for 14 clear days after service of such notice. For giving effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold in the name and on behalf of the holder of or the persons entitled by transmission to the shares in favour of the purchaser or as the purchaser may direct. The purchaser shall not be bound to see to the application of the purchase money, and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

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16	Application of proceeds of sale

16.1	The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied in or towards satisfaction of so much of the amount due to the Company, or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (on surrender to the Company for cancellation of the certificate for the shares sold, and subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale) be paid to the member or the person (if any) entitled by transmission to the shares so sold.

CALLS ON SHARES

17	Calls

17.1	Subject to the terms of allotment of shares, the Board may from time to time make calls on the members in respect of any moneys unpaid on the shares or any class of shares held by them respectively (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made and whether or not by instalments) be liable to pay the amount of every call so made on him as required by the notice. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed or (as the case may require) any person to whom power has been delegated pursuant to these Articles serves notice of exercise of such power. A call may be required to be paid by instalments and may, before receipt by the Company of any sum due thereunder, be either revoked or postponed in whole or part as regards all or any holder(s) as the Board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof.

18	Interest on calls

18.1	If the whole of the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate not exceeding 15 per cent per annum as the Board shall determine. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

19	Rights of member when call unpaid

19.1	No member shall, unless the Board otherwise determines, be entitled to receive any dividend or to be present and vote at any general meeting either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member unless and until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

20	Sums due on allotment treated as calls

20.1	Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall for all purposes of these Articles be deemed to be a call duly made. If it is not paid the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call.

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21	Power to differentiate

21.1	The Board may make arrangements on the allotment or issue of shares for a difference as between the allottees or holders of such shares in the amount and time of payment of calls.

22	Payment in advance of calls

22.1	The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced on giving to such member not less than three months' notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

23	Delegation of power to make calls

23.1	If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be.

24	Indemnity against claims in respect of shares

24.1	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any shares held either jointly or solely by any member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such member by the Company or in respect of any such shares or for or on account or in respect of any member and whether in consequence of:

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(a)	the death of such member;

(b)	the non-payment of any income tax or other tax by such member;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such member or by or out of his estate; or

(d)	any other act or thing;

the Company in every such case:

(i)	shall be fully indemnified by such member or his executor or administrator from all liability arising by virtue of such law; and

(ii)	may recover as a debt due from such member or his executor or administrator (wherever constituted or residing) any monies paid by the Company under or in consequence of any such law, together with interest thereon at the rate of 15 per cent. per annum thereon from the date of payment to the date of repayment.

Nothing contained in this Article shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his executor, administrator, and estate wherever constituted or situated, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

FORFEITURE OF SHARES

25	Notice if call not paid

25.1	If any member fails to pay the whole of any call or any instalment of any call on or before the day appointed for payment, the Board may at any time serve a notice in writing on such member or on any person entitled to the shares by transmission, requiring payment, on a date not less than 14 clear days from the date of the notice, of the amount unpaid and any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

26	Forfeiture for non-compliance

26.1	If the notice referred to in Article 25 is not fully complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

26.2	If any person from whom any call or interest thereon or any part thereof is due, and whose share has been declared forfeited for non-payment thereof, shows to the satisfaction of the Board that he is unable to pay the whole amount then remaining due from him in respect of such call or interest, the Board may accept from him such sum by way of composition for and in lieu of the whole amount so then due from him as the Board may determine; and upon the payment of such composition may discharge him from all claims and demands whatsoever then remaining due in respect of such call and interest; but no such composition shall be accepted from any person while he continues a member in his own right in respect of any share besides the share so forfeited, or shall give him any claim to or in respect of the share so forfeited.

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27	Notice after forfeiture

27.1	When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled to such share by transmission (as the case may be). An entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

28	Forfeiture may be annulled

28.1	The Board may, at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

29	Surrender

29.1	The Board may accept a surrender of any share liable to be forfeited. In such case references in these Articles to forfeiture shall include surrender.

30	Disposal of forfeited shares

30.1	Every share which shall be forfeited shall thereupon become the property of the Company. Subject to the provisions of the Act any such share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person, on such terms and in such manner as the Board shall determine. The Board may for the purposes of the disposal authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The Company may receive the consideration (if any) given for the share on its disposal.

31	Effect of forfeiture

31.1	A shareholder whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited. He shall nevertheless be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon from the date of the forfeiture to the date of payment, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

32	Extinction of claims

32.1	The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members.

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33	Evidence of forfeiture

33.1	A statutory declaration by a Director or the Secretary that a share has been forfeited in pursuance of these Articles, and stating the date on which it was forfeited, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated. The declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate for the share under the Seal delivered to the person to whom the same is sold or disposed of, shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. Subject to the execution of any necessary transfer, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Any such person shall not (unless by express agreement) become entitled to any of the dividends accrued or which might have accrued upon the shares before the completion of the sale or disposition thereof.

TRANSFER OF SHARES

34	Form of transfer

34.1	Each member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it.

35	Right to refuse registration

35.1	The Board may, in its absolute discretion and without giving any reason, refuse to register any share transfer unless:

(a)	it is in respect of a share which is fully paid up;

(b)	it is in respect of a share on which the Company has no lien;

(c)	it is in respect of only one class of shares and in respect of shares denominated in the same currency;

(d)	it is in favour of a single transferee or not more than four joint transferees;

(e)	it is duly stamped (if so required); and

(f)	it is delivered for registration to the Office or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf, the authority of that person to do so provided that the Board shall not refuse to register any transfer of partly paid shares which are listed on The Stock Exchange on the grounds that they are partly paid shares in circumstances

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where such refusal would prevent dealing in such shares from taking place on an open and proper basis. References herein to a transfer shall be deemed to include renunciation of a renounceable letter of allotment.

35.2	A transfer of shares will not be registered in the circumstances envisaged by Article 81.

36	Notice of refusal

36.1	If the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company send notice of the refusal to the transferee. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

37	Closing of Registers

37.1	The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may from time to time determine. Any closing of the Register shall be notified in accordance with the requirements of the Act and shall be notified at least once by advertisement in a leading daily newspaper published in the United Kingdom and in one leading English language daily newspaper printed and circulating in the place where such closing takes place (and if such place is Hong Kong also in one leading Chinese language daily newspaper circulating in Hong Kong).

38	Fees on registration

38.1	If the Board so requires, a fee shall be charged in any jurisdiction in which all or any shares are for the time being listed or traded on a stock exchange in that jurisdiction for the registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares provided always that such fee shall not exceed the maximum such fee prescribed or permitted from time to time by the relevant stock exchange or by a relevant regulatory body in that jurisdiction.

39	Other powers in relation to transfers

39.1	Nothing in these Articles shall preclude the Board:

(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of some other person; or

(b)	if empowered by these Articles to authorise any person to execute an instrument of transfer of a share, from authorising any person to transfer that share in accordance with any procedures implemented pursuant to Article 12.2.

40	[Deleted by Special Resolution passed on 9 June 1992 which came into effect on 10 July 1992.]

TRANSMISSION OF SHARES

41	On death

41.1	If a member dies, the survivors or survivor, where he was a joint holder, and his executors or administrators, where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him.

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42	Election of person entitled by transmission

42.1	Any person becoming entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his title being produced as the Board may require, elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event as aforesaid had not occurred. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the Register.

43	Rights on transmission

43.1	Where a person becomes entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share, except that he shall not, before he is registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

DESTRUCTION OF DOCUMENTS

44	Destruction of documents

44.1	The Company may destroy:

(a)	any instrument of transfer, after six years from the date on which it is registered (or such shorter period as the Board shall determine provided a copy thereof is retained by microfilming or other similar means);

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, after two years from the date on which it is recorded (or such shorter period as the Board shall determine provided a copy thereof is retained by microfilming or other similar means);

(c)	any share certificate, after one year from the date on which it is cancelled (or such shorter period as the Board shall determine provided a copy thereof is retained by microfilming or other similar means); and

(d)	any other document on the basis of which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it (or such shorter period as the Board shall determine provided a copy thereof is retained by microfilming or other similar means).

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44.2	It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was duly cancelled, and that every other document so destroyed was valid and effective in accordance with the particulars in the records of the Company, provided that:

(a)	this Article 44 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(b)	nothing in this Article 44 shall be construed as imposing on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article 44 which would not attach to the Company in the absence of this Article 44; and

(c)	references in this Article 44 to the destruction of any document include references to the disposal of it in any manner.

ALTERATION OF SHARE CAPITAL

45	Increase, consolidation, cancellation and sub-division

45.1	The Company in general meeting may from time to time by ordinary resolution:

(a)	increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b)	consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares;

(c)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(d)	subject to the provisions of the Act, sub-divide its shares or any of them into shares of smaller amount, and may by such resolution determine that, as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares.

Any resolution for consolidation and division of Ordinary Shares into shares of a larger nominal amount pursuant to paragraph (b) of this Article and any resolution for sub-division of Ordinary Shares into shares of a smaller amount pursuant to paragraph (d) of this Article shall constitute a variation of the rights attached to the Ordinary Shares unless such resolution shall affect all the Ordinary Shares in issue in like manner and to like extent.

46	Fractions

46.1	Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the Board may settle it as it thinks fit and in particular (but without prejudice to the generality of the foregoing):

(a)	whenever as a result of any consolidation of shares any members would become entitled to fractions of shares, the Board may, on behalf of those members, sell the shares incorporating the fractions for the best price reasonably obtainable to any person

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(including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those members (except that any amount otherwise due to a member, being less than £2.50 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company);

(b)	the Board may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share and, in the case of any shares registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint holders, may make such arrangements as it may think fit for the sale of the consolidated share and for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or for the payment of such net proceeds to the Company (except that any amount otherwise due to a member, being less than £2.50 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company);

(c)	alternatively, provided that the necessary unissued shares are available, the Board may, in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to each such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation); and the amount required to pay up such shares shall be appropriated at the Board's discretion from any of the sums standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares; and

(d)	for the purposes of any sale of consolidated shares pursuant to paragraph (a) of this Article, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with, the directions of the purchaser, and the transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

47	Reduction of capital

47.1	Subject to the provisions of the Act and to any rights for the time being attached to any shares, the Company may by special resolution reduce its share capital or any capital redemption reserve or share premium account in any manner.

47.2	Without prejudice to the generality of Article 47.1, the passing and/or implementation of any special resolution for the reduction of the capital paid up on any Ordinary Shares and for the cancellation of such Shares accordingly for the purpose only of, and followed by, the application (as nearly as may be) of the reserve then arising in or towards the payment up in full of the same number of new Ordinary Shares denominated in a different currency (which need not be any currency in which any issued Ordinary Share is then denominated) but having the same rights as and ranking pari passu in all respects with Ordinary Shares for the purposes of these Articles and the distribution of such new Ordinary Shares credited as fully paid to the holders of the Ordinary Shares so cancelled in proportion to the number of such Shares then held by them respectively shall not involve any variation or abrogation of the rights attached to any Ordinary Shares cancelled as aforesaid (or of the rights attached to any other Ordinary Share) and all Ordinary Shares whenever issued are subject to the restriction that the passing and/or implementation of any such resolution shall not require the consent or sanction of the holders of any Ordinary Shares to be given in accordance with Article 49.1 or otherwise.

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48	Purchase of own shares

48.1	Subject to the provisions of the Act and to any rights for the time being attached to any shares, the Company may purchase any of its own shares of any class (including any redeemable shares). Any shares to be so purchased may be selected in any manner whatsoever, provided that if at the relevant date proposed for approval of the proposed purchase there shall be in issue any shares of a class entitling the holders to convert into equity share capital of the Company, then no such purchase shall take place unless it has been sanctioned by an extraordinary resolution passed at a separate general meeting (or meetings if there is more than one class) of the holders of such class of convertible shares or the trust deed or other instrument constituting, or the terms of issue of, the convertible shares provide for the Company purchasing its own equity shares.

VARIATION OF CLASS RIGHTS

49	Sanction to variation

49.1	Any of the rights or privileges for the time being attached to any share or class of shares in the Company (and notwithstanding that the Company may be or be about to be in liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as hereinafter provided (but not otherwise). The foregoing provisions of this Article shall apply also to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the separate rights of which are to be varied.

49.2	Ordinary Shares whenever issued are subject to the restriction that the rights attached to them may be varied or abrogated by a special resolution of the Company without the separate consent or sanction (given in accordance with Article 49.1 or otherwise) of the holders of any of the Ordinary Shares provided that the rights attached to all the Ordinary Shares are thereby varied or abrogated in like manner and to like extent and accordingly neither the passing nor the implementation of any such resolution constitutes a variation or abrogation of any of the rights attached to any of the Ordinary Shares.

50	Class meetings

50.1	All the provisions in these Articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares. The quorum at every such meeting shall be two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class. Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall on a poll be entitled to one vote for every share of the class held by him. If at any adjourned meeting of such holders such quorum as aforesaid is not present, one person holding shares of the class who is present in person or by proxy shall be a quorum.

51	Deemed variation

51.1	Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares, but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Act and these Articles.

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GENERAL MEETINGS

52	Annual general meetings

52.1	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year in accordance with the requirements of the Act. The annual general meeting shall be held at such time and in such place as the Board may determine.

53	Extraordinary general meetings

53.1	All general meetings, other than annual general meetings, shall be called extraordinary general meetings. All extraordinary general meetings shall be held at such time and in such place as the Board shall determine.

54	Convening of extraordinary general meetings

54.1	The Board may convene an extraordinary general meeting whenever it thinks fit. An extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 368 of the Act. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or proposed by the Board.

55	Notice of general meetings

55.1	An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution shall be convened by not less than 21 clear days' notice in writing. All other extraordinary general meetings shall be convened by not less than 14 clear days' notice in writing.

55.2	Subject to the provisions of the Act, and notwithstanding that it is convened by shorter notice than that specified in this Article 55, a general meeting shall be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

55.3	The notice shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)	the place, the day and the time of the meeting;

(c)	in the case of special business, the general nature of that business;

(d)	if the meeting is convened to consider a special or extraordinary resolution, the intention to propose the resolution as such; and

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(e)	with reasonable prominence, that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member.

55.4	The notice shall be given to the members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive notice from the Company), to the Directors and to the Auditors.

55.5	For the purposes of section 376(2)(b) of the Act any amount paid up on any Ordinary Share in any currency other than sterling shall be treated as if it had been converted into sterling at such rate of exchange prevailing at or about the date of the requisition as the Board shall determine.

56	Omission to send notice

56.1	The accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an appointment of proxy to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

56A	Postponement of General Meetings

If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and/or place. The Board shall take reasonable steps to ensure that notice of the date, time and place of the postponed meeting is provided to any member trying to attend the meeting at the original time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given in such manner as the Board may in its absolute discretion determine. Notice of the business to be transacted at such postponed meeting shall not be required. If a meeting is postponed in accordance with this Article, the appointment of a proxy will be valid if it is delivered and received as required by these Articles not less than 48 hours before the time appointed for holding the postponed meeting. The Board may (for the avoidance of doubt) also postpone any meeting which has been rearranged under this Article 56A.

57	Special business

57.1	All business that is transacted at a general meeting shall be deemed special, except the following transactions at an annual general meeting:

(a)	the declaration of dividends;

(b)	the receipt and consideration of the annual accounts, the Directors’ Report, the Directors’ Remuneration Report, the Auditors’ report and any other documents required to be annexed to the annual accounts;

(c)	the election or re-election of Directors;

(d)	the re-appointment of the Auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the determination of the remuneration of the Auditors or of the manner in which such remuneration is to be determined.

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PROCEEDINGS AT GENERAL MEETINGS

58	Quorum

58.1	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than three persons entitled to attend and to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member.

59	If quorum not present

59.1	If within 15 minutes (or such longer interval as the Chairman in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such time and place as the Chairman (or, in default, the Board) may determine. If at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, one person entitled to attend and to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum.

60	Chairman

60.1	The Chairman (if any) of the Board shall preside at every general meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within 5 minutes after the time appointed for holding the meeting, or shall be unwilling to act as Chairman, a Deputy Chairman shall if present and willing to act preside at such meeting. In the event of two or more Deputy Chairmen being present, the Deputy Chairman to act as Chairman shall be decided by those directors present. If no Chairman or Deputy Chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be Chairman if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

61	Entitlement to attend and speak

61.1	A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company.

62	Power to adjourn

62.1	The Chairman may, with or without the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as the meeting shall determine. However, without prejudice to any other power which he may have under these Articles or at common law, the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting, to give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting or to ensure that the business of the meeting is properly disposed of.

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63	Notice of adjourned meeting

63.1	Where a meeting is adjourned indefinitely, the Board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for 14 days or more or indefinitely, seven clear days' notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

64	Business of adjourned meeting

64.1	No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

65	Accommodation of members at meeting

65.1	The Board may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements (whether involving the issue of tickets, on a basis intended to afford to all members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting, or the imposition of some random means of selection, or otherwise, as the Board shall in its absolute discretion consider to be appropriate) and may from time to time vary any such arrangements or make new arrangements in place therefor. The entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting. In the case of any general meeting to which such arrangements apply the Board shall, and in the case of any other general meeting the Board may, when specifying the place of the general meeting:

(a)	direct that the meeting shall be held at a place specified in the notice at which the Chairman of the meeting shall preside ("the Principal Place"); and

(b)	make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other places, provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places.

Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at any of such other places, provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

65.2	The Board may direct that any person wishing to attend any meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to any meeting to any person who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

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VOTING

66	Method of voting

66.1	At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded by:

(a)	the Chairman of the meeting; or

(b)	by at least five members present in person or by proxy and entitled to vote at the meeting; or

(c)	a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

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67	Chairman's declaration conclusive on show of hands

67.1	Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

68	Objection to error in voting

68.1	No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

69	Amendment to resolutions

69.1	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on.

70	Procedure on a poll

70.1	Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

70.2	The demand for a poll (other than on the election of a Chairman or a resolution for adjourning the meeting) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

70.3	The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the Chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made and, in the case of a poll demanded but duly withdrawn before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

70.4	On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

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71	Votes of members

71.1	Subject to the provisions of the Act and to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every member who is present in person or by proxy shall on a show of hands have one vote and every member present in person or by proxy shall on a poll have one vote for every Ordinary Share of which he is the holder.

71.2	If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

71.3	Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person to vote in person or, on a poll, by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or deposited or received at such other place or address as is specified in accordance with these Articles for the deposit or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

72	Casting vote

72.1	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote in addition to any other vote that he may have.

73	Restriction on voting rights for unpaid calls etc.

73.1	No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him or to exercise any right as a member unless all calls or other sums presently payable by him in respect of that share in the Company have been paid.

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73A	Votes not counted where abstention required

73A.1	Where any member is, under the rules governing the listing of securities on any stock exchange on which all or any shares of the Company are for the time being listed or traded, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall, notwithstanding the provision of any other Article, not be counted.

74	Voting by proxy

74.1	Any person (whether a member of the Company or not) may be appointed to act as a proxy. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment thereof.

75	Form of proxy

75.1	An appointment of a proxy shall:

(a)	be in writing and, if the Board in its absolute discretion determines, may be contained in an electronic communication, in any such case in any common form or in such other form as the Board may approve and: (i) if in writing but not contained in an electronic communication, under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand of some officer or attorney duly authorised in that behalf; or (ii) in the case of an appointment contained in an electronic communication, submitted by or on behalf of the appointor, subject to such terms and conditions and authenticated in such manner as the Board may in its absolute discretion determine;

(b)	be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit and to speak at the meeting; and

(c)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

76	Deposit or receipt of proxy

76.1	The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board may:

(a)	in the case of an instrument in writing (including, whether or not the appointment of proxy is contained in an electronic communication, any such power of attorney or other authority), be deposited at the Office or at such other place or places and in such location or locations as is or are specified in the notice convening the meeting or in any appointment of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(aa)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving communications:

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(A) in the notice convening the meeting; or

(B)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(C)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director, the Secretary or some person authorised for the purpose by the Secretary and an appointment of proxy not deposited, delivered or received in a manner so permitted shall be invalid. No appointment of proxy shall be valid after the expiry of 12 months from the date named in it as the date of its execution or the date of its submission, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date.

77	More than one proxy may be appointed

77.1	A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution or submission) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

78	Board may supply proxy cards

78.1	The Board may at the expense of the Company send or make available, by post, electronic communication or otherwise, appointments of proxy (reply-paid or otherwise) to members for use at any general meeting(s) or at any separate meeting(s) of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall subject to Article 56 be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

79	Revocation of proxy

79.1	A vote given or poll demanded in accordance with the terms of an appointment of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the appointment of proxy, or of the authority under which the appointment of proxy was executed or submitted, or the transfer of the share in respect of which the appointment of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been

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received by the Company at the Office, or at such other place or places or address as has or have been appointed for the deposit or receipt of appointments of proxy, at least 48 hours before the commencement of the meeting or adjourned meeting or the taking of the poll at which the appointment of proxy is used.

79A	Directors’ powers to establish verification procedures in connection with proxies

79A.1	From time to time the Directors may (consistently with the Act and these Articles) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general or specific to a particular meeting. Without limitation, any regulations may include provisions that the Directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating:

(a)	to the appointment or revocation, or purported appointment or revocation, of a proxy; and/or

(b)	to any instruction contained or allegedly contained in any such appointment,

and any such regulations may also include rebuttable or conclusive presumptions of any fact concerning those matters. The Directors may from time to time modify or revoke any such regulations as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any voting instruction shall thereby be rendered invalid.

80	Corporate representative

80.1	A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it; and all references to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him before permitting him to exercise his powers.

81	Failure to disclose interests in shares

81.1	If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to section 212 of the Act and has failed in relation to any shares ("the default shares", which expression includes shares issued after the date of such notice in right of those shares) to give the Company the information thereby required within the prescribed period from the date of the notice, the following sanctions shall apply unless the Board otherwise determines:

(a)	the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

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(b)	where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

(i)	any dividend or other money payable in respect of the shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 151, to receive shares instead of that dividend; and

(ii)	no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless:

(1)	the member is not himself in default as regards supplying the information required; and

(2)	the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

81.2	Where the sanctions under paragraph 81.1 of this Article apply in relation to any shares, they shall cease to have effect:

(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

(b)	at the end of the period of one week (or such shorter period as the Board may determine) following receipt by the Company of the information required by the applicable notice or notices mentioned in that paragraph and the Board being fully satisfied that such information is full and complete.

81.3	Where, on the basis of information obtained from a member in respect of any share held by him, the Company issues a notice pursuant to section 212 of the Act to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of paragraph 81.1 above.

81.4	For the purposes of this Article 81:

(a)	a person, other than the member holding a share, shall be treated as appearing to be interested in any shares (or, if applicable, rights to subscribe for, or convert into, shares) if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or from a notice pursuant to section 212 of the Act or from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been so interested;

(b)	"interested" shall be construed in accordance with section 212 of the Act;

(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference (i) to his having failed or refused to give all or any part of it and (ii) to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	the "prescribed period" means 14 days; and

(e)	an "excepted transfer" means, in relation to any shares held by a member:

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(i)	a transfer by way of or pursuant to acceptance of a take-over offer for the Company (within the meaning of section 428 of the Act); or

(ii)	a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 207 of the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

(iii)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

81.5	Where any person appearing to be interested in the default shares has been duly served with a notice under section 212 of the Act and the default shares which are the subject of such notice or notices are held by a Depositary the provisions of this Article shall be treated as applying only to such default shares held by the Depositary and not (in the absence of any other reason why they should be so treated) to any other shares held by the Depositary.

81.6	Where the member on which a notice under section 212 of the Act is served is a Depositary acting in its capacity as such the obligations of the Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary or otherwise.

81.7	Nothing contained in this Article 81 shall limit the power of the Board under section 216 of the Act.

UNTRACED MEMBERS

82	Power of sale

82.1	The Company shall be entitled to sell any share of a member, or any share to which a person is entitled by transmission, if and provided that:

(a)	during the period of 12 years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) below (or, if published on different dates, the earlier or earliest thereof) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person, provided that during such period of 12 years the Company has paid at least three dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)	on expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements appearing in one national newspaper published in the United Kingdom and one newspaper circulating in the area of the address on the Register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 160.3 (unless any such address shall be in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong;

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(c)	the said advertisements, if not published on the same day, shall have been published within 30 days of each other;

(d)	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(e)	if shares of the class concerned are listed or dealt in on any stock exchange, the Company has given notice to that exchange of its intention to make such sale.

82.2	The manner, timing and terms of any sale of shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be such as the Board determines, based upon advice from such bankers, brokers or other persons as the Board considers appropriate consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay; and the Board shall not be liable to any person for any of the consequences of reliance on such advice.

82.3	To give effect to any sale of shares pursuant to this Article the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

82.4	If during the period of 12 years referred to in Article 82.1 above, or during any period ending on the date when all the requirements of paragraphs (a) to (d) of Article 82.1 above have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of paragraphs (b) to (d) of Article 82.1 above have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

83	Application of proceeds of sale

83.1	The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

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APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

84	Number of Directors

84.1	Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be not less than five not more than twenty five.

85	Power of Company to appoint Directors

85.1	Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

86	Power of Board to appoint Directors

86.1	Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Any Director so appointed shall retire at the annual general meeting of the Company next following such appointment and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

87	Appointment of executive Directors

87.1	Subject to the provisions of the Act, the Board may from time to time appoint one or more of its body to hold any employment or executive office for such term (subject to the provisions of the Act) and subject to such other conditions as the Board thinks fit. The Board may revoke or terminate any such appointment without prejudice to any claim for damages for breach of contract between the Director and the Company.

88	Eligibility of new Directors

88.1	No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he is recommended by the Board; or

(b)	during the period commencing on the day after despatch of the notice of the meeting and ending no later than seven clear days prior to the date of such meeting, notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or re-appointment, stating the particulars which would, if he were so appointed or re-appointed, be required to be included in the Company's register of Directors, together with notice executed by that person of his willingness to be appointed or re-appointed, is lodged at the Office.

89	Share qualification

89.1	A Director shall not be required to hold any shares of the Company.

90	Resolution for appointment

90.1	A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

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91	Retirement by rotation

91.1	At each annual general meeting of the Company one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office.

91.2	In addition to the Directors required to retire by rotation under Article 91.1, there shall also be required to retire by rotation:

(a)	any Director who at an annual general meeting of the Company shall have been a Director at each of the preceding two annual general meetings of the Company and who was not elected or re-elected at either such annual general meeting and who has not otherwise ceased to be a Director (either by resignation, retirement, removal or otherwise) and been re-elected by general meeting of the Company at or since either such annual general meeting; and

(b)	any Director who has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the annual general meeting.

92	Directors subject to retirement by rotation

92.1	Subject to the provisions of the Act and of these Articles, the Directors to retire by rotation at each annual general meeting shall include, so far as necessary to obtain the number required, first, any Director who wishes to retire and not offer himself for re-election and secondly, those Directors who have been longest in office since their last appointment or re-appointment. As between two or more Directors who have been in office an equal length of time, the Director to retire shall, in default of agreement between them, be determined by lot.

93	Position of retiring Director

93.1	A Director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be re-elected. If he is not re-elected or deemed to have been re-appointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

94	Deemed re-appointment

94.1	At any general meeting at which a Director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost.

95	Retirement on account of age

95.1	Section 293 of the Act shall apply to the Company.

96	Removal by ordinary resolution

96.1	The Company may by ordinary resolution remove any Director before the expiration of his period of office in accordance with the Act, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or re-appointed a Director.

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97	Vacation of office by Director

97.1	Without prejudice to the provisions for retirement (by rotation or otherwise) contained in these Articles, the office of a Director shall be vacated if:

(a)	he resigns by notice in writing delivered to the Secretary at the Office or Head Office of the Company or tendered at a Board meeting;

(b)	he ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or becomes prohibited by law from being a Director;

(c)	he becomes bankrupt, has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(d)	an order is made by any court of competent jurisdiction on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or equivalent legislation in any jurisdiction and the Board resolves that his office be vacated;

(e)	both he and his alternate Director appointed pursuant to the provisions of these Articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his office be vacated;

(f)	he is requested to resign by notice in writing addressed to him at his last known address and signed by all his co-Directors (without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company); or

(g)	in the circumstances referred to in Article 95.1.

98	Resolution as to vacancy conclusive

98.1	A resolution of the Board declaring a Director to have vacated office under the terms of Article 97 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

ALTERNATE DIRECTORS

99	Appointments

99.1	Each Director (other than an alternate Director) may, by notice in writing delivered to the Secretary at the Office or the Head Office, or in any other manner approved by the Board, appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his alternate.

99.2	No appointment of an alternate Director shall be effective until his consent to act as a Director in the form prescribed by the Act has been received at the Office.

99.3	An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles.

100	Participation in Board meetings

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100.1	Every alternate Director shall (subject to his giving to the Company an address within the United Kingdom or Hong Kong (or such other country or territory as the Board may from time to time determine) at which notices may be served on him) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

101	Alternate Director responsible for own acts

101.1	Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

102	Interests of alternate Director

102.1	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

103	Revocation of appointment

103.1	An alternate Director shall cease to be an alternate Director:

(a)	if his appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his retirement shall remain in force; or

(b)	if any event happens in relation to him which, if he were a Director otherwise appointed, would cause him to vacate office; or

(c)	if his appointor revokes the appointment by notice in writing delivered to the Secretary at the Office or the Head Office.

DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS

104	Directors' fees

104.1	The Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum (or its equivalent in any other currency at such rate of exchange as the Board shall determine) and on such terms as the Company in general meeting may from time to time determine. Any sum so determined may be an aggregate sum in respect of the fees for all Directors or a sum in respect of the fees for each individual Director provided that, in the case of an aggregate sum, such sum shall, subject to any special directions of the Company in general meeting, be divided among the Directors in such proportions and in such manner as the Board may from time to time decide. Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

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105	Expenses

105.1	Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any Committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

106	Additional remuneration

106.1	If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director, he may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine.

107	Remuneration of executive Directors

107.1	The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

108	Pensions

108.1	The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director of the Company or any company which is a subsidiary company of or allied to or associated with the Company or any such subsidiary or any predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not be obliged to account for it to the Company.

POWERS AND DUTIES OF THE BOARD

109	Powers of the Board

109.1	Subject to the provisions of the Act, the Memorandum of Association of the Company and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not. No alteration of the Memorandum of Association or of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

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110	Powers of Directors being less than minimum number

110.1	If the number of Directors is less than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

111	Powers of executive Directors

111.1	The Board may from time to time:

(a)	delegate or entrust to and confer on any Director holding executive office (including the Chairman or a Deputy Chairman or a Chief Executive or a Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

112	Delegation to committees

112.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons, provided that:

(a)	where any committee constituted by the Board pursuant to this Article 112.1 consists of more than one member, not less than two members of such committee shall be Directors or alternate Directors; and

(b)	no resolution of a committee shall be effective unless one of those present when it is passed is a Director (or his alternate).

112.2	The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

113	Local management

113.1	The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or Hong Kong or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that

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respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

114	Power of attorney

114.1	The Board may by power of attorney or otherwise appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers.

115	Associate directors

115.1	The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Act or these Articles.

116	Exercise of voting power

116.1	The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

117	Provision for employees

117.1	The Board may exercise any power conferred on the Company by the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

118	Registers of members

118.1	Subject to the provisions of the Act, the Board shall keep the following registers of its members and shall enter therein the particulars specified in paragraph 118.2 of this Article:–

(a)	in the United Kingdom, the Principal Register;

(b)	in Hong Kong, a register of members resident in Hong Kong which shall be called "the Hong Kong Overseas Branch Register";

(c)	in any such countries or territories as the Board may from time to time in its sole discretion determine, a register of members resident in such country or territory, each such register being hereinafter referred to as an "Overseas Branch Register".

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118.2	The following particulars shall be entered or stored in the registers referred to in paragraph 118.1 of this Article:–

(a)	the names and addresses of the members respectively entitled and requiring to be registered in one of such registers, and a statement of the shares held by each member distinguishing each share by its number so long as the share has a number, and where the Company has more than one class of share, by its class and a statement of the amount paid or agreed to be considered as paid on the shares of each member; Provided that no member shall be entitled to be entered in more than one register at the same time in respect of the same shares;

(b)	the date at which each member was entered in the register as a member in respect of any share or shares;

(c)	the date at which each member ceased to be a member in respect of any share or shares.

118.3	Subject to section 362 and Schedule 14 of the Act, the Board may make and vary such regulations as it thinks fit respecting the keeping of any of the registers referred to in paragraph 118.1 and such registers may be closed from time to time as provided for by Article 37.

118.4	The Board may at any time serve a written notice on a member who is registered in the Hong Kong Overseas Branch Register or in any Overseas Branch Register requiring him to provide to the Board any information, supported by a declaration and by such other evidence as the Board may require, for the purpose of determining whether that member is resident in Hong Kong or in the country or territory in which an Overseas Branch Register is situated. If such information and evidence is not provided within 21 days of the date of such written notice or the information and evidence provided shows that the member is not so resident or is, in the opinion of the Board, unsatisfactory for the purpose of determining whether the member is so resident the Board may remove the shares registered in the name of that member from the Hong Kong Overseas Branch Register or, as the case may be, from the relevant Overseas Branch Register and register such shares in the name of that member on the Principal Register and shall serve a written notice of such removal and registration on the member.

119	Borrowing powers

119.1	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the provisions of the Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

120	Board meetings

120.1	Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

121	Notice of Board meetings

121.1	Board meetings shall be convened at any time by the Chairman or by two Directors or the Secretary at the request of two Directors. A Director may waive the requirement that notice be given to him of any Board meeting, either prospectively or retrospectively. It shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom or Hong Kong (or from such other country or territory as the Board may from time to

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time determine) unless he has requested the Board in writing that notices of Board meetings shall during his absence be given to him at any address in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine) notified to the Company for this purpose, but he shall not, in such event, be entitled to a longer period of notice than if he had been present in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine) at that address.

122	Quorum

122.1	The quorum necessary for the transaction of business may be determined by the Board and until otherwise so determined shall be three persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

123	Chairman of Board

123.1	The Board may appoint one of its body as Chairman to preside at every Board meeting at which he is present and no more than two other members as Deputy Chairmen, may determine the period for which he is or they are to hold office and may at any time remove him or them from office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor a Deputy Chairman is present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. In the event of two or more Deputy Chairmen being present, the Deputy Chairman to act as Chairman shall be decided by those Directors present. Any Chairman or Deputy Chairman may also hold executive office under the Company.

124	Voting

124.1	Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote.

125	Participation by telephone

125.1	Any Director or his alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or similar form of communication equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the Chairman of the meeting then is.

126	Resolution in writing

126.1	A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and present in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine), and not being less than a quorum, or by all the members of a committee of the Board and present in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be). Such a resolution:

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(a)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including by means of facsimile transmission;

(b)	need not be signed by an alternate Director if it is signed by the Director who appointed him; and

(c)	if signed by an alternate Director need not also be signed by his appointor.

127	Proceedings of committees

127.1	All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which the Board may prescribe and subject thereto shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

128	Minutes of proceedings

128.1	The Board shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers and committees made by the Board; and

(b)	of all orders, resolutions and proceedings at every meeting of the Company, of the Board and of any committee of the Board.

Any such minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting or the Secretary, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

129	Validity of proceedings

129.1	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director, alternate Director or member.

DIRECTORS' INTERESTS

130	Director may have interests

130.1	Subject to the provisions of the Act and provided that Article 131 is complied with, a Director, notwithstanding his office:

(a)	may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(b)	may hold any other office or place of profit under the Company (except that of Auditor or auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company,

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and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article;

(c)	may be a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(d)	shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

131	Disclosure of interests to Board

131.1	A Director who, to his knowledge, is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article:

(a)	a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in any contract, transaction, arrangement or proposal in which a specified person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, transaction, arrangement or proposal; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

132	Interested Director not to vote or count for quorum

132.1	Save as provided in this Article, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal whatsoever to which the Company is or is to be a party and in which he or any of his associates has a material interest otherwise than by virtue of his interest or the interests of his associate(s) in shares or debentures or other securities of or otherwise in or through the Company unless the resolution concerns any of the following matters:

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(a)	the giving to him or his associate(s) of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or any of them at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b)	the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he or his associate(s) has himself/themselves assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(c)	any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he or his associate(s) is/are or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)	any proposal concerning any other body corporate in which he (together with his associates) does not to his knowledge have an interest (as the term is used in Part VI of the Act) in five per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate;

(e)	any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of the Directors or for the benefit of persons who include Directors.

133	Director's interest in own appointment

133.1	A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

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134	Chairman's ruling conclusive on Director's interest

134.1	If any question arises at any meeting as to the materiality of a Director's interest or the interests of his associate(s) (other than the Chairman's interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the Chairman of the meeting. The Chairman's ruling in relation to the Director concerned shall be final and conclusive.

135	Directors' resolution conclusive on Chairman's interest

135.1	If any question arises at any meeting as to the materiality of the Chairman's interest or the interests of his associate(s) or as to the entitlement of the Chairman to vote or be counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive.

136	[Deleted by Special Resolution passed on 28 May 1999]

137	Definitions

137.1	For the purposes of Articles 130 to 137:

(a)	an interest of a person who is for the purposes of the Act connected (which word shall have the meaning given thereto by section 346 of the Act) with a Director shall be treated as an interest of the Director;

(b)	in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director in addition to any interest which the alternate Director otherwise has; and

(c)	an “associate” of a Director shall mean any person who is for the purposes of the Act connected (which word shall have the meaning given thereto by section 346 of the Act) with a Director and any person who is an associate of a Director within the meaning of rule 1.01 of the rules governing the listing of securities on The Hong Kong Stock Exchange.

THE SEAL

138	Application of Seal

138.1	The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. The Board may determine whether any instrument to which the Seal is affixed shall be signed and, if it is to be signed, who shall sign it. Unless otherwise so determined:

(a)	share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the Seal in respect of any debentures or other securities need not be signed and any signature may be affixed to or printed on any such certificate by any means approved by the Board; and

(b)	every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary or by two Directors.

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Every certificate or share warrant to bearer shall be issued under the Seal or in such other manner as the Board, having regard to the terms of issue, the Act and the regulations of The Hong Kong Stock Exchange and The Stock Exchange, may authorise; all references in these Articles to the Seal shall be construed accordingly.

139	Deed without sealing

139.1	A document signed by a Director and by the Secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if it were executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board authorised in that behalf. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

140	Official seal for use abroad

140.1	Subject to the provisions of the Act, the Company may have an official seal for use in any place outside the United Kingdom.

THE SECRETARY

141	The Secretary

141.1	Subject to the provisions of the Act, the Board shall appoint a Secretary or joint secretaries and shall have power to appoint one or more persons to be an assistant or deputy secretary at such remuneration and on such conditions as it thinks fit.

141.2	Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

DIVIDENDS AND OTHER PAYMENTS

142	Declaration of dividends

142.1	Subject to the provisions of the Act and of these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board. If and whenever the shares on which any such dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may be any currency).

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143	Interim dividends

143.1	Subject to the provisions of the Act, the Board may declare and pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. The Board shall declare such dividend on all shares ranking pari passu in a single currency (which may be any currency) even if such shares are denominated in different currencies. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights, unless at the time of payment any preferential dividend is in arrear. Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

144	Entitlement to dividends

144.1	Except as otherwise provided by the terms of issue of or rights attached to any shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. For this purpose the same amount shall be deemed to have been paid up on all fully paid Ordinary Shares notwithstanding that they may be denominated in different currencies. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the percentage of the nominal amount (which shall in the case of Ordinary Shares be treated as the same amount as is hereby treated as paid up on all fully paid Ordinary Shares) paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly.

145	Calls or debts may be deducted from dividends

145.1	The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company.

146	Distribution in specie

146.1	The Board may direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets of any kind, and in particular of paid up shares or securities or debentures of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates (or ignore fractions);

(b)	fix the value for distribution of such assets or any part thereof and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the persons entitled to the dividend.

147	Dividends not to bear interest

147.1	Unless otherwise provided by the rights attached to the share, no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

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148	Method of payment

148.1	The Company may pay any dividend, interest or other sum payable in respect of a share by cheque, dividend warrant, or money order and may send the same by post to the registered address (or in the case of a Depositary, subject to the approval of the Board, such persons and addresses) of the member or person entitled to it or, if two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register or to such person and to such address as such member or person or persons may direct in writing. Every cheque, warrant or order is sent at the risk of the person entitled to the money represented by it, shall be crossed in accordance with the Cheques Act 1992 or in such other manner as the Board may from time to time approve and shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant or order shall be a good discharge to the Company. If any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, on request of the person entitled thereto a replacement cheque or warrant or order may be issued subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit. Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other moneys payable in respect of such share. Any such dividend, interest or other sum may also be paid by any other method (including direct debit or autopay or bank transfer) as the Board considers appropriate.

148.2	The Board may at its discretion make provisions to enable a Depositary and/or any other member as they shall from time to time determine to receive dividends duly declared in such currency or currencies and at such rate or rates of exchange and on such terms and conditions as the Board may in its absolute discretion determine.

149	Uncashed dividends

149.1	If cheques, warrants or orders for dividends or other moneys payable in respect of a share sent by the Company to the person entitled thereto are returned to the Company or left uncashed on two consecutive occasions, the Company shall not be obliged to send any dividends or other moneys payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

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150	Unclaimed dividends

150.1	All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having become due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

151	Payment of scrip dividends

151.1	The Board may, with the prior authority of an ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of Ordinary Shares the right to elect to receive in accordance with the provisions of this Article Ordinary Shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods;

(b)	the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend in the currency in which such dividend was declared or as converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on The Stock Exchange, as derived from the Daily Official List, for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable and the cash amount of the relevant dividend in a particular currency shall be converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)	no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for the application of any residual dividend entitlement remaining following the calculation of the entitlement of a holder of Ordinary Shares to new Ordinary Shares pursuant to Article 151.1(b) including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which such entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such member of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to members in respect of such entitlements;

(d)	the Board shall, after determining the basis of allotment, notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective;

(e)	the Board may exclude from any offer any holders of Ordinary Shares or any Ordinary Shares held by a Depositary where the Board considers that the making of the offer to

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them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(f)	the Board may determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder thereof;

(g)	the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been duly made ("the elected Ordinary Shares") and instead additional Ordinary Shares shall be allotted, credited as fully paid, to the holders of the elected Ordinary Shares on the basis of their entitlement pursuant to paragraph (b) of this Article 151.1. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount or amounts of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis. A Board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with Article 153 and in relation to any such capitalisation the Board may exercise all the powers conferred on them by Article 153 without need of such ordinary resolution;

(h)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(i)	the Board may terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time.

152	Reserves

152.1	The Board may, before recommending any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the Board, for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute.

153	Capitalisation of reserves

153.1	The Board may, with the authority of an ordinary resolution of the Company:

(a)	subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are

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available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of share premium account or capital redemption reserve or other undistributable reserve;

(b)	appropriate the sum resolved to be capitalised to the holders of Ordinary Shares (whether or not fully paid) in proportion to the number of such shares held by them respectively and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as they may direct, in those proportions, or partly in one way and partly in the other, provided that the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to holders of Ordinary Shares credited as fully paid and provided further that the sum appropriated as hereinbefore mentioned need not be in the same currency as the securities which it is to be used to pay up but in that event and for the purpose of determining the extent to which such securities are paid up by such sum the Board shall select such rate of exchange as it shall consider appropriate;

(c)	resolve that any shares so allotted to any holder of Ordinary Shares in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)	make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the Company rather than to the holders of Ordinary Shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

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(e)	authorise any person to enter on behalf of all the holders of Ordinary Shares concerned into an agreement with the Company providing for either (i) the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation or (ii) the payment up by the Company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares (any agreement made under such authority being effective and binding on all such holders); and

(f)	generally do all acts and things required to give effect to such resolution.

153.2	Whenever the Ordinary Shares are denominated in different currencies and the Board is given authority under Article 153.1 to make an allotment of new Ordinary Shares credited as fully paid the holders of Ordinary Shares shall unless in respect of all or any of such Shares the Board otherwise resolves receive by virtue of such allotment Ordinary Shares (credited as fully paid) denominated in the same currency as the Ordinary Shares in right of which they are allotted. If the Board resolves otherwise in respect of any Ordinary Shares it may determine either that the holders of such Shares should receive, or that the holders of such Shares should have the right to elect to receive, Ordinary Shares denominated in some currency other than that in which their Shares are denominated and so that the Board may if it thinks fit exercise its powers under this Article differently in relation to different Ordinary Shares. The rights attached to an Ordinary Share shall not be deemed to be varied or abrogated by reason only that any Ordinary Share offered or allotted to the holder thereof in pursuance of this Article is denominated in a different currency from or the same currency as any other Ordinary Share allotted to any other holder of Ordinary Shares on the same occasion or is denominated in the same or a different currency from the Ordinary Share in right of which it is allotted.

154	Record dates

154.1	Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by Resolution specify any date (the "record date") as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time before or after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. Different dates may be fixed as record dates in respect of shares registered on different Registers.

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ACCOUNTS

155	Accounting records

155.1	The Board shall cause accounting records to be kept in accordance with the Act.

156	Inspection of records

156.1	No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company.

157	Accounts to be sent to members

157.1	Except as provided in Article 158, a printed copy of the Directors' and Auditors' reports accompanied by printed copies of the balance sheet and every document required by the Act to be annexed to the balance sheet and of the profit and loss account or income and expenditure account (subject to the provisions of Section 230 of the Act) shall, not less than 21 clear days before the annual general meeting before which they are to be laid, be delivered or sent by post to every member and holder of debentures of the Company and to the Auditors. However, this Article shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

158	Summary financial statements

158.1	The Company may, in accordance with section 251 of the Act and any regulations made under it, send a summary financial statement to any member instead of or in addition to the documents referred to in Article 157. Where it does so, the statement shall be delivered or sent by post to the member not less than 21 clear days before the annual general meeting before which those documents are to be laid.

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NOTICES

159	Form of Notices

159.1	Notwithstanding anything to the contrary in these Articles, any notice or document to be given, sent, issued, deposited, served or delivered (or the equivalent) to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing and, if the Board in its absolute discretion considers appropriate for any purpose or purposes under these Articles, any such notice or document shall be deemed given, sent, issued, deposited, served or delivered (or the equivalent) where it is sent using electronic communications to an address for the time being notified for that purpose to the person giving the notice, but subject always to the provisions of Article 162. In the case of notices or other documents sent by means of electronic communication the Board may make this subject to such terms and conditions as it shall in its absolute discretion consider appropriate. Nothing in these Articles shall affect any requirement of the Act that any particular offer, notice or other document be served in any particular manner.

159.2	For the purposes of Article 159.1, notices or documents shall be treated as being sent using electronic communications by the Company to a person where (i) the Company and that person have agreed to his having access to the notice or document on a web site (instead of such notice or document being sent to him) (ii) the notice or document (as the case may be) is a notice or document to which that agreement applies and (iii) a notice is sent to the person, in a manner for the time being agreed for that purpose between him and the Company, of (a) the publication of that notice or document on the web site (b) the address of the web site and (c) the place on that web site where the notice or document may be accessed, and how it may be accessed, and in any such case the notification referred to above shall be treated as the relevant notice for the purposes of these Articles.

160	Service of notice on members

160.1	The Company may give any notice or document (including a share certificate) to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or, in the circumstances referred to in Article 159, by sending it using electronic communications to an address for the time being notified to the Company by the member. In the case of a member registered on the Principal Register or the Hong Kong Overseas Branch Register or an Overseas Branch Register any such notice or document may be posted either in the United Kingdom or in any territory in which any such Register is maintained.

160.2	In the case of joint holders of a share, all notices or documents shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

160.3	Where a member (or, in the case of joint holders, the person first named in the Register) has a registered address outside Hong Kong or the United Kingdom but has notified the Company of an address within Hong Kong or the United Kingdom at which notices or other documents may be given to him or, if the Board in its absolute discretion permits, an address to which notices or documents may be sent using electronic communications, he shall be entitled to have notices or documents given or sent to him at that address but otherwise no such member shall be entitled to receive any notice or document from the Company. If on at least two consecutive occasions the Company has attempted to send notices or documents using electronic communications to an address for the time being notified to the Company by a member for that purpose but the Company is aware that there has been a failure of delivery of such notice or document in the manner described in Article 162.3, then the Company shall thereafter send notices or documents through the post to such member at his registered address or his address for the service of notices by post, in which case the provisions of the remainder of this Article shall apply. If on three

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consecutive occasions notices or documents have been sent through the post to any member at his registered address or his address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices or documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address or address within Hong Kong or the United Kingdom for the service of notices or, if the Board in its absolute discretion permits, an address to which notices may be sent using electronic communications.

161	Notice in case of death, bankruptcy or mental disorder

161.1	The Company may give notice to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at the address (if any) within Hong Kong or the United Kingdom or to which notices may be sent using electronic communications supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

162	Evidence of service

162.1	Any member present, in person or by proxy, at any meeting of the Company or of the holders of any class of shares of the Company shall be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

162.2	Any notice or other document, addressed to a member at his registered address or address for service in Hong Kong or the United Kingdom shall, if sent by post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second-class mail is employed, on the second day after the day when it was put in the post). In proving such service or delivery it shall be conclusive to prove that the envelope containing the notice or document was properly addressed and put into the post as a prepaid letter. Any notice or other document not sent by post but delivered or left at a registered address or address for service in Hong Kong or the United Kingdom shall be deemed to have been served or delivered on the day on which it was so delivered or left.

162.3	Any notice or other document addressed to a member shall, if sent using electronic communications, be deemed to have been served or delivered at the expiration of 24 hours after the time it was first sent. In proving such service or delivery it shall be conclusive to prove that the address used for the electronic communication was the address supplied for that purpose and the electronic communication was properly dispatched, unless the Company is aware that there has been a failure of delivery of such notice or document following at least 2 attempts in which case such notice or document shall be sent to the member at his registered address or address for service in Hong Kong or the United Kingdom provided that the date of deemed service or delivery shall be 24 hours from the dispatch of the original electronic communication in accordance with this Article.

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163	Notice binding on transferees

163.1	Every person who, by operation of law, transfer or by any other means becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice given by the Company under Section 212 of the Act) which, before his name is entered in the Register, has been duly given to a person from whom he derives his title.

164	Notice by advertisement

164.1	Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement appearing in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong and in at least one leading daily newspaper published in the United Kingdom. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

164.2	The production in any court or tribunal of any such newspaper containing any such advertisement shall be sufficient proof of the giving of any such notice as regards all persons and for all purposes.

165	Suspension of postal services

165.1	If at any time by reason of the suspension or curtailment of postal services within Hong Kong or the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in accordance with Article 164.1. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the advertisement first appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout Hong Kong and the United Kingdom again becomes practicable.

WINDING UP

166	Division of assets

166.1	If the Company is wound up, the assets available for distribution among the holders of Ordinary Shares shall be distributed among such holders in proportion to the number of Ordinary Shares held by them respectively notwithstanding that such Ordinary Shares may be denominated in different currencies. The distribution of any amount under this Article to the holder of any Ordinary Share which at the date of such distribution is not fully paid up shall be adjusted so as to ensure that the holder gives credit against such distribution for the amount remaining unpaid on his share.

166.2	If the Company is wound up the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. Any such division may be otherwise than in accordance with the existing rights of the members, but if any division is resolved otherwise than in accordance with such rights, the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 110 of the Insolvency Act 1986. The liquidator may, with the like sanction, vest the whole or any part of the whole of the assets in trustees on such trusts for the benefit of the members as he with the like sanction shall determine, but no member shall be compelled to accept any assets on which there is a liability.

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167	Transfer or sale under s.110 Insolvency Act 1986

167.1	A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 110 of the Insolvency Act 1986 may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the members otherwise than in accordance with their existing rights, and any such determination shall be binding on all the members, subject to the right of dissent and consequential rights conferred by the said section.

INDEMNITY

168	Right to indemnity

168.1	Subject to the provisions of the Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office, provided that this Article 168.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 168.1, or any element of it, to be treated as void under the Act.

169	Power to insure

169.1	Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer or employee. The Board may authorise directors of subsidiaries of the Company to purchase and maintain insurance at the expense of the Company for the benefit of any present or former director, other officer or employee of such company in respect of such liability, loss or expenditure.

UNCERTIFICATED SHARES

170	Uncertificated shares

170.1	Notwithstanding anything in these Articles to the contrary, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with in uncertificated form and converted from uncertificated form to certificated form in accordance with the Regulations and practices instituted by the operator of the relevant system. Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with:

(a)	the holding of shares in uncertificated form;

(b)	the transfer of title to shares by means of a relevant system; or

(c)	any provision of the Regulations.

170.2	Without prejudice to the generality and effectiveness of the foregoing:

(a)	Articles 12, 13 and 34 and the second and third sentence of Article 36 shall not apply to uncertificated shares and the remainder of Article 36 shall apply in relation to such shares as if the reference therein to the date on which the transfer was lodged with the Company were a reference to the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system;

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(b)	without prejudice to Article 35 in relation to uncertificated shares, the Board may also refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system;

(c)	references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document which shall not be appropriate in the case of uncertificated shares shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system and any relevant arrangements or regulations which the Board may make from time to time pursuant to Article 170.2(k) below;

(d)	for the purposes referred to in Article 42, a person entitled by transmission to a share in uncertificated form who elects to have some other person registered shall either:

(i)	procure that instructions are given by means of the relevant system to effect transfer of such uncertificated share to that person; or

(ii)	change the uncertificated share to certificated form and execute an instrument of transfer of that certificated share to that person;

(e)	the Company shall enter on the Principal Register the number of shares which are held by each member in uncertificated form and in certificated form and shall maintain the Principal Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of the same holder or joint holders in certificated form and uncertificated form may be treated by the Company as separate holdings for such purpose or purposes as the Board may in its absolute discretion determine;

(f)	a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares;

(g)	references in Article 44 to instruments of transfer shall include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares;

(h)	for the purposes referred to in Article 46, the Board may in respect of uncertificated shares authorise some person to transfer and/or require the holder to transfer the relevant shares in accordance with the facilities and requirements of the relevant system;

(i)	for the purposes of Article 148.1, any payment in the case of uncertificated shares may be made by means of the relevant system (subject always to the facilities and requirements of the relevant system) and without prejudice to the generality of the foregoing such payment may be made by the sending by the Company or any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the holder or joint holders of such shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct and for the purposes of Article 148.1 the making of a payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company;

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(j)	subject to the Act, the Board may issue shares as certificated shares or as uncertificated shares in its absolute discretion and Articles 6, 151 and 153 shall be construed accordingly;

(k)	the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of this Article 170 and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article 170;

(l)	the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Act or these Articles or otherwise in effecting any actions; and

(m)	the Board may resolve that a class of shares is to become a participating security and may at any time determine that a class of shares shall cease to be a participating security.

170.3	Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Act or the rules made and practices instituted by the operator of any relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any shares which are held in uncertificated form, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the operator of the relevant system) shall include the right to:

(a)	request or require the deletion of any computer-based entries in the relevant system relating to the holding of such shares in uncertificated form; and/or

(b)	require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his holding of such uncertificated shares into certificated form within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of a relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or

(c)	appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or

(d)	transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Principal Register in respect of that share as a transferred share; and/or

(e)	otherwise rectify or change the Principal Register in respect of that share in such manner as may be appropriate; and

	(f)	take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him.

170.4	For the purposes of this Article 170:

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(a)	words and expressions shall have the same respective meanings as in the Regulations;

(b)	references herein to an uncertificated share or to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security, and references to a certificated share or to a share being in certificated form are references to that share being a unit of a security which is not an uncertificated unit; and

(c)	"cash memorandum account" means an account so designated by the operator of the relevant system.